                                                                 EXHIBIT 10.98













                       LIMITED LIABILITY COMPANY AGREEMENT





                                       OF





                        AL U.S. DEVELOPMENT VENTURE, LLC





                      a Delaware limited liability company





                                December 23, 2002

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
ARTICLE I -           GENERAL PROVISIONS..........................................................................1
     Section 1.1           Organization...........................................................................1
     Section 1.2           Business of the Company................................................................1
     Section 1.3           Principal Place of Business............................................................1
     Section 1.4           Qualification in Other Jurisdictions...................................................2
     Section 1.5           Term...................................................................................2

ARTICLE II -          DEFINITIONS.................................................................................2
     Section 2.1           Definitions............................................................................2

ARTICLE III -         CAPITAL CONTRIBUTIONS......................................................................18
     Section 3.1           Initial and Mandatory Contributions of Members........................................18
     Section 3.2           Contributions for Project Costs.......................................................20
     Section 3.3           Additional Contributions of Capital...................................................22
     Section 3.4           Form of Contributions.................................................................23
     Section 3.5           No Right to Interest or Return of Capital.............................................23
     Section 3.6           No Third Party Rights.................................................................23
     Section 3.7           Limitations...........................................................................23
     Section 3.8           Financing.............................................................................24
     Section 3.9           Failure to Contribute Capital.........................................................25
     Section 3.10          Loss of Voting Power and Control by Defaulting Member.................................28
     Section 3.11          Third Party Loans.....................................................................28
     Section 3.12          Voluntary Loans.......................................................................28
     Section 3.13          AEW Member's Right to Audit Development Costs.........................................29
     Section 3.14          Repayment of Subdebt..................................................................29
     Section 3.15          AEW Member Contribution Cap...........................................................29

ARTICLE IV -          CAPITAL ACCOUNTS, ALLOCATIONS  OF INCOME AND LOSS..........................................30
     Section 4.1           Capital Accounts......................................................................30
     Section 4.2           Allocation of Net Profits.............................................................30
     Section 4.3           Allocations of Net Losses.............................................................30
     Section 4.4           Allocations If Insufficient Net Profits or Net Losses.................................31
     Section 4.5           Loss Limitation.......................................................................31
     Section 4.6           Minimum Gain Chargebacks and Nonrecourse Deductions...................................31
     Section 4.7           Qualified Income Offset...............................................................32
     Section 4.8           Tax Allocation:  Code Section 704(c)..................................................32
     Section 4.9           Distributions of Nonrecourse Liability Proceeds.......................................32
     Section 4.10          Intentionally Omitted.................................................................32
     Section 4.11          Other Allocation Provisions...........................................................33
     Section 4.12          No Deficit Restoration to Members.....................................................33
     Section 4.13          Timing of Allocations.................................................................33

ARTICLE V -           DISTRIBUTIONS..............................................................................33
     Section 5.1           General Provisions....................................................................33
     Section 5.2           Distributions of Distributable Cash...................................................33
     Section 5.3           Distributions From Capital Transactions...............................................34
     Section 5.4           Distributions Upon Liquidations.......................................................36

ARTICLE VI -          POWERS AND DUTIES..........................................................................36
     Section 6.1           General Responsibilities of Manager...................................................36
     Section 6.2           Budgets and Business Plans............................................................36
     Section 6.3           Implementation of Annual Business Plan................................................38
     Section 6.4           Authority of Manager..................................................................39
     Section 6.5           Approval Rights of the AEW Member.....................................................40
     Section 6.6           Other Business Activities of the Members..............................................40
     Section 6.7           Limitation of Liability...............................................................42
     Section 6.8           Policy Compliance Administrator.......................................................42
     Section 6.9           Prime Contacts at Sunrise.............................................................43
     Section 6.10          Obligations with Respect to SALI, SDI and Operator....................................43

ARTICLE VII -         LIABILITIES OF MEMBERS.....................................................................45
     Section 7.1           General...............................................................................45

ARTICLE VIII -        TRANSFER OF COMPANY INTEREST...............................................................45
     Section 8.1           Transfer by the Members...............................................................45
     Section 8.2           Change in Control of the Sunrise Member...............................................47
     Section 8.3           Members...............................................................................50
     Section 8.4           Buy/Sell..............................................................................50
     Section 8.5           Effect Upon Transferees...............................................................53
     Section 8.6           Casualty and Condemnation.............................................................54
     Section 8.7           Third Party Sales.....................................................................55

ARTICLE IX -          MEMBER OBLIGATIONS FOR REPORTING, RECORDS AND ACCOUNTING MATTERS...........................58
     Section 9.1           Fiscal Year...........................................................................58
     Section 9.2           Bank Accounts.........................................................................58
     Section 9.3           Maintenance of Records................................................................58
     Section 9.4           Certain Records.......................................................................60
     Section 9.5           Required Reports......................................................................60
     Section 9.6           Other Disclosures.....................................................................62
     Section 9.7           Tax Matters Partner...................................................................62
     Section 9.8           Taxation as a Partnership.............................................................62
     Section 9.9           Costs Payable From the Cash Management System.........................................62
     Section 9.10          Meetings with Regional Directors......................................................62

ARTICLE X -           DISSOLUTION................................................................................63
     Section 10.1          Dissolution...........................................................................63

ARTICLE XI -          EVENTS OF DEFAULT..........................................................................63


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
     Section 11.1          Events of Default.....................................................................63
     Section 11.2          Special Remedies on Default by the Sunrise Member.....................................64
     Section 11.3          Special Remedies on Default by the AEW Member.........................................65

ARTICLE XII -         MISCELLANEOUS..............................................................................65
     Section 12.1          Notices...............................................................................65
     Section 12.2          Amendments............................................................................67
     Section 12.3          Arbitration...........................................................................67
     Section 12.4          Interpretation........................................................................69
     Section 12.5          Counterparts..........................................................................69
     Section 12.6          No Partition..........................................................................69
     Section 12.7          Attorney's Fees.......................................................................69
     Section 12.8          Severability..........................................................................69
     Section 12.9          Binding on Successors.................................................................69
     Section 12.10         Confidentiality.......................................................................70
     Section 12.11         Additional Representation, Warranties, Covenants and Agreements of Each Member........70
     Section 12.12         Brokerage Commissions.................................................................70
     Section 12.13         Time is of the Essence................................................................70
     Section 12.14         Avoidance of Unrelated Business Income Tax............................................70
     Section 12.15         Required Exculpatory Provisions.......................................................71
     Section 12.16         Compliance with Applicable Policies...................................................71
     Section 12.17         Fair Political Practices Laws.........................................................71
     Section 12.18         Notice of Proceedings.................................................................72
     Section 12.19         Disabled Veterans Businesses Enterprises/Responsible Contracting Program..............72
     Section 12.20         No Affiliate Benefits.................................................................72
     Section 12.21         Required Disclosure of Gifts..........................................................72
     Section 12.22         Appraisal.............................................................................73
     Section 12.23         Extension of Investment Period........................................................73

                       LIMITED LIABILITY COMPANY AGREEMENT

                      OF AL U.S. DEVELOPMENT VENTURE, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

     This Limited Liability Company Agreement (this "Agreement") is made as of the 23rd day of December, 2002, by and between SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia corporation with a principal place of business at the address set forth in Exhibit A (the "Sunrise Member"), and AEW SENIOR HOUSING COMPANY, LLC, a Delaware limited liability company, with a principal place of business at the address set forth in Exhibit A (the "AEW Member"). The Sunrise Member and the AEW Member, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a "Member" and collectively, the "Members."

                                    RECITALS

     A. AL U.S. DEVELOPMENT VENTURES, LLC (the "Company" or the "LLC") has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. c. Sec. 18-101, ET SEQ. (as amended from time to time, the "ACT").

     B. The Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

                         ARTICLE I - GENERAL PROVISIONS

     Section 1.1. Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation states that the registered agent and registered office of the Company in Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Certificate of Formation, as amended by the Members from time to time, is referred to herein as the "LLC certificate."

     Section 1.2. Business of the Company. The business of the Company shall be to invest in, own, improve, develop, sell and otherwise deal with Senior Housing Facilities (hereinafter defined), directly or through Subsidiaries (hereinafter defined). In connection with the foregoing, it is contemplated that the assets of the Company shall be primarily invested in the Properties and such other Properties, as may be acquired by the Company, directly or through Subsidiaries. The Company, directly or through Subsidiaries, shall, from time to time, acquire personal property or interests therein, obtain licenses and certifications, and improve, finance and refinance the Properties for the benefit of the Company and engage in any and all activities necessary, appropriate or useful in furtherance of any of the foregoing.

     Section 1.3. Principal Place of Business. The principal office and place of business of the Company shall initially be c/o Sunrise Assisted Living, Inc., 7902 Westpark Drive, McLean,

Virginia 22102. The Manager (hereinafter defined) may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

     Section 1.4. Qualification in Other Jurisdictions. The Manager shall cause the Company to be qualified or registered under applicable laws of the State of Delaware and every jurisdiction in which the Company transacts business, and the Manager shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

     Section 1.5. Term. The term of the Company commenced as of the date of the filing of the Certificate of Formation in the office of the Delaware Secretary of State and shall continue until December 31, 2037, unless earlier dissolved pursuant to the provisions of this Agreement.

                            ARTICLE II - DEFINITIONS

     Section 2.1. Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms except where the context requires otherwise.

     "Accountants" shall mean Ernst & Young LLP or such other firm of independent certified public accountants approved by the Members and engaged from time to time by the Company for purposes of reviewing or auditing the Company's financial statements or other information with respect to each Property and performing such other duties as are imposed on the accountants by this Agreement.

     "Acquire" means to purchase any direct or indirect interest (whether in fee simple title or by lease, license or other agreement) in any Senior Housing Facility.

     "Act" shall have the meaning set forth in the introductory statement.

     "Additional Capital" shall have the meaning set forth in Section 3.3.

     "Additional Capital Requested Amount" shall have the meaning set forth in
Section 3.3.

     "Adjusted Capital Account" shall have the meaning set forth in Section 4.5 hereof.

     "AEW First Tier Distribution Percentage" shall mean, as of any applicable date of determination, any time in question, one hundred percent (100%) minus the then applicable Sunrise First Tier Distribution Percentage.

     "AEW Indemnitees" shall have the meaning set forth in Paragraph 3.2 of
SCHEDULE 12.11 hereof.

     "AEW Member" means AEW Senior Housing Company, LLC, a Delaware limited liability company, or any permitted successor or assign.

     "AEW Member Capital Contribution Cap" shall mean the maximum amount of Capital Required to be contributed by the AEW Member pursuant to Section 3.1 and
Section 3.2 hereof, which amount shall equal $40,738,500.

     "AEW Member's Basic Equity Contribution" shall have the meaning set forth in Section 3.1.1(a).

     "AEW Member's Closing Cost Contribution" shall have the meaning set forth in Section 3.1.2(a).

     "AEW Member's Initial Capital Contribution" shall mean the sum of the AEW Member's Basic Equity Contribution and the AEW Member's Closing Cost Contribution.

     "AEW Second Tier Distribution Percentage" shall mean one hundred percent (100%) less the then applicable Sunrise Second Tier Distribution Percentage.

     "AEW Third Tier Distribution Percentage" shall mean one hundred percent (100%) less the then applicable Sunrise Third Tier Distribution Percentage.

     "AL One" shall mean AL One Investments, LLC, a Delaware limited liability company formed pursuant to the AL One Venture Agreement.

     "AL One Venture Agreement" shall mean that certain Limited Liability Company Agreement of AL One Investments, LLC by and between the AEW Member and the Sunrise Member dated as of June 29, 2001, as amended by First Amendment dated June 26, 2002 and Second Amendment dated August 5, 2002.

     "Annual Business Plan" shall have the meaning set forth in Section 6.2.

     "Appraised Fair Market Value" shall have the meaning set forth in Section 8.2.

     "Approvals" shall mean governmental certificates, licenses, permits and approvals issued with respect to the development, construction, ownership, use, occupancy, operation and maintenance of the Properties as Senior Housing Facilities. For purposes of this Agreement, an Approval shall be deemed to have been "obtained" only if all applicable appeal periods with respect thereto have lapsed without the filing of any appeal, or any appeals that have been filed with respect thereto have been finally adjudicated in favor of the issuance of the Approval.

     "Approved Budgets" shall mean, as the case may be, each or any of the Annual Budget approved by the Members, including any Annual Business Plan so approved, and including, without limitation, the Annual Business Plan for the remainder of the calendar year in which this Agreement is executed.

     "Arbitration Proceeding" is defined in Section 12.3.

     "Authorized Financing" shall mean any financing by the Company, including, without limitation, the GMACCM Loans, to the extent such financing has specifically been approved as hereby required.

     "Bankruptcy" means, with reference to any Member:

          (a) the entry of an order to relief (or similar court order) against such Member which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code (or successors to such Chapters and Title) to proceed;

          (b) the commencement of a federal state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Member;

          (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceedings against such Member if such proceeding is not dismissed within 120 days after the commencement thereof;

          (d) the entry of a court decree or court order which remains unstayed and in effect for a period of 120 consecutive days:

               (i) adjudging such Member insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

               (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Member or of all, or of a substantial part, of such Member's properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

               (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of such Member, or of all, or of a substantial part, of such Member's properties; or

               (iv) ordering the winding up, dissolution or liquidation of the affairs of such Member;

          (e) the Consent by such Member to the institution against it of any proceeding of the type described in subsection (a), (b), (c) and (d);

          (f) the Consent by such Member to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Member, or of all, or of a substantial part, of its properties;

          (g) the making by such Member of an assignment for the benefit of creditors; or

          (h) the admission in writing by such Member of its inability to pay its debts generally as they come due.

     "Business Day" means any day excluding a Saturday, Sunday, any other day during which there is no scheduled trading on the New York Stock Exchange and all other days on which the offices of the State of California, the Commonwealth of Massachusetts or the Commonwealth of Virginia are not open for business.

     "Buy Price" shall have the meaning set forth in Section 8.4.2.

     "Buy/Sell Deposit" shall have the meaning set forth in Section 8.4.3.

     "Buy/Sell Election Date" shall have the meaning set forth in Section 8.4.2.

     "Buy/Sell Offering Notice" shall have the meaning set forth in Section
8.4.1.

     "Buy/Sell Pool" shall mean one or more Properties designated by the Buy/Sell Initiating Member with respect to any Buy/Sell Offering Notice under
Section 8.4.1 hereof.

     "CalPERS" means the State of California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California with offices at 400 P Street, Sacramento, California 95812, which is a Member of the AEW Member.

     "CalPERS Master Insurance Program" shall mean an insurance program procured through CalPERS meeting the requirements of Section B of EXHIBIT E attached hereto.

     "CalPERS/Seaport Venture Agreement" shall mean that certain Operating Agreement of AEW Senior Housing Company, LLC, by and between CalPERS and Seaport, dated December 19, 2000, as same may be amended from time to time.

     "Capital Account" shall have the meaning set forth in Section 4.1.

     "Capital Expense" shall mean any cost or expense treated as a capital cost or expense under GAAP.

     "Capital Proceeds" means, with respect to either the Company or any Subsidiary, the Gross Receipts of such entity in connection with or resulting from a Capital Transaction (and, if in connection with the liquidation of the Company, any other property available for distribution) following deduction of the following, to the extent paid out of such proceeds: (i) all expenses incurred in connection with the transaction giving rise to such proceeds or paid out of such proceeds, (ii) any amounts set aside for the establishment or replenishment of Reserves and (iii) payment of any indebtedness with the proceeds of such Capital Transaction. Any Reserves set aside pursuant to clause
(ii) above remaining after the payment of sums necessary to satisfy the purpose for which such Reserves were created subsequently released from such Reserves shall be deemed Capital Proceeds.

     "Capital Transaction" means the sale, financing, refinancing, total or partial destruction, condemnation or other recapitalization or disposition of any Property or any other substantial asset of the Company.

     "Cash Management System" shall have the meaning set forth in Section 9.2(a)(ii).

     "Casualty" is defined in Section 8.6(a).

     "Closing Date" shall have the meaning set forth in Section 8.4.4.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" see introductory statement.

     "Company Capital" means an amount equal to the sum of all of the Members' Modified Capital Account balances determined immediately prior to the allocation to the Members pursuant to Sections 4.2(b) or 4.3(a) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then to be allocated to the Members pursuant to Section 4.2(b) or decreased by the aggregate amount of Net Losses then to be allocated to the Members pursuant to Section 4.3(a).

     "Company Minimum Gain" has the meaning set forth in Section 4.6(a) hereof.

     "Construction Loan" shall mean a mortgage loan approved by the Members obtained for purposes of financing construction and lease up expenses in connection with a Property.

     "Contributions" means for each Member, at any point in time, the aggregate amount of cash capital contributions made by the Member pursuant to Article III, the aggregate net fair market value of any non-cash capital contributions made by the Member to the Company pursuant to Article III, the amount of any outstanding debt of the Company to the Member which is converted to equity in the Company by the Member pursuant to Article III, and the revaluation of a continuing Member's interest in the Company pursuant to Article III as of the date hereof. Contributions shall not include any Default Loans made by a Member under Section 3.9.

     "Current Cash Yield" shall have the meaning set forth in Section 3.1.4(a).

     "Damaged Property" is defined in Section 8.6(c).

     "Default Amount" shall have the meaning set forth in Section 3.9.

     "Default Loan" shall have the meaning set forth in Section 3.9.

     "Default Rate" shall mean a rate of interest equal to the greater of (i) the Prime Rate plus four percent (4%) per annum or (ii) fourteen percent (14%) per annum; provided, however, that the Default Rate shall not exceed the highest rate of interest permitted by law.

     "Defaulting Member" shall have the meaning set forth in Section 3.9.

     "Defaulting Member's Discounted Membership Value" shall have the meaning set forth in Section 3.9.

     "Defaulting Purchaser" shall have the meaning set forth in Section 8.4.5.

     "Development Budget" shall have the meaning given in Section 6.2(a) hereof.

     "Development Costs" shall mean all Direct Costs and Indirect Costs incurred with respect to any Property.

     "Direct Costs" shall mean out of pocket costs incurred for the acquisition, development and construction of any Property.

     "Distributable Cash" means, with respect to either the Company or any Subsidiary, for any period:

     (a) the sum of the Gross Receipts of such entity during such period of any kind and description but excluding (x) Gross Receipts of such entity received in connection with a Capital Transaction and (y) Contributions, less

     (b) the sum of all cash expenditures of or Reserves made or established by or for the benefit of such entity during such period, but excluding
          (x) cash expenditures paid from Gross Receipts received in connection with a Capital Transaction or included in the calculation of Capital Proceeds, (y) cash expenditures paid from Contributions and (z) cash expenditures for Capital Expenses.

Distributable Cash shall be calculated to avoid double counting of payments to and from Reserves. In no event shall any deduction be made for non-cash expenses such as depreciation, amortization or the like.

     "Documents" shall mean this Agreement and all Exhibits hereto, and each other agreement, certificate or instrument delivered pursuant to this Agreement.

     "Electing Member" is defined in Section 8.6(b).

     "Entity" means any general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative or association or other comparable business entity.

     "Existing Sunrise Non-Compete Area Projects" shall mean the Senior Housing Facilities listed in K attached hereto and incorporated herein by this reference.

     "Facilities" shall mean the Properties.

     "Facility Agreements" shall mean all contracts, leases, agreements, commitments and other arrangements, and any amendments or modifications thereto, used or useful in the operation of the Facilities in force and effect as of the date hereof, including, but not limited to, architectural and engineering agreements and construction contracts.

     "Facility Development Agreement" shall mean an agreement between SDI and a Subsidiary for the provision of development services for a Property.

     "Facility Expense" shall have the meaning set forth in the Facility Management Agreements.

     "Facility Management Agreement" shall mean an agreement between the Operator and a Subsidiary for the provision of management services for a Property.

     "Fair Market Value" means as to any Property, the value of such Property determined pursuant to CalPERS's Statement of Equity Real Estate Appraisal and Evaluation Policy, a copy of which is attached hereto as Exhibit Q and incorporated herein by this reference.

     "FF&E": The furniture, fixtures and equipment owned by the Company or any of its Subsidiaries and located at the Facilities, which are used or maintained in connection with the operation of the Facilities.

     "First Tier Return" shall mean, for any Member, for any fiscal year (or applicable portion thereof), a nominal annual return equal to thirteen percent (13%), compounded monthly, on such Member's Unreturned Contributions outstanding during such year (or applicable portion thereof). For purposes of computing the First Tier Return, all Contributions shall be deemed to be made on the last day of the month in which they were actually made, and all distributions shall be deemed to have been received on the last day of the month in which they were actually received.

     "Fiscal Year" means (i) the period commencing on the effective date of this Agreement and ending on December 31, 2002, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31 or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Net Profits, Net Losses, and other items of Company income, gain, loss or deduction pursuant to Section 4 hereof.

     "Funding Notice" means a written notice from either Member to the other Member, substantially in the form attached as Exhibit C, requesting each Member to fund or make Contributions pursuant to Article III.

     "GMACCM Loans" shall mean the mortgage loans encumbering the Properties more particularly described on Exhibit R attached hereto.

     "Government Requirements" shall have the meaning set forth in Section 10.1.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the initial Gross Asset Value of any asset contributed to the Company shall be adjusted to equal its gross fair market value (determined by the Members) at the time of its contribution and (ii) the Gross Asset Values of all assets held by the Company shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an election by the Company to revalue its property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) in connection with the acquisition of an interest in the Company or the redemption of an interest in the Company. The Gross Asset Value of any asset whose Gross Asset Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

     "Gross Receipts" means, with respect to either the Company or any Subsidiary, all cash receipts of such entity, including distributions received by the Company from any Subsidiary from any source whatsoever, but calculated to avoid any double-counting of payments to or from the Company and any Subsidiary or payments to and from Reserves.

     "Gross Revenues" shall have the meaning set forth in the Facility Management Agreements.

     "Grosse Pointe Project" shall mean the Senior Housing Facility proposed to be developed at 21210 Mack Avenue, Grosse Pointe, Michigan.

     "Indemnified Party" shall have the meaning given in Paragraph 3.3(a) of
Schedule 12.11 hereof.

     "Indemnifying Party" shall have the meaning given in Paragraph 3.3(a) of
Schedule 12.11 hereof.

     "Indirect Costs" shall mean such land pursuit costs incurred by the Sunrise Member in connection with the acquisition of any Property, as may be reasonably agreed upon by the AEW Member and the Sunrise Member, together with interest actually paid by the Sunrise Member on Direct Costs relating to such Property or the imputed carrying cost with respect to such Direct Costs based on the Sunrise Member's weighted average cost of funds advanced to pay such costs, as may be reasonably agreed upon by the AEW Member and the Sunrise Member.

     "Insurance Program" shall have the meaning given in Section 6.4(c).

     "Interest" means any interest in the Company representing some or all of the Contributions made by the Member pursuant to Article III.

     "Internal Rate of Return" or "IRR" means for each Member the annual discount rate, compounded monthly, that results in a net present value equal to zero (0) when the discount rate is applied to all amounts contributed or deemed contributed by each of the Members to the capital of the Company pursuant to
Article III hereof and all distributions made by the Company to such Member pursuant to Article V hereof. "Internal Rate of Return" or "IRR" means with respect to the Company's investment in the Portfolio the annual discount rate, compounded monthly, that results in a net present value equal to zero (0) when the discount rate is applied to all amounts invested by the Company in the Portfolio and all cash receipts of the Company with respect to the Portfolio. The Internal Rate of Return shall be calculated as shown on Exhibit M attached hereof.

     "Investment Period" shall mean the period commencing on the date hereof and expiring on the date which is five (5) years after the date hereof, subject to extension as provided in Section 12.23 hereof.

     "Knowledge": As used in this Agreement, the term "knowledge" when used to refer to the knowledge of the Sunrise Member or its Related Parties (a) shall mean and apply to the actual knowledge of the Responsible Parties (as defined below) and any other responsible officers of the Sunrise Member or its Related Parties who are directly engaged in the management, construction or development, as applicable, of the Facilities and not to any other persons or parties, and
(b) shall mean the actual knowledge of such responsible officers, it being understood and acknowledged that such responsible officers are not charged with knowledge of all the acts and/or omissions of their predecessors or with acts or omissions of agents or employees of the Sunrise Member. Neither the Sunrise Member nor the "Responsible Parties" as hereinafter defined, shall be obligated to do or perform any independent investigation in connection with the making of any representations or warranties as set forth in this Agreement; provided, however, that the Responsible Parties shall make a good faith inquiry of the development officers and the executive director of each of the Facilities in connection with such representations and warranties. The responsible officers of the Sunrise Member directly engaged in the construction, development, management, financing and operation of the Facilities are: (i) Daniel B. Gorham;
(ii) Doug Bath; (iii) William D. Shields and Mark Owens (as to Properties located east of the Mississippi River); (iv) Chris Tatum (as to Properties located West of the Mississippi River); (v) Jay Pope (as to financing); and (vi) Jay Beckhorn (as to financing) (whether one or more, the "Responsible Parties")

     "Legal Successor" shall mean the legal representative, heir, successor or assign of any Person who is legally incompetent or has died.

     "Lien": Any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Loans" shall mean any loans obtained by the Company from any Third Party pursuant to any Authorized Financing, including, without limitation, Construction Loans and Permanent Loans.

     "Loss": As used in Paragraph 3.1 and Paragraph 3.2 of SCHEDULE 12.11 hereof, shall mean, with respect to any person or entity, any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, whether or not arising out of a third party claim.

     "Major Decision" shall have the meaning set forth in Section 6.5.

     "Manager" shall mean the Sunrise Member, subject to modification pursuant to Section 11.2.

     "Marriott" shall mean Marriott Senior Living Services, Inc. or any of its Related Parties.

     "Marriott Management Rights" shall mean the right, directly or indirectly, to manage or operate (i) six (6) or more Marriott Facilities located in the state of California, or (ii) forty (40) or more Marriott Facilities located anywhere in the United States of America (inclusive of any Marriott Facilities located in the state of California).

     "Marriott Facility" shall mean a Senior Housing Facility directly or indirectly owned, controlled, managed or operated by Marriott as of the date hereof or any date after the date hereof.

     "Marriott Termination Notice" shall mean a notice in the form attached hereto as EXHIBIT D duly signed by the Sunrise Member.

     "Master Agreement": means the agreement among Sunrise Member, SALMI, SDI and AEW Member dated on or about the date hereof.

     "Material Adverse Effect": A material adverse effect on the assets, business, operations, construction, development, financial condition or results of operations of the Facilities, or any one of them.

     "Member" or "Members" shall have the meaning set forth in the introductory statement.

     "Modified Capital Account" means, for each Member, such Member's Capital Account balance increased by such Member's share of Company Minimum Gain and of "partner nonrecourse debt minimum gain" (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

     "Negative Cash Flow" shall mean the resulting amount where the sum described in clause (b) in the definition of Distributable Cash is greater than the sum described in clause (a) thereof.

     "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

               (i) items of gain, loss, and deduction shall be computed based upon the Gross Asset Values of the Company's assets (in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(g) and 1.704-3(d) rather than upon the assets' adjusted bases for federal income tax purposes;

               (ii) any tax-exempt income received by the Company shall be included as an item of gross income;

               (iii) the amount of any adjustments to the book values of any assets of the Company pursuant to Code Section 743 shall not be taken into account except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv)(m);

               (iv) Any adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734 as a result of a distribution other than in liquidation of a Member's interest in the Company or pursuant to Treasury Regulation Section 1.734-2(b)(1) shall be treated as an item of gain or loss from the disposition of the asset;

               (v) any expenditure of the Company described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B)
pursuant to Treasury Regulations under Code Section 704(b) shall be treated as a deductible expense;

               (vi) The amount of gross income and "non-recourse deductions" (as defined in Section 4.6 hereof) specifically allocated to any Members pursuant to
Section 4.6 and Section 4.7 shall not be included in the computation;

               (vii) the amount of any increase (decrease) in the Gross Asset Value of an asset pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be treated as an item of revenue (expense); and

               (viii) the amount of any increase (decrease) in the capital accounts of the Members pursuant to Treasury Regulation Section
1.704-1(b)(2)(iv)(e) to reflect the unrealized gain (loss) attributable to an asset distributed in kind to a Member shall be treated as an item of revenue (expense).

     "Non-Compete Area" shall mean the applicable areas described as a "Non-Compete Area" on Exhibit H attached hereto and incorporated herein. The Non-Compete Area of any other Senior Housing Facility which may hereafter be acquired, leased or developed by the LLC or any Subsidiary shall be reasonably agreed upon by the Members at the time of such acquisition, leasing or development, such agreement to be made by applying the same analysis applied in determining the Non-Compete Areas for comparable Properties then owned, leased or developed by the LLC or any Subsidiary.

     "Non-Controllable Expenses" shall mean expenses for insurance, real estate taxes and utilities.

     "Non-Electing Member" is defined in section 8.6(b).

     "Occupancy Level" shall mean (i) the sum of: (a) a fraction (expressed as a percentage) equal to the number of residents in occupancy divided by the number of residents for which the Property is designed (and budgeted for the then applicable period) to accommodate and (b) a fraction (expressed as a percentage) equal to the number of units occupied by one or more residents divided by the number of units for which the Property is designed ; (ii) divided by two (2).

     "Opening Date" shall mean, for each Property, the Commencement of Management Services for such Property, as such term is defined in the Facility Management Agreement for such Property.

     "Operating Deficit Guaranty" shall have the meaning given in Section 3.2(b) hereof.

     "Operating Deficit Loan" shall mean a loan made to a Subsidiary by Operator pursuant to an Operating Deficit Loan Agreement.

     "Operating Deficit Loan Agreement" shall mean, with respect to any Subsidiary, that certain Operating Deficit Loan Agreement of even date herewith by and between such Subsidiary and Operator in the form of Exhibit L attached hereto.

     "Operator": SALMI, its successors or assigns, which shall be the operator of the Facilities under the Facility Management Agreements.

     "Owned Assets" shall mean all tangible and intangible assets used or useful in the construction or operation of the Facilities as they have been and are now being constructed or operated by the Company and/or its Subsidiaries.

     "Owner Obligations" shall have the meaning given in Paragraph 3.1(b) of
Schedule 12.11 hereof.

     "Permanent Loan" shall have the meaning given in Section 3.8.2 hereof.

     "Permitted Change of Control" is defined in Section 8.2 hereof.

     "Permitted Exception" shall mean any exception to title to the Properties that is (i) disclosed in the Title Policy, or (ii) identified on a Survey.

         "Permitted Lien": Any statutory lien which secures a payment not yet due that arises, and is customarily discharged, in the ordinary course of the Company's business or any other Lien set forth in those certain title insurance policies of even date herewith issued by First American Title Insurance Company with respect to the Facilities.

     "Permitted Transferee" means a Transferee of the interest of a Member of the Company to whom the transfer is permitted pursuant to Article VIII of this Agreement.

     "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

     "Personal Property" shall mean any and all furniture, fixtures, furnishings, machinery and equipment and other personal property used in connection with the Facilities and located upon the Properties, if any, including without limitation, (i) any tangible personal property, but excluding any property owned by Operator notwithstanding Operator's use of such property in connection with its management and administration of the Facilities; and (ii) good will, going concern and all existing warranties and guaranties (express or implied) issued to the Company and/or any of its Subsidiaries in connection with any improvements located on the Properties or the Personal Property described in the foregoing clause (i).

     "Policy Compliance Administrator" shall have the meaning set forth in
Section 6.8.

     "Policy Compliance Services" shall have the meaning set forth in Section
6.8.

     "Pool One LLC" shall mean AL U.S. Pool One, LLC, a Delaware limited liability company, all of the membership interests in which are owned by the Company.

     "Pool One Properties" shall mean the Properties owned by subsidiaries of Pool One LLC.

     "Portfolio" shall mean all of the Properties owned by the Company or any of its Subsidiaries.

     "Pre-Existing Facility" shall mean a Senior Housing Facility which is fully constructed, open for business and occupied by residents as of the date hereof.

     "Preservation Costs" shall have the meaning set forth in Section 3.3.

     "Prime Rate" shall mean the prime rate of interest as published in The Wall Street Journal from time to time.

     "Pro Forma Return" shall mean, with respect to any Property, the projected pro forma Internal Rate of Return for such Property set forth in Exhibit DD attached hereto.

     "Prohibited Change Of Control" is defined in Section 8.2 hereof.

     "Project Costs" shall have the meaning given in the Facility Development Agreement.

     "Properties" shall mean the Senior Housing Facilities listed on Exhibit G attached hereto and such other Senior Housing Facilities as may from time to time be acquired, leased or developed by the LLC or any Subsidiary, each of which, individually is referred to herein as a "Property."

     "Proportionate Share" shall mean, at any time, with respect to any Member, a percentage equal to the product of (i) one hundred (100) times (ii) a fraction, the numerator of which is the total of all Contributions made by such Member without regard to the return of any Contributions and the denominator of which is the total of all Contributions made by all Members of the Company without regard to the return of any Contributions, subject at all times to recalculation in accordance with the provisions of this Agreement, including without limitation, the provisions of Section 3.9 of this Agreement. The initial Proportionate Share of the AEW Member is eighty percent (80%) and the initial Proportionate Share of the Sunrise Member is twenty percent (20%).

     "Proposed Value" shall have the meaning set forth in Section 8.4.1 hereof.

     "Purchase and Sale Agreement" shall have the meaning given in Section 8.7.2(b)(ii) hereof.

     "Purchaser" shall have the meaning set forth in Section 8.4.3.

     "Qualified Appraiser" shall have the meaning set forth in Section 8.2.

     "Qualified Organization" shall have the meaning set forth in Section 514(c)(9)(C) of the Code or in any successor provision of similar import.

     "Related Party" shall mean with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (ii) any Person in which such Person has a twenty-five percent (25%) or more beneficial interest or as to which such Person serves as a trustee or general partner or in a similar fiduciary capacity. A Person shall be deemed to control a Person if it owns, directly or indirectly, at least twenty-five percent (25%) of the ownership interest in such

Person or otherwise has the power to direct the management, operations or business of such Person. The term "Beneficial Owner" is to be determined in accordance with Rule 13d- promulgated by the SEC under the Securities Exchange Act of 1934. Notwithstanding the foregoing or any other provision hereof to the contrary, the Sunrise Member, Operator, SDI and SALI shall be deemed to be Related Parties.

     "Reserves" means cash set aside for capital improvements or replacements or FF&E in amounts required by any lender holding a mortgage on any Facility or as otherwise approved by the AEW Member.

     "Resident Agreements" shall mean all occupancy, residency, lease, tenancy and similar written agreements entered into in the ordinary course of business with residents of the Facilities, and all amendments, modifications, supplements, removals, and extensions thereof.

     "Responsible Parties" shall have the meaning given in the definition of the term "Knowledge" in this Section 2.1.

     "Revolving Credit Agreement" shall mean the Revolving Credit Agreement of even date herewith by and between SALI and the Company in the form of Exhibit I attached hereto.

     "Sale Price" shall have the meaning set forth in Section 8.4.2.

     "SALI" shall mean Sunrise Assisted Living, Inc., a Delaware corporation.

     "SALII" shall mean Sunrise Assisted Living Investments, Inc., a Virginia corporation.

     "SALMI" shall mean Sunrise Assisted Living Management, Inc., a Virginia corporation.

     "Second Tier Return" shall mean, for the AEW Member, for any fiscal year (or applicable portion thereof), a nominal annual return equal to eighteen percent (18%), compounded monthly, on the AEW Member's Unreturned Contributions outstanding during such year (or applicable portion thereof). For purposes of computing the Second Tier Return for the AEW Member, all Contributions shall be deemed to be made on the last day of the month in which they were actually made, and all distributions shall be deemed to have been received on the last day of the month in which they were actually received.

     "SDI" shall mean Sunrise Development, Inc., a Virginia corporation.

     "Seaport" shall mean Seaport Senior Housing Management, LLC, a Delaware limited liability company.

     "Section 8.2 Option" shall have the meaning set forth in Section 8.2.

     "Seller" shall have the meaning set forth in (i) Section 8.4.3.

     "Senior Housing Facilities" means assisted living facilities ("ALFs"), independent living facilities ("ILFs"), dementia care facilities ("DCFs") and other similar health care related businesses principally providing residential facilities and related services therein for elderly and disabled persons.

     "Stabilization" shall mean with respect to (i) any Property, that the Property has achieved an average of at least a 90% Occupancy Level for the Property for a three (3) month period and (ii) the Portfolio, that the Portfolio has achieved an average of at least a 90% Occupancy Level on an aggregate basis for a three (3) month period.

     "Subdebt" shall mean a loan made by SALI to any Subsidiary pursuant to a Revolving Credit Agreement.

     "Subsidiary" means any Entity that is directly or indirectly majority or wholly-owned and controlled by the Company.

     "Sunrise" shall mean, for purposes of Section 6.6 hereof, the Sunrise Member or any Related Party thereof, which owns, leases, manages or develops any applicable Senior Housing Facility.

     "Sunrise First Tier Distribution Percentage" shall mean, as of any applicable date of determination, twenty-five percent (25%) of the Sunrise Member's then applicable Proportionate Share.

     "Sunrise Indemnitees" shall have the meaning set forth in Paragraph 3.1 of
SCHEDULE 12.11 hereof.

     "Sunrise Interest" shall have the meaning set forth in Section 8.2.

     "Sunrise Member" means SALII or any permitted successor or assign.

     "Sunrise Member's Basic Equity Contribution" shall have the meaning set forth in Section 3.1.1(a).

     "Sunrise Member's Closing Cost Contribution" shall have the meaning set forth in Section 3.1.2.

     "Sunrise Member's Initial Contribution" shall mean the sum of the Sunrise Member's Basic Equity Contribution and the Sunrise Member's Closing Cost Contribution.

     "Sunrise Second Tier Distribution Percentage" shall mean, at any time, the Proportionate Share of the Sunrise Member, plus ten (10) percentage points.

     "Sunrise Third Tier Distribution Percentage" shall mean, at any time, the Proportionate Share of the Sunrise Member, plus fifteen (15) percentage points.

     "Surveys" shall mean the surveys described on EXHIBIT U attached hereto and incorporated herein by this reference.

     "Taking" is defined in Section 8.6(a).

     "Target Area" shall mean the area located within a five (5) mile radius of any Property.

     "Taxes": All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties.

     "Tax Return": Any return, filing, report, declaration, questionnaire or other document required to be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not payment is required to be made with respect to such document).

     "Terminating Event" means any of the following:

               (i) For a natural Person: death; any disabling mental or physical condition which prevents such person from carrying on business activities and which continues for uninterrupted period of more than six months; entry of an order adjudicating such person incompetent by a court of competent jurisdiction; appointment of a conservator; or execution of a certificate diagnosing such person's incompetency by each of such person's physician and two additional independent consulting physicians, each licensed to practice medicine in the state of such person's residence.

               (ii) For an Entity other than a natural person: filing of a certificate of dissolution or its equivalent for any corporation; dissolution of a partnership; termination of a trust; distribution of a trust estate's entire interest in the Company; or the dissolution, termination or Bankruptcy of any other entity that is a Member, whether voluntary or involuntary; provided that a tax termination of an Entity shall not alone be a Terminating Event.

               (iii) For any Member: withdrawal, resignation or Transfer in contravention of this Agreement; the Bankruptcy of any Member.

         "Third Party" means any Person who is not a Member or a Related Party to any Member.

         "Third Party Sale Pool" shall name the meaning given in Section 8.7.1 hereof.

          "Title Policies" shall mean the title policies described on Exhibit V attached hereto and incorporated herein by this reference.

         "Transfer" shall have the meaning set forth in Section 8.1.1.

         "Treasury Regulations" means the Income Tax Regulations and Procedure and Administration Regulations promulgated under the Code, as amended from time to time.

         "UBTI" shall have the meaning set forth in Section 12.14.

         "Unpaid First Tier Return Amount" shall mean, at any point in time, for any Member, that amount which, when considered together with all amounts previously distributed to such

Member pursuant to (i) in the case of the AEW Member, Sections 5.2.1(a), 5.2.2, 5.3.1(a) and 5.3.2(a), and (ii) in the case of the Sunrise Member, Sections 5.2.1(a), 5.2.1(b), 5.2.2, 5.3.1(a), 5.3.1(b), 5.3.1(c) and 5.3.2(a), will result in such Member's having received an amount equal to the First Tier
Return.

     "Unpaid Second Tier Return Amount" shall mean, at any point in time, for the AEW Member, that amount which, when considered together with all amounts previously distributed to the AEW Member pursuant to Sections 5.2.1(a), 5.2.1(c), 5.2.2, 5.3.1(a), 5.3.1(f), 5.3.2(a) and 5.3.2(d), will result in the
AEW Member's having received an amount equal to the Second Tier Return.

     "Unreturned Contributions" means, at any point in time, for any Member, the excess of (i) the aggregate amount of Contributions by such Member over (ii) the aggregate amount distributed to such Member pursuant to (i) in the case of the AEW Member, Section 5.3.1(b) and 5.3.2(b), and (ii) in the case of the Sunrise Member, Sections 5.3.1(b), 5.3.1(c) and 5.3.2(b).

     "Woodland Hills Project" shall mean the Senior Housing Facility proposed to be located at 20461 Ventura Boulevard, Woodland Hills, California.

                      ARTICLE III - CAPITAL CONTRIBUTIONS

     Section 3.1. Initial and Mandatory Contributions of Members.

          3.1.1 Closing.

          (a) The initial Contributions of the AEW Member and the Sunrise Member are as follows:

          AEW Member: [$_________ (the "AEW Member's Basic Equity
Contribution").]

          Sunrise Member: [$_______ ("Sunrise Member's Basic Equity Contribution").]

          (b) On the date hereof, and simultaneously with its execution hereof, the AEW Member has contributed the AEW Member's Basic Equity Contribution in cash to the capital of the Company, such contribution to be made by wired funds. The AEW Member's Basic Equity Contribution has been determined as follows:

               (i) For each Property listed on Exhibit G attached hereto which is subject to a Construction Loan on the date hereof, the AEW Member has contributed eighty percent (80%) of the lesser of (x) the equity that the applicable construction lender required the applicable borrower to have contributed at the time of the closing of the Construction Loan; or (y) the Development Costs incurred by the Sunrise Member (or its affiliate owning title to the Property) prior to closing of the applicable Construction Loan;

               (ii) For the Properties listed on Exhibit G attached hereto with respect to which a commitment for a Construction Loan satisfactory to the AEW Member has been obtained but not yet closed and with respect to which closing is reasonably anticipated by the

Members to occur within forty-five (45) days after the date hereof, an amount equal to eighty percent (80%) of the Development Costs incurred by the Sunrise Member (or its affiliate owning title to the Property) prior to the date hereof; and

               (iii) For the Properties listed on Exhibit G attached hereto with respect to which a commitment for a Construction Loan satisfactory to the AEW Member has not been issued, the AEW Member's Proportionate Share of an amount equal to thirty percent (30%) of the Development Costs incurred by the Sunrise Member (or its affiliate owning title to the Property) prior to the date hereof.

     The AEW Member's Initial Equity Contribution shall be distributed to the Sunrise Member to reimburse the Sunrise Member for Project Costs previously incurred by the Sunrise Member and its Related Parties.

          (c) Simultaneously with its execution hereof, the Sunrise Member has:

               (i) transferred 100% of the limited partnership interests in the following limited partnerships to Pool One LLC: (A) AL U.S. Bonita Senior Housing, L.P.; (B) AL U.S. Huntington Beach Senior Housing, L.P.; (C) AL U.S. La Jolla Senior Housing, L.P.; (D) AL U.S. La Palma Senior Housing, L.P.; (E) AL U.S. Sacramento Senior Housing, L.P.; (F) AL U.S. Seal Beach Senior Housing, L.P. and (G) AL U.S. Studio City Senior Housing, L.P.;

               (ii) transferred 100% of the membership interests in the following limited liability companies to Pool One LLC: (A) Boulder Assisted Living, L.L.C.; (B) Newton Square Assisted Living, L.L.C.; and (C) Wilmington Assisted Living, L.L.C.; and

               (iii) caused its wholly-owned subsidiary, SALII GP LLC, a Delaware limited liability company, to transfer 100% of its interest as a general partner in the limited partnerships described in clause (i) above to AL California GP, LLC, a Delaware limited liability company which a is wholly-owned subsidiary of Pool One LLC.

     The value of the interests transferred pursuant to the foregoing clauses
(i), (ii) and (iii), less the AEW Member's Basic Equity Contribution shall be deemed to be equal the Sunrise Member's Basic Equity Contribution.

     3.1.2 Closing Costs. Simultaneously with the execution and delivery of this Agreement by the Members, the Members have funded Contributions to the Company, in accordance with their Proportionate Shares, in order to pay closing costs in accordance with the schedule attached hereto as Exhibit AA. All closing costs listed on said Exhibit will be treated as additional Capital Contributions and will increase the Unreturned Contributions of each Member (each Member's Contribution for such closing costs being referred to herein as the "AEW Member's Closing Cost Contribution" or the "Sunrise Member's Closing Cost Contribution," as applicable). Upon such time as the Loans Fees are refunded to the Company, same shall be returned to the Members, pro rata, and will reduce each Member's Unreturned Contributions accordingly.

     Section 3.2. Contributions for Project Costs.

          (a) The Members acknowledge that the Construction Loans will require minimum equity contributions from the respective borrowers. The Members agree to fund Project Costs in amounts necessary to satisfy such minimum equity requirements by making Contributions to the Company, subject to and upon the terms and conditions herein set forth. The Sunrise Member shall cause SDI to prepare and process requisitions under the architectural and engineering agreements and construction contracts for the respective Properties. Based upon such requisitions, the Sunrise Member shall prepare and distribute to the Members requests for Contributions as necessary to pay such Project Costs, up to the amount of the minimum equity requirements under the respective Construction Loans. Each such request shall (i) identify the Property for which the Contributions are required and (ii) include a summary of any material variance between the actual Project Costs for such Property and the amount of the Approved Budget therefor as of the date of the requisition from SDI. Within ten
(10) business days after delivery of any such request for Contributions, each Member shall contribute its Proportionate Share of the amount due.

          (b) From and after such time as the minimum equity requirement under any Construction Loan has been satisfied, Project Costs shall be funded by draws under such Construction Loan. The Sunrise Member shall cause SDI to prepare and process draw requests under the respective Construction Loans as may be required for the Company or its subsidiaries to satisfy any obligations to pay for Project Costs. The Sunrise Member shall cause SDI to cause each draw request to comply with the requirements of the respective construction lender. In the event that the amount of any draw under any Construction Loan is not sufficient to pay any Project Costs due in connection with any Property, the Sunrise Member shall also prepare and distribute to the Members a request for Contributions in the amount of the applicable shortfall. Each such request for capital shall satisfy the requirements set forth in this Section 3.2(a). Within ten (10) business days after delivery of any such request for Contributions, each Member shall contribute its Proportionate Share of the amount due. Without limiting the foregoing provisions of this Section 3.2(b), if the construction lender under any Construction Loan has not funded a draw request as to which the AEW Member has funded its Proportionate Share of the required equity, then the AEW Member shall have no obligation to fund its share of the equity portion of any subsequent draw request until such time as the construction lender funds the prior unfunded draw request, and, at the AEW Member's election, which shall be made pursuant to notice given to the Sunrise Member, the Company shall borrow any unfunded debt or equity portion of any draw request from SALI as Subdebt; and the amount of any such Subdebt will be repaid from the next available construction or equity funding, to the extent of available proceeds thereof.

          (c) The Members hereby acknowledge that Operator may be required to deliver operating deficit guarantees to GMACCM or other construction lenders with respect to Construction Loans (each an "Operating Deficit Guaranty"). To the extent that Operator makes any payment to GMACCM or any other construction lender pursuant to any such Operating Deficit Guaranty as a result of any (i) Noncontrollable Expenses in excess of 3% over the amount therefor set forth in the Approved Budget for the applicable Property, or (ii) Debt Service (as such term is defined in the Operating Deficit Loan Agreement) under the applicable Construction Loan attributable to interest at a rate in excess of 7% per annum, (except to the extent that such excess is due to any default under the Construction Loan Agreement arising from or relating to any default by the Sunrise Member or any of its Related Parties under any Facility Development Agreement or Facility Management Agreement), then the Members shall contribute the amount of such payment to the Company in accordance with their Proportionate Shares and the Company shall reimburse Operator for such payment.

          (d) Notwithstanding the foregoing or any other provision hereof to the contrary, in no event shall the AEW Member be required to make any Contribution:

               (i) with respect to any Property in excess of the AEW Member's Proportionate Share of an amount equal to 30% of the Development Costs actually incurred for such Property, unless and until (A) a commitment for a Construction Loan approved by the AEW Member has been obtained with respect to such Property; and (B) the Members reasonably anticipate that a closing of the Construction Loan under such commitment will occur within forty five (45) days after the date thereof;

               (ii) to pay for Project Costs unless and until the applicable Property has been acquired by the Company and such Project Costs are actually incurred;

               (iii) with respect to any Property to the extent that the total Project Costs incurred with respect to such Property exceed the amount of the Approved Budget therefor (except to the extent Cost Savings may be applied against Cost Overruns pursuant to Section 6 of the Master Agreement); and

               (iv) to the extent that such Contribution would cause the sum of all Contributions made by the AEW Member in the aggregate to exceed the AEW Member Contribution Cap.

Except as provided in Section 3.2(e) below, any amount required to pay any Project Costs as a result of the application of the foregoing provisions of this
Section 3.2(d) shall be either (x) borrowed by the Company as Subdebt under the Revolving Credit Agreement or (y) contributed by the Sunrise Member as a Contribution, it being agreed that the Sunrise Member shall have the option to choose whether to cause the Company to borrow such amount under the foregoing clause (x) or to make a Contribution under the foregoing clause (y) by written notice given to the AEW Member prior to payment of any applicable Project Costs.

          (e) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if the amount of any Construction Loan is less than fifty-five percent (55%) of the total Project Costs for such Property, as set forth in the Approved Budget, then the Company may proceed with such Construction Loan provided that, prior to making any draw under the applicable Construction Loan or requiring any Contribution to be made by the AEW Member for Project Costs for the applicable Property, the Sunrise Member shall contribute to the Company, as additional capital, the amount, if any, by which fifty-five percent (55%) of the total Project Costs, as set forth in the Approved Budget, exceeds the amount of the applicable Construction Loan unless the AEW Member elects, at its sole option, to contribute its Proportionate Share of such additional capital.

          (f) The Members hereby agree that nothing contained herein, including, without limitation, the provisions of Section 3.2(c) above shall be deemed to limit or impair any rights or remedies of the Company or any Subsidiary under any Development Agreement or any Completion Guaranty in the event that actual Project Costs exceed the amount of the Approved Budget for any Property.

          (g) Notwithstanding any provision hereof to the contrary, the AEW Member shall not be required to fund Contributions for Project Costs more than one time per month per Property.

          (h) Notwithstanding any provision hereof to the contrary, except for payments on Subdebt made from advances on the Construction Loans (to the extent permitted by the applicable construction lender), payments of interest on any Subdebt shall be required to be made only if and to the extent that Gross Revenues exceed Facility Expenses or if and to the extent that Borrower has sufficient proceeds from Capital Transactions available to pay such interest in accordance with the terms of Section 5.3.1 and 5.3.2 hereof; and payments of principal shall be required to be made only if and to the extent that the Company has sufficient proceeds from Capital Transactions available to pay such principal in accordance with the provision of Section 5.3.1 and 5.3.2 hereof. To the extent that Gross Revenues do not exceed Facility Expenses or Proceeds from Capital Transactions are insufficient to pay interest on any Subdebt on a current basis, as set forth in this paragraph, any such interest shall accrue.

     Section 3.3. Additional Contributions of Capital.

          (a) If either Member reasonably determines that funds are needed to fund one or more expenditures that have been approved for payment in an Approved Budget or otherwise and that such expenditures (i) cannot be paid from Gross Receipts (including Reserves) from the operations of the Company or from Capital Transactions, and (ii) are not covered by a Completion Guaranty or an Operating Deficit Guaranty, then, either Member may issue a Funding Notice setting forth the amount of funds being requested (the "Additional Capital Requested Amount"). Within twenty (20) Business Days following the date of receipt of the Funding Notice, each Member shall advance to the Company as a Contribution such Member's Proportionate Share of the Additional Capital Requested Amount. Any funds advanced by the Members to the Company pursuant to this Section shall be referred to as "Additional Capital" and shall constitute additional Contributions to the Company.

          (b) If either Member reasonably determines that the Company requires additional capital to fund the payment of debt service obligations, real estate taxes, or other expenses reasonably necessary to protect and preserve the value of the Property (all such costs, collectively "Preservation Costs") which have not been approved for payment in an Approved Budget or otherwise, such Member shall have the right to issue a Funding Notice setting forth the Additional Capital Requested Amount. Within twenty (20) Business Days following the date of the Funding Notice, each Member shall advance to the Company such Member's Proportionate Share of the Additional Capital Requested Amount. Any funds advanced by the Members to the Company pursuant to this Section shall be referred to as "Additional Capital" and shall constitute additional Contributions to the Company.

          (c) Objection to Funding Notice. If either Member presents an objection to the amount of the Funding Notice, the Members shall endeavor to come to a compromise regarding the amount of the Additional Capital Requested Amount set forth in such Funding Notice. If, however, the Members cannot resolve the dispute over the amount, or need for the Additional Capital Requested Amount set forth in a Funding Notice, then the Members shall proceed with binding arbitration as provided for under Section 12.3 herein.

          (d) Capital Expenses. The Members hereby agree that from and after date of completion of construction any Property, Capital Expenses for such Property approved in accordance with an Approved Budget or otherwise approved by the terms of this Agreement or by written consent of the Members shall be paid in accordance with the procedure set forth below in this Section 3.3(d) (it being agreed that prior to such date, Capital Expenses for such Property shall be paid as provided in Section 3.2 above) Without limiting any other reporting requirements of Manager hereunder, within fifteen (15) days after the expiration of each month, the Manager shall forward to the AEW Members a report identifying all Capital Expenses for which payment is due as of the month just ended, together with invoices evidencing the amounts due. Within ten (10) days after receipt of such notice, each Member shall contribute its Proportionate Share of the Capital Expenses identified on such report as Additional Capital, thereby increasing the Unreturned Contributions of each Member accordingly; provided, however, that if the aggregate amount of Capital Expenses actually due for any month is less than $10,000, then, unless the Members otherwise agree, the Members shall not contribute Additional Capital therefor until the next monthly report identifying aggregate Capital Expenses (inclusive of unpaid Capital Expenses from any prior month) equal to or greater than $10,000.

          (e) FF&E, Case Goods and Systems. Notwithstanding any provision hereof to the contrary, the Sunrise Member hereby agrees to pay, at its sole cost and expense (and not as Contribution or Subdebt or as a Facility Expense under any Facility Management Agreement), the amount, if any, by which the actual costs to purchase and install in any Property FF&E, case goods and systems consistent with those utilized in state-of-the-art prototypical Sunrise Senior Housing Facilities exceeds the amount therefor set forth in the respective Development Budgets.

     Section 3.4. Form of Contributions. Except as otherwise set forth in
Section 3.1.1 with respect to initial Contributions by the Sunrise Member, all Contributions shall be paid (or, in the case of Contributions under Section 3.3(d), shall be deemed to have been paid) in cash.

     Section 3.5. No Right to Interest or Return of Capital. Except as specifically provided for herein, no Member shall be entitled to any return of or interest on Contributions to the Company.

     Section 3.6. No Third Party Rights. Any obligations or rights of the Company or the Members to make or require any Contribution under this Article III shall not result in the grant of any rights or confer any benefits upon any Person who is not a Member.

     Section 3.7. Limitations. Except as set forth in Sections 3.1, 3.2 and 3.3 hereof, no Member shall be entitled or required to make any Contribution to the Company. No Member shall have any liability for the repayment of the Contribution of any other Member, and each Member shall look only to the assets of the Company for return of its Contributions.

     Section 3.8. Financing.

     3.8.1 Construction Financing.

          (a) The Members acknowledge that, as of the date hereof, certain Properties (as identified on Exhibit G) are encumbered by the GMACCM Loans. The Sunrise Member shall cause SDI to obtain Construction Loans for all other Properties. Each Construction Loan shall satisfy the following criteria:

               (i) the amount of the Construction Loan shall cover at least seventy percent (70%) of the lesser of (A) of the total Project Costs for the Property (including, without limitation, development fees, financing fees and preopening management fees payable to the Sunrise Member or affiliates thereof pursuant to the applicable Development Agreement and Operating Agreement), and interest reserves and operating deficit reserves), and (B) the Stabilized Value of the Property; provided, however, that the AEW Member will consent to a Construction Loan of less than seventy percent (70%) of the lesser of the Project Costs or Stabilized Value of the applicable Property (subject, however, to the provisions of Section 3.2(e) above if the amount of any Construction Loan is less than fifty-five percent (55%) of the lesser of the Project Costs or Stabilized Value for the applicable Property);

               (ii) the term of each Construction Loan should be at least three
(3) years with a one-year extension period;

               (iii) the interest rate on a Construction Loan shall be a competitive market rate for comparable non-recourse construction financings;

               (iv) interest on the Construction Loans may be a LIBOR based floating rate loan, provided, however, that at the request of the AEW Member, any floating rate loan shall include a hedge mechanism such as an interest rate swap or cap;

               (v) the AEW Member shall not be responsible for any recourse obligations under any Construction Loan;

               (vi) The Construction Loans may be single asset mortgages or cross-collateralized mortgages on a portfolio of properties; and

               (vii) the identity of each construction lender and the terms and conditions of any Construction Loan (including, without limitation, the interest rate) shall be satisfactory to the AEW Member in its reasonable discretion; and

          (b) If required by any Construction Lender, the Sunrise Member shall, or shall cause Operator or another affiliate of the Sunrise Member satisfactory to such lender, to deliver an Operating Deficit Guaranty; provided, however, that the Company shall agree to reimburse the guarantor for the amount, if any, actually paid by such guarantor to any construction lender as a result of (i) Non-Controllable Expenses in excess of three percent (3%) over the amount therefore set forth in the Approved Budget for the applicable Property, or (ii) debt service attributable to interest at a rate in excess of seven percent (7%) per annum (except to the extent that such excess is due to any default under the Construction Loan arising from or relating to any default by the Sunrise Member or any of its Related Parties under any Facility Development Agreement or Facility Management Agreement).

3.8.2    Permanent Financing

          (a) Upon the maturity of any Construction Loan or, if agreed to by the Members, upon the stabilization of any Property, the Sunrise Member will use its best efforts to obtain long term, fixed rate loan for such Property (a "PERMANENT Loan") satisfying the following criteria:

               (i) the loan-to-value ratio for such Permanent Loan shall be sixty-five percent (65%) to seventy percent (70%);

               (ii) either (A) the Permanent Loan lender will agree to assumption of the Permanent Loan on reasonable terms (as agreed to by the Members) or (B) the Members shall agree in writing (prior to signing any commitment for or closing the Permanent Loan) to extend the Investment Period for an additional term mutually satisfactory to the Members;

               (iii) the Permanent Loan will be non-recourse for the Subsidiary which owns the Property and as to the AEW Member (it being agreed, however, that if required by any permanent lender, the Sunrise Member shall, or shall cause one or more of its Related Parties to, deliver a guaranty of any nonrecourse carve-outs under the Permanent Loan); and

               (iv) the AEW Member shall be satisfied in its reasonable discretion that the interest rate on each such Permanent Loan is a competitive, market rate and that the other terms of the Permanent Loan are commercially reasonable.

          (b) The Members acknowledge that while the Sunrise Member will lead the pursuit of Permanent Loans, it may be necessary to select an advisor/underwriter (for example, a DUS) to arrange such Permanent Loans, if such an advisor is required. Any such advisor and any fees payable thereto shall be subject to approval by the AEW Member. The fees paid to any such advisor to assist in arranging any permanent financing will be an expense of the Company.

     3.8.3 General. Subject to the foregoing, the Members shall cooperate on behalf of the Company and use their best efforts, in good faith, to obtain the Construction Loans and the Permanent Loans. Except with the consent of each Member, no Loan shall be accepted that would prohibit or hinder the transfer of interests by a Member in the manner and at the times contemplated by Section 8.2, Section 8.4 or Section 8.7, and any Loan procured by the Company shall be freely assumable, without the payment of any fee or cost (other than customary legal fees, out of pocket costs and the like) by either Member at any time, and shall be non-recourse to the Members (except with respect to commercially customary non-recourse carveouts).

     Section 3.9. Failure to Contribute Capital. If a Member fails to make a Contribution required by Section 3.2(a) within the ten (10) business day period set forth therein, then the other Member may immediately advance such amount as a "Default Loan" (described below). The Member so advancing shall give written notice to the failing Member simultaneously with the making of the Default Loan advance. If such failed advance is not repaid in full (with interest) within sixty (60) days, then the advancing Member may proceed under the remainder of this Section. If any Member fails to make a Contribution required under this
Article III other than a

Contribution required by Section 3.2(a) by the date such Contribution is due and such failure continues until the later of (i) thirty (30) days after written notice from the Member which has not failed to make its Contribution or (ii) thirty (30) days after a decision is rendered in the arbitration proceedings under Section 12.3 (assuming that arbitration had been initiated as to such Contribution) (any such failing Member shall be a "Defaulting Member" and the amount of the failed contribution shall be the "Default Amount"), then the non-defaulting Member shall have any one or more of the following remedies as its sole and exclusive remedies at law or in equity in connection with the applicable default; provided, however, that if the non-defaulting Member elects the remedy set forth in Subsection (a), it shall not have the right to proceed under Subsections (b) or (c) unless and until the Defaulting Member shall default in the payment of any applicable Default Loan, and provided further that if the non-Defaulting Member elects the remedy set forth in Subsection (e), it may not elect the remedies set forth in Subsections (a), (b), (c) or (d) in connection with the applicable default:

          (a) to advance to the Company on behalf of, and as a loan to the Defaulting Member, an amount equal to the Default Amount to be evidenced by a promissory note in substantially the form attached hereto as Exhibit B (each such loan, a "Default Loan"). The Capital Account of the Defaulting Member shall be credited with the amount of such Contribution and such amount shall constitute a debt owed by the Defaulting Member to the non-defaulting Member. Any Default Loan shall bear interest at the Default Rate and shall be payable from any distributions due the Defaulting Member hereunder, but shall in all events be payable in full by the last day of the twelfth (12th) full month after the making of such promissory note. Interest on a Default Loan to the extent unpaid shall accrue and compound monthly. A Default Loan shall be prepayable at any time or from time to time without penalty. Such Default Loans shall be secured solely by the Defaulting Member's interest in the Company, including, without limitation, such Defaulting Member's rights to distributions under
Article V. Except as expressly provided herein, Default Loans (other than those arising out of a failure to make a Contribution pursuant to Section 3.1 which Default Loan shall be fully recourse), with interest as aforesaid, shall otherwise be without recourse to any other assets of the Defaulting Member. The Defaulting Member hereby grants a security interest in its interest in the Company to the non-defaulting Member and the Defaulting Member hereby irrevocably appoints the non-defaulting Member, and any of its respective officers, as its attorney-in-fact coupled with an interest with full power to prepare and execute any documents, instruments and agreements, including, but not limited to, any note evidencing the Default Loan and such Uniform Commercial Code Financing Statements, continuation statements, and other security instruments as may be appropriate to perfect and continue its security interest in favor of the non-defaulting Member. Any Contributions contributed by the non-defaulting Member on behalf of a Defaulting Member shall be deemed to be made by the Defaulting Member except as otherwise expressly provided herein. All distributions to the Defaulting Member hereunder shall be applied first to payment of any interest due under any Default Loan and then to principal until all amounts due thereunder are paid in full;

          (b) The non-defaulting Member may elect by written notice, at least sixty (60) days prior to the effective date of such election (within which 60-day period the Defaulting Member may cure its default), to the Defaulting Member to acquire the Defaulting Member's entire interest in the Company for a purchase price equal to the Defaulting Member's Discounted Membership Value. The term "Defaulting Member's Discounted Membership Value" shall mean ninety percent (90%) of the amount that would be distributed to the Defaulting Member if all of the Properties were sold at their respective Appraised Fair Market Value (determined pursuant to the procedures set forth in Section 8.2.3) as of the date of exercise of this remedy and the proceeds of such sale (after closing costs) were distributed to the Defaulting Member under
Section 5.3 hereof. Each Member acknowledges that in the circumstance of a default by the Defaulting Member, the Defaulting Member's Discounted Membership Value is not intended to be a penalty to the Defaulting Member, but rather a recognition that the Defaulting Member holds an illiquid interest in the Company which factors have been taken into account solely for purposes of valuing its interest in the Company under the circumstances of this Section 3.9. The closing of such acquisition shall be in accordance with the provisions of Section 8.4.4, except that the closing shall be on a date designated by notice to the Defaulting Member, which date shall be no later than sixty (60) days after the date of the exercise of such option by the non-defaulting Member, unless on that date the Discounted Membership Value has not been finally determined, in which event such closing date shall not be later than ten (10) days after such amount is determined. The non-defaulting Member shall have the right to offset against the purchase price due the Defaulting Member any amount outstanding under any Default Loan;

          (c) to advance to the Company as an additional Contribution the Default Amount whereupon the Proportionate Shares of the Members shall be recalculated as provided in this subparagraph (c). After the exercise of a Member's rights under this subparagraph (c), (i) the Proportionate Share of the non-Defaulting Member shall equal a fraction (expressed as a percentage, but not to exceed 100%), the numerator of which shall equal the aggregate sum of (w) the aggregate amount of all Capital Call Shortfalls contributed by the non-Defaulting Member since the inception of the LLC times two (2) plus (x) the amount of Capital Contributions made by such Member under this Agreement, and the denominator of which shall equal the aggregate sum of (y) the Capital Call Shortfalls plus (z) the amount of all other Capital Contributions made by the Members under this Agreement, and (ii) the Proportionate Share of the Defaulting Member shall be adjusted to equal one hundred percent (100%) minus the adjusted Proportionate Share of the non-Defaulting Member;

          (d) if the Defaulting Member (i) fails to make a Contribution pursuant to Section 3.1 or Section 3.2 by the date such Contribution is due and such failure continues for ten (10) Business Days after written notice from the Member which had not failed to make its Contribution or (ii) shall have previously defaulted (after any applicable cure periods) on its obligation to contribute Capital to the Company pursuant to Section 3.3 on one or more occasions, notwithstanding any other provisions of this Agreement and without waiving the right to invoke the provisions of this subparagraph (d) by failing to exercise the remedy herein in any instance, to elect to treat such default as an Event of Default under Article XI of this Agreement; or

          (e) to revoke the Funding Notice for both Members, whereupon any Contributions paid by the non-defaulting Member pursuant to such Funding Notice shall be returned, in which event the Sunrise Member or the AEW Member, as the case may be, shall reconsider the needs of the Company for Additional Capital and may issue any Funding Notice following such reconsideration.

     Section 3.10. Loss of Voting Power and Control by Defaulting Member. If a Member becomes a Defaulting Member pursuant to Section 3.9 above, then that Defaulting Member shall forfeit its right to actively participate in the direction, vote, and control of the Company until such time that the Defaulting Member cures such default, including, without limitation the repayment in full of any Default Loan; the non-defaulting Member shall have the full right, power and authority to make all decisions and take any and all actions on behalf of the Company; and all actions of the non-defaulting Member taken on behalf of the Company during the period of such default shall be binding upon the Company and for all purposes be deemed to have been undertaken with the full consent and approval of the Defaulting Member; provided, however, that (A) the right of the Sunrise Member to actively participate as aforesaid, or (B) the necessity for the consent of the AEW Member as to all Major Decisions shall continue, so long as (i) either Member is contesting the alleged default pursuant to arbitration proceeding under Section 12.3 hereof, and (ii) either the alleged Defaulting Member prevails in such arbitration proceeding, or, if such Member does not prevail in such arbitration proceeding, such Member cures the applicable default in accordance with the decision of the arbitrator(s) under the arbitration proceeding; and, provided, further however, that under no circumstance shall one Member have any authority, without the written consent of the other Member, to cause the Company to sell, transfer or convey all, or substantially all, of the assets of the Company, acquire additional Properties, to engage in any material improvements of any Property (other than pursuant to an Approved Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes any recourse obligations of the other Member, to engage in any transaction with any Related Party of the Member other than on arm's-length terms and as required under Sections 6.6.5 and 6.6.6, to obtain insurance other than on terms and with coverages as are approved by the AEW Member, or to amend this Agreement, nor shall the AEW Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions) Article VIII, or its rights to receive reports and obtain information pursuant to Article IX or any other provision of this agreement, or its rights under Section 12.14.

     Section 3.11. Third Party Loans. In the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, or to make any expenditure authorized by this Agreement, the Company may borrow funds from such third party lender(s), and on such terms and conditions as may be acceptable to the AEW Member, subject to the prior written consent of the Sunrise Member, not to be unreasonably withheld.

     Section 3.12. Voluntary Loans. If the Company requires additional funds to carry out its purposes, to conduct its business, to meet its obligations, or to make any expenditure authorized by this Agreement, and additional funds are not required to be made available by SALI or SALMI pursuant to the Revolving Credit Agreement or the Operating Deficit Loan Agreement and are not available from third parties pursuant to Section 3.11 on terms more favorable to the Company than those set forth in the following sentence, either Member may, but shall not be obligated to, loan such funds to the Company. Any loan made pursuant to this
Section 3.12 (a "Voluntary Loan") shall be non-recourse to the Members, shall be evidenced by a promissory note, shall be unsecured, shall not violate the Company's other loan or contractual arrangements, shall bear interest, compounded monthly, at a rate of interest equal to the lesser of (a) the greater of (i) twelve percent (12%) per annum and (ii) the Prime Rate plus 3% per annum or (b) the highest rate permitted by law, shall be repaid out of the first funds available therefor and in any event prior to any distribution to any Member of Distributable Cash or Capital Proceeds, and shall become due and payable in full not more than five years after the date such loan is made. If both Members desire to make Voluntary Loans to satisfy any requirement of the Company for additional funds, the Members shall make such Voluntary Loans in accordance with their respective Proportionate Shares, unless otherwise agreed to by the Members.

     Section 3.13. AEW Member's Right to Audit Development Costs. Notwithstanding any provision hereof to the contrary, the AEW Member shall have the right to perform a third party audit of the Sunrise Member's Development Costs with respect to each Property. The Sunrise Member will cooperate, and cause its Related Parties to cooperate, with any such audit. The cost of any such audit performed after the date hereof shall be an expense of the AEW Member outside of the Company, and the cost of cooperation with any such audit by the Sunrise Member shall be an expense of the Sunrise Member outside the Company; provided, however, that if any such audit reveals that the Sunrise Member or any Related Party overstated Development Costs to the AEW Member with respect to any Property, then: (i) there shall be an appropriate adjustment between the AEW Member and the Sunrise Member to reflect the Contributions that should have been made by the AEW Member if the Development Costs had been correctly reported(if an adjustment results from such discrepancy); and (ii) if such audit reveals that the Sunrise Member or any Related Party overstated Development Costs to the AEW Member by more than five (5%) percent with respect to any Property, and the resulting adjustment under clause (i) above results in a reduction of the contributions required to be made by the AEW Member, the Sunrise Member shall reimburse the AEW Member (as an expense of the Sunrise Member outside the Company) for the reasonable audit costs incurred by the AEW Member.

     Section 3.14. Repayment of Subdebt. Within ninety (90) days after final, lien-free completion of construction of all Properties and disbursement of all available funds from the Construction Loans, the Sunrise Member shall deliver to the AEW Member a final accounting and reconciliation of all Project Costs and the amounts disbursed under all Construction Loans and the Revolving Credit Agreement. The Members shall make Contributions in accordance with their respective Proportionate Shares of the balance of any Subdebt (including all accrued interest); provided, however, that the AEW Member may elect not to Contribute funds to pay all or any portion of its Proportionate Share of any such Subdebt, in which case such Subdebt, and any accrued interest thereon, shall be repaid as provided in Section 5.3 below. Notwithstanding the foregoing, the Sunrise Member shall cause SDI to pay any portion of any Subdebt (and any accrued interest thereon) which is a "Guaranteed Obligation" under Section 2.07 of the Development Agreement by virtue of Project Costs exceeding the Development Budget, subject to the terms of Section 6 of the Master Agreement. No such payment by SDI shall be deemed to be a Contribution by the Sunrise Member, nor shall the Company nor any of its Members have any obligation to SDI with respect thereto for reimbursement thereof or otherwise.

     Section 3.15. AEW Member Contribution Cap. Notwithstanding any provision hereof to the contrary, in no event shall the AEW Member be required to make any Contribution to the extent that such Contribution would cause the aggregate amount of all Contributions made by the AEW Member to exceed the AEW Member Contribution Cap (unless additional Properties become subject to this Agreement pursuant to a written amendment to this Agreement executed by the Members, in which case the AEW Member Contribution Cap shall be adjusted as provided in such amendment).

                   ARTICLE IV - CAPITAL ACCOUNTS, ALLOCATIONS
                               OF INCOME AND LOSS

     Section 4.1. Capital Accounts. A separate capital account (each a "Capital Account") shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

(a) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the Company, the fair market value of any property contributed by such Member to the capital of Company, the amount of liabilities of the Company assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits of the Company and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the Company, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject and such Member's share of the Net Losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members.

(b) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     Section 4.2. Allocation of Net Profits. Except as provided in Sections 4.6 and 4.7 below (which shall be applied first), Net Profits of the Company for any relevant period shall be allocated as follows:

          (a) First, to any Members having negative Modified Capital Account balances, in proportion to and to the extent of such negative balances; and

          (b) The balance, if any, to the Members in such proportions and in such amounts as would result in the Modified Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the then Company Capital determined by calculating the amount the Member would receive if an amount equal to the Company Capital were distributed to the Members in accordance with the provisions of Section 5.3 hereof (without regard to subsection (e) thereof).

     Section 4.3. Allocations of Net Losses. Except as provided in Sections 4.5,
4.6 and 4.7 below (which shall be applied first), Net Losses of the Company for any relevant period shall be allocated as follows:

          (a) First, to each Member with a positive Modified Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Modified Capital Account balances of all Members having positive Modified Capital Account balances, then the Net Losses shall be allocated to the Members in such proportions and in such amounts as would result in the Modified Capital

Account balance of each Member equaling, as nearly as possible, such Member's share of the then Company Capital determined as set forth in Section 4.2(b) above; and

          (b) The balance, if any, to the Members in accordance with their respective Proportionate Shares.

     Section 4.4. Allocations If Insufficient Net Profits or Net Losses. If the amount of Net Profits allocable to the Members pursuant to Section 4.2 or the amount of Net Losses allocable to them pursuant to Section 4.3 is insufficient to allow the Modified Capital Account balance of each Member to equal such Member's share of the Company Capital, such Net Profits or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members' respective Modified Capital Account balances and their respective shares of the Company Capital in proportion to such differences.

     Section 4.5. Loss Limitation. Net Losses allocated pursuant to Section 4.3 shall not exceed the maximum amount of Net Losses that can be allocated without causing or increasing a deficit balance in a Member's Adjusted Capital Account. A Member's "Adjusted Capital Account" balance shall mean such Member's Capital Account balance increased by such Member's obligation to restore a deficit balance in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6). In the event that one but not all of the Members would have a deficit balance in its Adjusted Capital Account as a consequence of an allocation of Net Losses pursuant to Section 4.3 in excess of the amount, if any, permitted under the first sentence of this Section 4.5, the limitation set forth in this Section 4.5 shall be applied by allocating 100% of the remaining Net Losses to the other Members in accordance with Section 4.3 until the Adjusted Capital Account of such other Member is zero.

     Section 4.6. Minimum Gain Chargebacks and Nonrecourse Deductions.

          (a) Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in Company Minimum Gain during a fiscal year, the Members shall be allocated items of income and gain (computed with the adjustments set forth in clauses (i), (ii), (iii), (iv), (vii) and (viii) of the definition of "Net Profits" and "Net Losses") in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "Company Minimum Gain" shall mean "partnership minimum gain" as set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member's share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 4.6(a) is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

          (b) Notwithstanding any other provision of this Agreement, "nonrecourse deductions" (within the meaning of Treasury Regulations Section 1.704-2(b)(1) shall be allocated to the Members, pari passu, in proportion to their Proportionate Shares.

          (c) Notwithstanding any other provisions of this Agreement, to the extent required by Treasury Regulations Section 1.704-(i)), any items of income, gain, loss or deduction of the Company (computed with the adjustments as set forth in clauses (i), (ii), (iii), (iv), (vii) and (viii) of the definitions of "Net Profits" and "Net Losses") that are attributable to a nonrecourse debt of the Company that constitutes "partner nonrecourse debt" as defined in Treasury Regulations
Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 4.6(c) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

     Section 4.7. Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit balance in its Capital Account (in excess of any deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain (computed with the adjustments set forth in clauses (i), (ii), (iii), (iv), (vii) and (viii) of the definition of "Net Profits" and "Net Losses") in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 4.7 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

     Section 4.8. Tax Allocation: Code Section 704(c). Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Gross Asset Value of any property of the Company differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Gross Asset Value in the manner provided for under Code Section 704(c). To the extent that regulations promulgated pursuant to Code Section 704(c) permit a Partnership to utilize alternative methods to eliminate the disparities between book value (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(g)) of the property and its adjusted tax basis, the Sunrise Member shall, subject to the following, have the authority to elect the method to be used by the Company and such election shall be binding on all Members. With respect to the Properties, the Company shall elect to use the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

     Section 4.9. Distributions of Nonrecourse Liability Proceeds. If, during a fiscal year, the Company makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the Company that is allocable to an increase in Company Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Company Minimum Gain.

     Section 4.10. Intentionally Omitted.

     Section 4.11. Other Allocation Provisions. Any elections or other decisions relating to the allocations of Company items of income, gain, loss, deduction or credit shall be made by the Sunrise Member in any manner that reasonably reflects the purpose and intention of this Agreement.

     Section 4.12. No Deficit Restoration to Members. No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.

     Section 4.13. Timing of Allocations. Allocations of Net Profits, Net Losses and similar items provided for in this Article IV shall generally be made as of the end of the Fiscal Year of the Company; provided, however, that allocations of items described in clause (vii) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized.

                            ARTICLE V - DISTRIBUTIONS

     Section 5.1. General Provisions.

          5.1.1 General. The Manager shall cause all Distributable Cash held by the Company to be distributed to the Members.

          5.1.2 Prohibited Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make any distributions prohibited by the terms of the Act.

     Section 5.2. Distributions of Distributable Cash.

          5.2.1 General. Subject to the provisions of Sections 5.2.2, 5.2.3, 5.2.4, 5.3 and 5.4, within twenty-five (25) days after the end of each calendar quarter, the Manager shall distribute Distributable Cash with respect to such calendar quarter to the Members, subject to any adjustments made pursuant to
Section 3.9 or Section 3.12, as follows:

          (a) First, to the AEW Member and the Sunrise Member, in accordance with the AEW First Tier Distribution Percentage and the Sunrise Member First Tier Distribution Percentage, respectively, until the balance of the AEW Member's Unpaid First Tier Return Amount has been reduced to zero (0);

          (b) Second, to the Sunrise Member until the balance of the Sunrise Member's Unpaid First Tier Return Amount has been reduced to zero (0);

          (c) Third, the balance, if any, shall be distributed to the Members in accordance with their respective Proportionate Shares.

          5.2.2 After Marriott Termination Notice. Notwithstanding the provisions of Section 5.2.1, provided that and for so long as neither the Sunrise Member, SALI, SALMI, SDI, nor any of its or their Related Parties has obtained directly or indirectly any Marriott Management Rights or entered into any agreement pursuant to which it may obtain Marriott Management Rights, subject to the provisions of Sections 5.2.3, 5.2.4, 5.3 and 5.4, within twenty-five (25) days after the end of each calendar quarter from and after the date of delivery by the Sunrise Member to the AEW Member of a Marriott Termination Notice, the Manager shall distribute Distributable Cash with respect to such quarter to the Members in accordance with their respective Proportionate Shares. Notwithstanding the foregoing provisions of this Section 5.2.2, upon such time, if ever, that the Sunrise Member, SALI, SALMI, SDI or any of its or their Related Parties shall obtain directly or indirectly, any Marriott Management Rights, distributions of Distributable Cash shall again be made in accordance with and pursuant to Section 5.2.1 hereof and not this Section 5.2.2, effective as of the earlier of (i) date that the Sunrise Member, SALI, SALMI, SDI or any of its or their Related Parties executes any document, instrument, or agreement with respect to the exercise of Marriott Management Rights, or (ii) commences the performance of any services with respect to any Senior Housing Facilities which is subject to such Marriott Management Rights.

          5.2.3 Adjustments to Distributable Cash. Should any adjustments have been made pursuant to Section 3.9 herein, Distributable Cash with respect to such Calendar Year shall be divided by 365 to arrive at the "Average Distributable Cash per Day." Said amount shall then be allocated between the Members in proportion to their Proportionate Shares for each day of the Calendar Year to arrive at, for each Member, the "Member's Share of Daily Distributable Cash." Each Member's share of Distributable Cash for the Calendar Year shall equal the sum of the Member's Shares of Daily Distributable Cash for all days during the Calendar Year.

          5.2.4 Monthly Estimated Distributions. Without limiting the provisions of Section 5.2.1 and 5.2.2, commencing after the first (1st) month for which Distributable Cash is equal to or greater than $25,000, within twelve (12) days after the end of each of the first two (2) calendar months in each calendar quarter, the Manager shall distribute Distributable Cash with respect to such calendar month to the Members based upon the Manager's good faith estimate of the distributions and payments that would be made to each Member and Operator if the distributions and payments under Section 5.2.1 or Section 5.2.2, as the case may be, were required to be made monthly rather than quarterly (unless such 12th day is not Business Day, in which case such distribution shall be made on the next Business Day after said 12th day). Within twelve (12) days after the third calendar month in each calendar quarter, the Manager shall reconcile the estimated distributions and payments made for the preceding calendar months with the actual distributions due to the Members and payments to the Operator for the calendar quarter and shall adjust distributions due to the Members and payments due to Operator as necessary to comply with the provisions of Section 5.2.1, or
Section 5.2.2, as the case may be, for such calendar quarter (unless such 12th day is not Business Day, in which case such distribution shall be made on the next Business Day after said 12th day). The Members hereby agree to return such distributions, and the Sunrise Member hereby guarantees the obligation of the Operator to return such payments made, as may be necessary to achieve such reconciliation within ten (10) days after written demand by the Manager or the AEW Member, provided that such demand is accompanied by reasonable supporting documentation.

     Section 5.3. Distributions From Capital Transactions.

          5.3.1 General. Subject to the provisions of Section 5.2 above and
Section 5.3.2 below, as soon as reasonably practicable (but in any event within thirty (30) days) after the closing of any Capital Transaction, the Manager shall distribute any distributable proceeds of such Capital Transaction to the Members as follows, after paying, satisfying or funding the following (in the following order of priority): (1) paying all usual and customary closing costs in connection with the applicable Capital Transaction, (2) satisfying any outstanding Loans with respect to the Properties to which the Capital Transaction applied, (3) funding all Reserves, and (4) satisfying all outstanding Subdebt:

          (a) First, to the AEW Member and the Sunrise Member, in accordance with the AEW First Tier Distribution Percentage and the Sunrise First Tier Distribution Percentage, respectively, until the balance of the AEW Member's Unpaid First Tier Return Amount has been reduced to zero (0);

          (b) Second, to the AEW Member and the Sunrise Member, in accordance with the AEW First Tier Distribution Percentage and the Sunrise First Tier Distribution Percentage, respectively, until the balance of the AEW Member's Unreturned Contributions has been reduced to zero (0);

          (c) Third, to the Sunrise Member until the balance of the Sunrise Member's Unpaid First Tier Return Amount has been reduced to zero (0);

          (d) Fourth, to the Sunrise Member until the balance of the Sunrise Member's Unreturned Contributions has been reduced to zero (0);

          (e) Fifth, to the Sunrise Member until the balance of any Operating Deficit Loans, together with a 10% per annum return thereon, has been reduced to zero (0);

          (f) Sixth, to the AEW Member and the Sunrise Member, in accordance with the AEW Second Tier Distribution Percentage and the Sunrise Second Tier Distribution Percentage, respectively, until the balance of the AEW Member's Unpaid Second Tier Return Amount has been reduced to zero (0); and

          (g) Seventh, the balance, if any, shall be distributed to the AEW Member and the Sunrise Member, in accordance with the AEW Third Tier Distribution Percentage and the Sunrise Third Tier Distribution Percentage, respectively.

          5.3.2 After Marriott Termination Notice. Notwithstanding provisions of
Section 5.3.1, provided that and for so long as neither the Sunrise Member, SALI, SALMI, SAI or any of its or their Related Parties has obtained, directly or indirectly, any Marriott Management Rights, subject to the provisions of
Section 5.2, as soon as reasonably practicable (but in any event within thirty
(30) days) after the closing of any Capital Transaction which occurs after the date that the Sunrise Member gives the AEW Member a Marriott Termination Notice, the Manager shall distribute any distributable proceeds of such Capital Transaction to the Members as follows, after paying, satisfying or funding the following (in the following order of priority): (1) paying all usual and customary closing costs in connection with the applicable Capital Transaction,
(2) satisfying any outstanding Loans with respect to the Properties to which the Capital Transaction applied, (3) funding all Reserves, and (4) satisfying all outstanding Subdebt:

          (a) First, to the AEW Member and the Sunrise Member in accordance with their respective Proportionate Shares, until the balance of the AEW Member's Unpaid First Tier

Return Amount has been reduced to zero (0) and the balance of the Sunrise Member's Unpaid First Tier Return Amount has been reduced to zero(0);

          (b) Second, to the AEW Member and the Sunrise Member, in accordance with their respective Proportionate Shares, until the balance of the AEW Member's Unreturned Contributions has been reduced to zero (0) and the balance of the Sunrise Member's Unreturned Contributions has been reduced to zero (0);

          (c) Third, to the Sunrise Member until the balance of any Operating Deficit Loans, together with a 10% per annum return thereon, has been reduced to zero (0);

          (d) Fourth, to the AEW Member and the Sunrise Member, in accordance with the AEW Second Tier Distribution Percentage and the Sunrise Second Tier Distribution Percentage, respectively, until the balance of the AEW Member's Unpaid Second Tier Return Amount has been reduced to zero (0); and

          (e) Fifth, the balance, if any, shall be distributed to the AEW Member and the Sunrise Member, in accordance with the AEW Third Tier Distribution Percentage and the Sunrise Third Tier Distribution Percentage, respectively.

     Section 5.4. Distributions Upon Liquidations. In the event the Company (or a Member's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), then, all distributions shall be made in accordance with Section 5.3 hereof.

                         ARTICLE VI - POWERS AND DUTIES

     Section 6.1. General Responsibilities of Manager. Subject to the AEW Member's rights as set forth in this Article VI and elsewhere in this Agreement, the Manager shall be the manager of the Company and in such capacity shall have full responsibility and exclusive and complete discretion in the management and control of the business and affairs of the Company for the purposes herein stated, shall make all decisions affecting the Company's affairs and business, and shall have full, complete and exclusive discretion to take any and all action that the Company is authorized to take and to make all decisions with respect thereto. The Manager shall discharge its duties in a fiduciary capacity under applicable law and in good faith, in a manner it reasonably believes to be in the best interest of the Company, and with the degree of care, skill, prudence and diligence that is customarily exercised by Manager in the operation of Senior Housing Facilities currently owned by Manager. The Manager shall not knowingly or intentionally allow the Company or any of its Subsidiaries to violate applicable state or federal laws. The Manager shall not be entitled to any compensation in consideration of it acting as manager of the Company and shall only be paid or reimbursed to the extent expressly set forth herein.

     Section 6.2. Budgets and Business Plans.

          (a) Within the time limits set forth on Exhibit J attached hereto, the Manager shall prepare and submit to the AEW Member for (i) initial review a draft of the annual business plan, and (ii) approval a proposed final annual business plan for the next calendar year for the Company and each Subsidiary (it being understood and agreed that the Manager shall submit separate business plans for each Subsidiary and a consolidated business plan for the Company), in such detail as the AEW Member may reasonably request, but in any event, containing (i) budgets for the Company and each Subsidiary, (ii) a market analysis, (iii) a general outlook for each investment, (iv) capital expenditures, and (v) marketing expenses. Any business plan submitted to and approved by the AEW Member shall be an "Annual Business Plan." The Annual Business Plan for each Property shall also include a development budget satisfactory to the Members setting forth the Project Costs for each Property (a "Development Budget"). Each Development Budget shall also include the cost of all FF&E, case goods and systems consistent with those utilized and installed in a state of the art, prototypical Sunrise Senior Housing Facility. The Annual Business Plan for each Property for the remainder of Fiscal Year 2002 and Fiscal Year 2003 has been provided by Sunrise Member to AEW Member, receipt of which are hereby acknowledged. Annual Business Plans for Fiscal Years after 2003 shall comply with the requirements of this Section and any other applicable requirements of this Agreement and shall generally be in the form previously provided with respect to any Property then under development. The Annual Business Plans for Fiscal Years after 2003 with respect to any Property with respect to which construction is complete shall be generally in the form used by the Members pursuant to the AL One Venture Agreement (it being understood that the failure of the form of the Annual Business Plans for Fiscal Year 2002 and Fiscal Year 2003 or the form used pursuant to the AL One Venture Agreement to incorporate any requirement of this Agreement shall not relieve Manager of its obligation to satisfy such requirement).

          (b) Until the business plan for any calendar year has been approved by the AEW Member, the Annual Business Plan for the preceding calendar year shall apply to such calendar year. To the extent that Project Costs are approved in an Annual Business Plan for future periods beyond the current budget year, such Project Costs shall be deemed incorporated into the Annual Business Plans for such future periods, as applicable, unless and until modified by the Members through their subsequent approval of an Annual Business Plan which provides for different Project Costs for such future periods. The Manager shall use commercially reasonable efforts to cause the Company and each Subsidiary to comply with any Annual Business Plan. The Manager shall not take any voluntary action to cause a substantial change in or a substantial deviation from any Annual Business Plan without the approval of the AEW Member. Each Annual Business Plan shall include, as appropriate, the following:

               (i) a brief narrative description of any material activity planned to be undertaken;

               (ii) capital budgets for each Property;

               (iii) a projected annual income statement (accrual basis) on a month-by-month basis;

               (iv) a projection as to the timing and amount of distributions of Distributable Cash;

               (v) a schedule of total projected Distributable Cash (including the categories of itemized revenues and expenses used for the Annual Business Plan for year 2003 and such other categories as the AEW Member may reasonably request) and projected uses of monies in any reserves on a month-by-month basis, including a schedule of projected Negative Cash Flow, if any;

               (vi) if the Members have elected to attempt to sell any assets of the Company or any of its Subsidiaries during the applicable year, a marketing plan indicating the assets of the Company and its Subsidiaries to be made available for sale and a schedule of offering prices for such assets and indicating the sales plans, if any, for Company and Subsidiary assets;

               (vii) a description of any planned Loans;

               (viii) a description of any planned construction, capital, FF&E or other personal property expenditures, including projected dates for commencement and completion of the foregoing;

               (ix) any changes in the investment plans for the Company's and all Subsidiaries' cash assets;

               (x) a description, including the identity of the recipient (if known) and the amount and purpose, of all fees and other payments proposed or expected to be paid for professional services and, if a fee or payment exceeds $25,000, for other services rendered to the Company by Third Parties;

               (xi) an annual strategic plan with a 3-year forecast of operating performance, hold/sell analyses and competitive market updates for each Property in a format approved by the AEW Member;

               (xii) a detailed description of such other information, plans, maps, contracts, agreements or other matters necessary in order to inform the AEW Member of all material matters relevant to the development, construction, operation, management and, if the Members have elected to attempt to sell any assets of the Company or any Subsidiary during the applicable year, sale of Company and Subsidiary assets or any portion thereof; and

               (xiii) a brief report as to compliance by the Company, the Subsidiaries, the Manager and the Operator (insofar as their activities relate to the Facilities) with respect to the requirements of Sections 12.15 through 12.21, inclusive, hereof, and plan for compliance therewith during the upcoming year; and

               (xiv) review of the position of the Policy Compliance Administrator, as provided in Section 6.8 below.

     Section 6.3. Implementation of Annual Business Plan. The Manager shall, subject to the availability of Company revenues and other cash flow and the provisions of Section 6.5 below, implement the then applicable Annual Business Plan and shall have the authority, together with the obligation and responsibility, to manage the Company's business in accordance therewith. In performing its duties under this Section 6.3, the Manager shall have the power and authority to act alone, and in the name and on behalf of the Company, including the power to execute for and on behalf of the Company any and all documents and instruments which may be necessary to carry on the business of the Company, in connection with the affairs of the Company, subject to the provisions of Section 6.5 below.

     Section 6.4. Authority of Manager. Subject to Section 6.5, the powers and duties of the Manager shall include, but are not limited to, the following:

          (a) To collect, on a diligent and timely basis, all rents, interest, issues, dividends, income, profits and properties of every nature due to the Company or any Subsidiary and to hold or make timely distributions thereof in accordance with the terms of this Agreement.

          (b) Subject to the provisions of Section 9.2 hereof, to invest and reinvest cash of the Company or any Subsidiary in one or more interest bearing demand deposit accounts or other interest bearing accounts, which accounts are solely the property of the Company or such Subsidiary, with any state or national bank, provided that the deposits maintained in such accounts are fully insured by the Federal Deposit Insurance Corporation, or invested in United States government securities, repurchase agreements secured by obligations of the United States or its agencies, or other investments and securities issued or fully guaranteed by the United States or its agencies, with average maturities of, or redeemable in, not greater than 180 days, provided, however, that Company and Subsidiary funds shall not be deposited in commingled accounts;

          (c) Prior to completion of construction, the Sunrise Member shall cause insurance with respect to each Property to be placed by SDI pursuant to the Development Agreement. After the completion of construction, Manager shall maintain a program of insurance coverage for the Company and its Subsidiaries, which shall be with insurance companies and coverages and amounts and otherwise in form and substance as agreed upon, in writing, by the Members (the "Insurance Program"). The Members hereby agree that the Insurance Program shall include property insurance coverage for the Properties through the CalPERS Master Insurance Program until such time as the AEW Member shall elect in writing to discontinue the coverage within said CalPERS Master Insurance Program. Further, subject to the provisions set forth below in this Section 6.4(c), the coverages required to be obtained and maintained under the Insurance Program shall include the requirements set forth on Exhibit E attached hereto. Annually, on or before the date which is sixty (60) days prior to each renewal date for the Insurance Program during the term of this Agreement, the Insurance Program shall be reviewed by the Members in consultation with each other. During the annual insurance review process, the AEW Member may propose an alternative Insurance Program for approval, and if adopting such proposed Insurance Program would result in a five (5%) percent or more savings on the premiums that would be due for the following year under the Insurance Program then in place or proposed by Manager, then, assuming the AEW Member's Insurance Program is for the same coverages in types, amounts and with companies of equal or better ratings, then the AEW Member's Insurance Program shall be deemed approved by the Members and constitute the Insurance Program; provided further, however, that the AEW Member shall have the right to discontinue property insurance coverage through the CalPERS Master Insurance Program at any time upon written notice to the Sunrise Member notwithstanding whether a savings on premiums would be achieved as a result of discontinuing such coverage and adopting alternative coverage. The AEW Member and Manager shall each be provided with certificates of insurance prior to each closing of an acquisition of a Property by the Company or a Subsidiary and whenever the insurance is renewed, modified or replaced. The AEW Member represents that neither the AEW Member nor CalPERS is charging the Company or any Subsidiary any mark-up for overhead or profit for insurance procured through the CalPERS Master Insurance Program.

          (d) To pay out of the assets of the Company or the applicable Subsidiary the taxes, premiums for liability insurance, casualty insurance (at replacement cost) and other expenses generally associated with the ownership of real estate assets, as approved in the Annual Business Plan or otherwise by the AEW Member, and in accordance with the requirements of the Cash Management System.

          (e) To establish one or more corporations, partnerships, trust or limited liability companies wholly-owned by the Company which corporations, partnerships, trusts or limited liability companies are either exempt from taxation under Section 501(c)(2) or Section 501(c)(25) of the Code, treated for federal income tax purposes as a so-called "pass through" entities or disregarded for federal income tax purposes. Any such corporation, partnership, trust or limited liability company shall be organized for the exclusive purpose of facilitating transactions contemplated by this Agreement, such as holding title to Property for the Company;

          (f) To make distributions, in accordance with Article V, of cash assets and liquidation proceeds and proceeds from the sale, exchange or disposition of any and all property acquired, all in accordance with the requirements of the Cash Management System;

          (g) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

     Section 6.5. Approval Rights of the AEW Member. Notwithstanding any provision of this Agreement to the contrary, the Manager shall not, in the exercise of its general control and decision-making authority as more particularly described in this Article VI, take or cause the Company or any Subsidiary to take any of the actions described in Exhibit F (each, a "Major Decision"), without in each instance first obtaining the prior written consent of the AEW Member (which approval may be granted as to such specific instances in approving an Annual Business Plan) or take any other action which contravenes any consent or approval of a Major Decision granted by the AEW Member pursuant to the terms of this Agreement.

     Section 6.6. Other Business Activities of the Members.

          6.6.1 General Provisions. Except as set forth herein, neither the Members nor any Related Parties of the Members shall be obligated to present any investment opportunity to the Company, even if the opportunity is of a character consistent with the Company's other activities and interests. Except as set forth herein, the Members and the Members' Related Parties may engage in or possess any interest, directly or indirectly, in any other business venture of any nature or description independently or with others, including but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property competitive with the Properties. Except as set forth herein, membership in the Company and the assumption by either Member of any duties hereunder shall be without prejudice to such Member's rights (or the rights of its affiliates) to have such other interests and


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

activities and to receive and enjoy profits or compensation therefrom, and neither the Company nor the other Member(s) shall have any right by virtue of this Agreement in and to such ventures or the income or profits derived therefrom.

          6.6.2 Non-Compete. Notwithstanding any provision of this Agreement to the contrary, Sunrise shall not engage in or possess, directly or indirectly, any interest in any Senior Housing Facility or the acquisition, ownership, development, redevelopment, leasing, operation or management thereof within any Non-Compete Area; provided, however, that Sunrise shall have the right to:

               (i) own, operate and manage any Existing Sunrise Non-Compete Area Project;

               (ii) manage any Pre-Existing Facility located within any Non-Compete Area, provided that (A) the fees and other compensation paid to Sunrise for its services in connection with the Pre-Existing Facility are not based upon an incentive management structure or similar structure as a result of which the direct or indirect economic interest of Sunrise with respect to the Pre-Existing Facility is substantially equivalent to the economic interest that would exist if Sunrise actually owned or controlled directly or indirectly more than twenty percent (20%) of the beneficial ownership interests in the Pre-Existing Facility or in the Entity which owns or leases the Pre-Existing Facility; and (B) at no time during the Investment Period shall Sunrise own or control directly or indirectly more than twenty percent (20%) of the beneficial ownership interests in the Pre-Existing Facility or in the Entity which owns or leases the Pre-Existing Facility; and

               (iii) acquire, own and operate any Pre-Existing Facility located within any Non-Compete Area, provided that (A) the Pre-Existing Facility is included within a portfolio of Senior Housing Facilities and is acquired by Sunrise simultaneously with the acquisition by Sunrise of the remainder of such portfolio from a single Seller in a single transaction, and (B) the sum of the fair market value of the Pre-Existing Facility and the fair market value of all other Pre-Existing Facilities acquired as part of such portfolio which are located within any Non-Compete Area, including, without limitation, the Non-Compete Area in which the subject Pre-Existing Senior Housing Facility is located, is less than twenty-five percent (25%) of the fair market value, on an aggregate basis, of the entire portfolio so acquired.

          6.6.3 Intentionally Omitted.

          6.6.4 Intentionally Omitted.

          6.6.5 Related Party Transactions Generally Prohibited. Except as expressly approved in this Agreement, in an Approved Budget, in an Annual Business Plan or otherwise, neither Member shall engage or pay (or cause the Company to engage or pay) any compensation to any Related Party of such Member for the provision of services to the Company unless (a) such party is fully qualified and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Related Party for the services are consistent with then current market standards for arms length transactions,
(c) the Member discloses such
engagement to the other Member as a transaction with a Related Party, and (d) the Members approve such engagement or payment.

          6.6.6 Permitted Related Party Transactions. Any and all Related Party transactions shall be on terms and shall contain conditions as would be negotiated at "arms length" with a Third Party.

     Section 6.7. Limitation of Liability.

          6.7.1 Exculpatory Provisions. None of the Sunrise Member, the AEW Member, any Related Party of any Member or any Member's agents, officers, partners, members, employees, representatives, directors or shareholders shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any good faith failure or refusal to perform any acts except those required by the terms of this Agreement, or (iii) any performance or omission to perform any acts in reliance on the advice of accountants or legal counsel for the Company; provided, however, that each Member shall nevertheless be liable in all events for its own fraud, negligence or willful misconduct.

          6.7.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and save harmless each Member, and each Member's Related Parties, agents, officers, partners, members, employees, representatives, directors and shareholders from any loss, cost, damage, fee (including without limitation, legal fees and costs) or expense incurred by reason of (i) such party's status as a Member or the Related Party of a Member or such party's status as agent, officer, partner, member, employee, representative, director or shareholder of such Member, (ii) any act performed in good faith within the scope of the authority conferred by this Agreement, (iii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iv) any performance or omission to perform any acts based upon reasonable good faith reliance on the advice of accountants or legal counsel for the Company, provided that no indemnification shall be given with respect to acts or omissions which constitute fraud, negligence or willful misconduct.

     Section 6.8. Policy Compliance Administrator.

          (a) The Sunrise Member shall have the right to hire, or authorize the Operator to hire, an employee (a "Policy Compliance Administrator") whose sole responsibilities and function (subject to the terms set forth in the proviso to the third sentence of Section 6.8(b) below) shall be to (i) assist the Operator, the Company, the Subsidiaries and the Sunrise Member to comply with the requirements of Sections 12.15 through 12.22 hereof, inclusive (and the like requirements of the Management Agreements), (ii) monitor and report to the Company and its Members with respect to such compliance, (iii) assist in the performance of accounting and reporting services required under Section 3.3(d) hereof, and (iv) assist in the performance of the services required under
Section 6.2(xii) hereof (the services under the foregoing clauses (i), (ii), (iii) and (iv) being referred to herein as "Policy Compliance Services").

          (b) Except as provided in the proviso to the third sentence of this
Section 6.8(b), the Policy Compliance Administrator shall not provide any services to the Sunrise Member, the

Operator or any other person or entity except for Policy Compliance Services with respect to the Facilities, as provided in Section 6.8(a) above. The salary of the Policy Compliance Administrator (together with any taxes and fringe benefits charged to the employer with respect thereto) shall be a Facility Expense, to be allocated among the Facilities on the basis of number of Facilities, not the number of beds or units. Without limiting the foregoing, the Sunrise Member shall reimburse the Company on a proportionate basis for the fully-loaded cost of any time spent by the Policy Compliance Administrator on any matter other than Policy Compliance Services with respect to the Facilities; provided, however, that, at the AEW Member's option, the Policy Compliance Administrator may provide supplemental services with respect to the Facilities (i.e. in addition to the basic services which the Sunrise Member and the Operator are required to deliver under this Agreement and the Management Agreements, respectively) in which event the Sunrise Member shall not be liable for reimbursement to the Company for the portion of the Policy Compliance Administrator's time allocable to such supplemental services, which shall continue to be treated as a Facility Expense.

          (c) Notwithstanding any provision hereof or of any Management Agreement to the contrary, as part of the Annual Business Plan each year, the Members shall confer in good faith to evaluate the costs and benefits of the position of Policy Compliance Administrator for the upcoming Fiscal Year. Based upon such good faith review, the time (and expense) of the Policy Compliance Administrator allocated to the Facilities shall be reduced or eliminated as appropriate.

          (d) Notwithstanding any provision hereof or of any Management Agreement to the contrary, all expenses of the Policy Compliance Administrator allocable to Policy Compliance Services shall be allocated between the Company and AL One based upon the number of Senior Housing Facilities owned by each company, and not the number of beds or units.

     Section 6.9. Prime Contacts at Sunrise. Without limiting any other obligation of Manager or any rights of the AEW Member hereunder, Manager hereby agrees to (i) make its "Director of Third Party Reporting" (initially Linda O'Brien), as well as SALMI's Chief Financial Officer, (initially Douglas MacLatchey) available to confer with representatives of the AEW Member from time to time as to the status of operations of the Properties and to respond to such reasonable inquiries with respect thereto as such representatives may make, and
(ii) cause SDI to make William Shields and Mark Owens (as to Properties located east of the Mississippi River) and Chris Tatum (as to Properties located west of the Mississippi River) available to confer with representatives of the AEW Member from time to time as to the status of development and construction of the Properties and to respond to such reasonable inquiries with respect thereto as such representatives may make. The AEW Member agrees not to contact operations-level personnel at any Property (including, without limitation, any Regional Director as described in Section 9.10 hereof) (except in the event of emergency) unless such contract is made by or through one of the foregoing prime contacts.

     Section 6.10. Obligations with Respect to SALI, SDI and Operator. The Sunrise Member shall cause the Company to comply with the terms and conditions of the Operating Deficit Loan Agreements, the Revolving Credit Agreements and the Development Agreements. Within seven (7) days after written demand by the AEW Member, the Sunrise Member further agrees to advance or pay to the Company any amount required to be advanced or paid by Operator, SALI or SDI under any Operating Deficit Loan Agreement, the Revolving Credit Agreement or Section 2.07 of any Development Agreement, respectively, which has not been paid or advanced on or before the date when due. Any such advance or payment by the Sunrise Member shall deemed to have been made upon the same terms and conditions as would have applied under the Operating Deficit Loan Agreement, the Revolving Credit Agreement or Section 2.07 of the Development Agreement, as the case may be.

     Section 6.11. Options with Respect to Grosse Pointe Project and
Woodland Hills. The AEW Member shall have the option to cause the Sunrise Member to contribute to the Company, and for the Company to develop, the Grosse Pointe Project or the Woodland Hills Project, or both of them, upon the following terms and conditions:

          (a) Within thirty (30) days after the date hereof, the Sunrise Member shall provide a proposed development budget for the Grosse Pointe Project and proposed development budget for the Woodland Hills Project. Each such budget shall be consistent with the format and assumptions used in the Development Budgets.

          (b) On or before the expiration of the period (the "Option Period") commencing on the date hereof and expiring on the earlier of (i) the date which is one year after the date hereof or (ii) the date which is forty-five (45) days after the last to occur of the receipt by the AEW Member of: (A) current environmental site assessment reports satisfactory to the AEW Member for the Grosse Pointe Project and the Woodland Hills Project prepared by the AEW Member's consultants; and (B) the proposed development budgets referenced in clause (a) above, the AEW Member shall have the right, exercisable by notice given to the Sunrise Member, to cause the Sunrise Member to contribute the Grosse Pointe Project or the Woodland Hills Project or both of them to the Company and for the Company to develop the same upon the terms and conditions of this Agreement.

          (c) If the AEW Member fails to give notice of its election under the foregoing clause (b) prior to the expiration of the Option Period with respect to the Grosse Pointe Project or the Woodland Hills Project, then the AEW Member shall be deemed to have waived the option herein granted with respect to such project.

          (d) If the AEW Member shall give notice of its exercise of the option with respect to the Grosse Pointe Project or the Woodland Hills Project, or both of them, on or before the expiration of the Option Period, then, within forty-five (45) days after the date of such exercise, the Members shall enter into a written amendment to this Agreement pursuant to which the Grosse Pointe Project or the Woodland Hills Project, or both of them, as the case may be, shall be added as Properties upon the terms and conditions set forth herein, which shall include, without limitation, the execution and delivery of Operating Deficit Loan Agreements, Facility Development Agreements, Facility Management Agreements, and such other Documents and amendments to the Master Agreement and Revolving Credit Agreement and such other Documents. In the event of such amendment, the AEW Member's Contribution Cap shall be adjusted proportionately based upon the Development Budget for the Grosse Pointe Project or the Woodland Hills Project, or both of them, as the case may be.

     Section 6.12 Contractor's Insurance. The Sunrise Member shall cause, or shall cause SDI to cause, the general contractor under the general construction contract for the Boulder property to increase its umbrella liability insurance coverage from $20,000,000 to $25,000,000 per occurrence on or before January 31, 2003, or the Sunrise Member shall procure such additional coverage on behalf of said general contractor on or before January 31, 2003; provided, further, however, that Sunrise Member shall use best efforts to cause the general contractor to so increase its coverage on or before January 15, 2003. The parties acknowledge that the cost for such additional insurance shall be a Project Cost and is included in the Development Budget for the Boulder Property.

                      ARTICLE VII - LIABILITIES OF MEMBERS

     Section 7.1 General. No Member shall be liable for any debts, liabilities, contracts or other obligations of the Company nor shall any Member be required to lend funds to the Company. Except as otherwise specifically required by
Article III or by applicable law, no Member shall be required to make any Contributions to the Company.

                  ARTICLE VIII - TRANSFER OF COMPANY INTEREST

     Section 8.1 Transfer by the Members.

          8.1.1 General Restrictions. No Member shall sell, pledge, hypothecate, assign, transfer, mortgage, charge or otherwise encumber, or suffer any Third Party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, directly or indirectly and whether voluntarily or by operation by law (collectively referred to as a "Transfer") any part or all of its interest or membership in the Company except as provided in this Article VIII. Any attempt to effect any of the foregoing prohibited actions shall be void ab initio and, in addition to other rights and remedies at law and in equity, the other Member or Members shall be entitled to injunctive relief enjoining the prohibited action. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning transfer set forth in this Agreement. The giving of consent or approval by the Member required under this
Article VIII in any one or more instances shall not limit or waive the need for such consent or approval in any other or subsequent instances. Notwithstanding anything in this Article VIII or this Agreement to the contrary, no Member shall have the right to effect any Transfer of its interest in the Company if the Transfer, in the opinion of counsel to the Company, may constitute a violation of any state or federal securities laws or other applicable law. Except as expressly permitted under Section 8.1.3, no Member shall have the right to effect any transfer of its interest in the Company if such Transfer would cause the Company to terminate under applicable law without the prior approval of the other Members; provided, however, that nothing herein contained shall limit the rights of the AEW Member to make a Transfer under Section 8.1.3 that results in a tax termination of the Company so long as the AEW Member and the transferee agree to cooperate with the Sunrise Member to take such action as may be necessary to continue the Company for tax purposes (the Sunrise Member hereby also agreeing to cooperate in taking such actions at the request of the AEW Member or such assignee). No Transfer by any Member of an interest in the Company may be made to any Person if: (i) such Transfer would cause any interest in the Company or any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ii) such Transfer would cause the Company to no longer be excluded from the definition of "Investment Company" under the Investment Company Act of 1940; (iii) such Transfer would cause the Company to be considered for purposes of Section 1.7704-1(h)(1)(ii) of the Regulations to have more than 100 members at any time during any taxable year; or (vi) such Transfer would result in a default under any Loan.

          8.1.2 Indirect Transfers. The restrictions set forth in this Article VIII shall not be construed to limit or restrict in any way (i) indirect transfers otherwise permitted under this Article VIII, or (ii) subject to
Section 8.2, indirect transfers of interests by or in the AEW Member or the Sunrise Member, or the constituent partners or members of the AEW Member or the Sunrise Member, as the case may be, except that no such Transfer shall be permitted if it would result in a default under any Loan.

          8.1.3 Permitted Transfers. Without any requirement for obtaining approval, but subject to the restrictions contained in this Section 8.1.3, the final sentence of Section 8.1.1 and the provisions of Section 8.2, each Member shall have the right to Transfer directly or indirectly all or a portion of its interest in the Company solely if such Transfer is to an Entity which is owned or controlled by, is under common ownership and control with or owns and controls the original Member. Notwithstanding anything herein to the contrary, in the case of any transfer by a Member, there shall at all times remain a single entity which has the authority to act on behalf of the Sunrise Member or the AEW Member, as the case may be. The Company and the other Member shall at all times be entitled to rely fully on the consent, direction, authorization or other binding action of the single designated entity authorized to act on behalf of such Member. The designation of a new entity to act on behalf of the Sunrise Member or the AEW Member, as the case may be, may only be made by the previous authorized entity. The initial entity authorized to act on behalf of the Sunrise Member is Sunrise Assisted Living Investments, Inc., through any duly authorized officer thereof. The initial authorized entity to act on behalf of the AEW Member shall be Seaport Senior Housing Management, LLC, acting through any duly authorized member or manager thereof. Each Member shall from time to time provide the other Member, upon request therefor, with a list of authorized individuals whose signatures will bind the authorized entities.

          8.1.4 Conditions to Substitutions. An assignee or transferee of a Member shall not have any other rights of a Member other than its right to distributions, unless and until the assignee is admitted as a substituted Member. Thereafter, subject to the last sentence of this Section, such assignee shall have all rights of a Member hereunder, except the right to provide consents and authorizations, which shall remain subject to Section 8.1.3. An assignee or transferee shall become a substituted Member when and if the assignee or transferee (a) pays all Company expenses incurred in connection with its substitution; (b) submits a duly executed instrument of assignment, in a form reasonably satisfactory to the non-assigning Member, specifying the membership interest assigned to it and setting forth the assigning Member's intention that the assignee succeed to such portion of the assigning Member's membership interest; (c) executes a copy of this Agreement or an amendment to this Agreement; and (d) is approved unanimously by the Members to be admitted as a Substituted Member. The admission of a substituted Member shall be effective as of the close of the day on which all of the conditions specified in this
Section 8.1.4 have been satisfied.

     Section 8.2 Change in Control of the Sunrise Member.

          8.2.1 Definition of Change in Control.

               8.2.1.1 A "Change in Control" of the Sunrise Member shall be deemed to occur if, at any time after the date of the formation of the Company,
(i) any Person (or one or more Persons acting in concert as a group) acquires
(A) more than fifty percent (50%) of the outstanding capital stock of SALI, SALII, SALMI or SDI, or (B) such percentage of the outstanding capital stock of SALI, SALII, SALMI or SDI or such other rights as would entitle such Person (or such group) to appoint a majority of the board of SALI, SALII, SALMI or SDI and such Person or group actually exercises such right and elects a majority of the board members who were not members prior to such time; (ii) a merger, exchange, consolidation, recapitalization or other business combination (a "Business Combination") occurs in which the holders of the outstanding capital stock of SALI, SALII, SALMI or SDI immediately prior to such Business Combination, disregarding for such purposes any holders who are affiliates of another party to the Business Combination or acting in concert as a group with such other party, own less than fifty-one percent (51%) of the aggregate equity interests of the surviving entity or own less than fifty-one percent (51%) of the voting securities (determined on the basis of number of votes per security) immediately following such Business Combination; or (iii) all or substantially all of the assets of SALI, SALII, SALMI or SDI are sold or otherwise disposed of, directly, indirectly, voluntarily, involuntarily, by operation of law or otherwise; provided, however, that a sale by SALI, SALII or SALMI of their real estate assets shall not be considered a Change of Control if SALI, SALII, SALMI or an entity of which SALI, SALII or SALMI owns not less than fifty-one percent (51%) of the aggregate equity interests or not less than fifty-one percent (51%) of the voting securities (determined on the basis of number of votes per security) retains management of such real estate assets for a term not less than the term of the Facility Management Agreements remaining at the time of such sale.

               8.2.1.2 A "Permitted Change of Control" is a Change of Control
(i) which occurs after the first anniversary of the date hereof, and (ii) pursuant to which any applicable Person (or Persons) acquiring the stock of SALI, SALII, SALMI or SDI under Section 8.2.1.1(i), the surviving entity of any applicable Business Combination under Section 8.2.1.1(ii), or the Person which purchases all or substantially all of the assets of SALI, SALII, SALMI or SDI under Section 8.2.1.1(iii) (each such Person being referred to herein as the "New Entity") satisfies all of the following requirements:

                    (a) The tangible net worth of the New Entity, computed in accordance with GAAP, as of the date of the Change of Control is not less than the greatest of (A) the tangible net worth of SALI, SALII, SALMI and/or SDI, as the case may be, as of the date hereof, (B) the tangible net worth of SALI, SALII, SALMI and/or SDI, as the case may be, on the day prior to the date of the Change of Control, and (C) $250,000,000;

                    (b) Neither the New Entity nor any Person directly or indirectly controlling the New Entity, or any of the New Entity's operational subsidiaries shall, at any time (A) have filed a petition in bankruptcy or sought the protection of any bankruptcy or similar insolvency laws, or had a petition under any bankruptcy or creditors rights laws filed against it; (B) had any license or certification to operate any assisted living/dementia care or skilled nursing facility denied or revoked by any governmental authority due to any actual or alleged fault or failure by, or the negative reputation of, the New Entity or any of its Related Parties, (C) have paid on three (3) or more occasions during any period of five (5) consecutive years prior to the occurrence of the Change of Control any fine, penalty or sanction in excess of $7,500 each to one or more governmental authorities having jurisdiction with respect to licenses or certifications to operate assisted living/dementia care or nursing home facilities or under any Medicare, Medicaid or third party payor program (D) been found to have been grossly negligent to have committed willful or intentional misconduct in any lawsuit alleging any wrongdoing by the New Entity or any of its Related Parties or any of their respective employees relating to assisted living/dementia care or skilled nursing care, or (E) been found to have been liable in three (3) or more lawsuits alleging any wrongdoing by the New Entity or any of its Related Parties or any of their respective employees relating to assisted living/dementia care of skilled nursing facilities for any reason other than gross negligence, willful misconduct or recklessness;

                    (c) The New Entity, or its operational subsidiary or subsidiaries, shall (A) be licensed or certified for the operation of assisted living/dementia care facilities in each state in which the Properties are located as of the date of the Change of Control, and (B) have at least five (5) years experience in, the operation of a substantial number of assisted living/dementia care facilities located in metropolitan markets substantially similar to the Target Area; and

                    (d) The New Entity or its operational subsidiary or subsidiaries must have in place or adopt as of the date of the Change of Control, hiring, training and quality assurance programs and operating and management standards that are equivalent to or higher in quality than the Sunrise Standards in effect as of the date hereof.

               8.2.1.3 A "Prohibited Change Of Control" shall mean any Change of Control other than a Permitted Change of Control including, without limitation, any Change of Control which occurs on or before the first anniversary of the date hereof.

               8.2.1.4 Other Provisions. If the executive members of management of the Sunrise Member at any time desire to acquire an interest in SALI, SALII, SALMI or SDI that could constitute a Change in Control, the AEW Member agrees to discuss any such transaction with the Sunrise Member, provided that the AEW Member shall have no obligation whatsoever to consent thereto. Without limiting the generality of the foregoing, the acceptability of the executives in question and of the structure of the proposed transaction shall be in the sole and absolute discretion of the AEW Member.

          8.2.2 Rights of AEW Member. Upon the occurrence of ANY Prohibited Change of Control, the AEW Member shall have the option, exercisable within one hundred twenty (120) days of its obtaining knowledge of such Prohibited Change of Control, to purchase the interest of the Sunrise Member in the Company (the "Sunrise Interest") based upon the Appraised Fair Market Value (as hereinafter defined) of such interest or to deliver a Buy/Sell Offering Notice under Section
8.4. If the AEW Member fails to exercise its option under this Section 8.2.2 within such one hundred twenty (120) day period, its rights under this Section
8.2.2 shall lapse with respect to such Prohibited Change of Control. The Sunrise Member shall give notice as soon as reasonably practicable prior to the date that it anticipates that a Change in Control may occur. If the AEW Member elects to purchase the Sunrise Interest pursuant this
Section 8.2.2, then the Closing of such acquisition shall occur on a date specified by the AEW Member together with such exercise, such date to be no later than one hundred eighty (180) days after the date of such exercise. If closing does not take place by such date due to a default of the AEW Member, then the AEW Member's rights under this Section 8.2 shall lapse with respect to such Prohibited Change in Control.

          8.2.3 Appraised Fair Market Value. For purposes of this Section 8.2, "Appraised Fair Market Value" shall be determined as follows:

          (a) Within fifteen (15) days of exercise of the option set forth in this Section 8.2 (the "Section 8.2 Option") by the AEW Member (or in the case of any other requirement in this Agreement to determine the Appraised Fair Market Value), the AEW Member and the Sunrise Member shall appoint an MAI appraiser with at least ten (10) years experience appraising properties similar to the Properties in the jurisdictions in which same are located (a "Qualified Appraiser") whose determination of the Appraised Fair Market Value shall be the final and binding determination. If the Sunrise Member and the AEW Member cannot agree upon a Qualified Appraiser to make such appraisal within fifteen (15) days, then each such Member shall, within thirty (30) days thereafter, serve notice upon the other Member of a Qualified Appraiser selected by it. If either Member fails to so appoint a Qualified Appraiser within said thirty (30) day period, then the Qualified Appraiser so appointed by the other Member shall be the sole Qualified Appraiser and his determination of the Appraised Fair Market Value shall be final and binding. Within thirty (30) days of the appointment of the Qualified Appraiser or Qualified Appraisers, as set forth above, each Qualified Appraiser so appointed shall serve upon the other and upon each Member his determination of the Appraised Fair Market Value. If one Qualified Appraiser has been appointed pursuant to this paragraph, his determination of the Appraised Fair Market Value shall be the final determination of the Appraised Fair Market Value. If two Qualified Appraisers have been appointed pursuant to this paragraph, then if the greater Appraised Fair Market Value is no greater than seven percent (7%) more than the lesser Appraised Fair Market Value, then the Appraised Fair Market Value shall be the average of such two appraisals. If the foregoing is not the case, then such two Qualified Appraisers shall appoint a third Qualified Appraiser (provided, however, that if such appointment has not occurred, for any reason, within fifteen (15) days of the determination that the Appraised Fair Market Value will not be determined by such average, then either the Sunrise Member or the AEW Member may apply to any court of competent jurisdiction to appoint such third Qualified Appraiser), and within thirty (30) days of his appointment, such third Qualified Appraiser shall determine which of the initial Appraised Fair Market Values is more accurate, and such value shall be conclusively deemed the Appraised Fair Market Value. In determining Appraised Fair Market Value, the Qualified Appraisers shall be directed to determine the prices at which the Properties would be sold if sold in an organized manner for all cash. The Qualified Appraisers shall take into account the need or advisability of selling certain Properties in groups due to financing or similar restrictions. Where it is possible that Properties could be sold subject to existing financing, the appraisal shall take into account the projected cash price in excess of such existing financing. After determining the proceeds of a sale of all the Properties based upon the Appraised Fair Market Value, the Members shall do an analysis in order to determine how the proceeds of such a sale would be distributed pursuant to Section 5.3 of this Agreement, taking into account all preferences, accrued priority returns and similar items and reasonable liquidation costs and reserves. The amount which would be distributed to the Sunrise Member under such analysis shall be the purchase price to be paid by the AEW Member for the Sunrise Interest. No prepayment premiums or transfer fees for existing financing would be taken into account in determining the Appraised Fair Market Value or the purchase price for the Sunrise Interest unless such transfer fees, yield maintenance premiums and the like will be incurred as a result of the consummation of the purchase of the Sunrise Interest under this Section 8.2.

          (b) Except as otherwise set forth in this Section 8.2, the Closing of the sale of the Sunrise Interest pursuant to this Section 8.2 shall be consummated in the manner set forth in Section 8.4.4.

          (c) Each party shall pay either: (i) if the Appraised Fair Market Value is determined by a single Qualified Appraiser in accordance with the foregoing provisions of Section 8.2.3(a), one-half of the fees of a jointly appointed Qualified Appraiser, or (ii) if the Appraised Fair Market Value is determined by two Qualified Appraisers in accordance with the foregoing provisions of Section 8.2.3(a), the fees and expenses of the one of the two Qualified Appraisers appointed by or for such party, or, (iii) if the Appraised Market Value is determined by three Qualified Appraisers in accordance with the foregoing provisions of Section 8.2.3(a), the fees and expenses of the one of the two Qualified Appraisers appointed by or for such party and one-half of the fees and expenses of the third Qualified Appraiser, whichever is applicable.

     Section 8.3 Members.

          8.3.1 Terminating Event. Upon the occurrence of a Terminating Event with respect to a Member, the Legal Successor of the Member shall continue to possess the Member's interest in Company distributions, but shall possess no rights of approval or decision otherwise attendant to such interest.

          8.3.2 Withdrawal by Members. Notwithstanding any provision of the Act to the contrary, no Member may resign, withdraw or withdraw capital from the Company, except pursuant to a right expressly set forth herein.

     Section 8.4 Buy/Sell.

          8.4.1 Buy/Sell Offering Notice. Either Member may elect to proceed under this Section 8.4 with respect to membership interests in the Company or the Company's interest in any Buy/Sell Pool. The operation of this Section 8.4 may be triggered upon written notice (the "Buy/Sell Offering Notice"):

               (i) by either Member given at any time after the expiration of the Investment Period;

               (ii) by either Member no more than one hundred twenty (120) days after the occurrence of an Event of Default by the Buy/Sell Responding Member; or

               (iii) by the AEW Member given at any time after the date which is twelve (12) months after the date of any Permitted Change of Control;

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

provided, however, that (x) there is no Event of Default with respect to the Member initiating such notice; and (y) the Sunrise Member shall not have the right to initiate a Buy/Sell Offering Notice prior to the date of completion of construction of all of the Properties and Stabilization of the Portfolio, except in the case of a Buy/Sell Offering Notice given pursuant to Section 8.4(a)(ii) following an Event of Default by the AEW Member; and (z) if the AEW Member initiates a Buy/Sell Offering Notice prior to the completion of construction of the Properties that are subject to such notice, then the Sunrise Member must be released from all guarantees that it provided to the respective construction lenders in connection with the Construction Loans encumbering such Properties as a condition to the purchase of the Sunrise Member's interest in the Company or the Company's interest in the Buy/Sell Pool, as the case may be. The Member duly exercising such right and specifying the Properties which it desires to include in the Buy/Sell Pool shall be the "Buy/Sell Initiating Member" and the other Member shall be the "Buy/Sell Responding Member" for the purposes of this
Section 8.4. Each Buy/Sell Offering Notice shall set forth an amount determined by the Buy/Sell Initiating Member as the basis for the calculations required under Section 8.4.2 (the "Proposed Value"). No Buy/Sell Offering Notice or Responsive Notice under Section 8.4.2 may be rescinded once given, without the written consent of the other Member.

          8.4.2 Responsive Notice. Within thirty (30) days following the date of the Buy/Sell Offering Notice, the Buy/Sell Responding Member shall deliver to the Buy/Sell Initiating Member a responsive notice, without qualification or condition, electing either:

          (a) To sell to the Buy/Sell Initiating Member the entirety of the Buy/Sell Responding Member's interest in the Company or to cause the Company to sell to the Buy/Sell Initiating Member (and the Buy/Sell Initiating Member to purchase from the Company) the Company's interest in the Buy/Sell Pool at a price (the "Sale Price") equal to the amount of cash that would be distributed to the Buy/Sell Responding Member under Article V if all of the assets of the Company or the Company's interest in the Buy/Sell Pool were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in
Article IV which would be required to be made as a result of such sale and usual and customary closing costs; or

          (b) To purchase from the Buy/Sell Initiating Member the entirety of the Buy/Sell Initiating Member's interest in the Company or to purchase from the Company (and to cause the Company to sell to the Buy/Sell Responding Member) all of the Company's interest in the Buy/Sell Pool at a price (the "Buy Price") equal to the amount of cash that would be distributed to the Buy/Sell Initiating Member under Article V if all of the assets of the Company or the Company's interest in the Buy/Sell Pool were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs.

In calculating the amount which would be distributed to the applicable Member under either (a) or (b) above, the Buy/Sell Initiating Member shall take into account in determining the Proposed Value that a sum will be required to be set aside for liquidation costs and reserves, and all indebtedness of the Company (in the case of a purchase and sale of a Member's interest in the Company), or all indebtedness of the Company with respect to the Properties in any Buy/Sell Pool (in the case of a purchase and sale of the Company's interest in any Buy/Sell Pool), as the case may be, shall be deemed to be retired as of the Closing Date. The Sale Price or Buy Price

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

shall not take into account any loan assumption costs, prepayment premiums, breakage costs or similar items unless the same will be incurred as a result of the consummation of the purchase and sale of any interest of either Member in the Company or the Company's interest in any Buy/Sell Pool, as the case may be, pursuant to a Buy/Sell Offering Notice. The failure of the Buy/Sell Responding Member to give such a responsive notice (without qualification or condition) within the required time period shall be deemed notice of an election to sell its entire interest in the Company or the Company's interest in any Buy/Sell Pool, as the case may be, to the Buy/Sell Initiating Member under clause (a) above. The date as of which the Buy/Sell Responding Member shall have given notice of its election (or be deemed to have made an election) shall be the "Buy/Sell Election Date."

In the event of the purchase and sale of any Buy/Sell Pool, an amount equal to the payment that would have been made to the Members if the Company's interest in the Buy/Sell Pool had been sold for cash to a Third Party in the amount of the Proposed Value, taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs, shall be taken into account for purposes of determining amounts distributed under Section 5.3 hereof.

          8.4.3 Buy/Sell Deposit. The Member bound to purchase pursuant to the election referenced in Section 8.4.2 (the "Purchaser," and the other Member shall be the "Seller") shall be required to make an earnest money deposit within ten (10) business days of the Buy/Sell Election Date in the amount of $3,000,000 or 3% of the Proposed Value, whichever is less, in immediately available funds (the "Buy/Sell Deposit"). The Buy/Sell Deposit to serve as a good faith deposit for the purposes of the closing of the purchase in accordance with Section 8.4.4 below shall be delivered to First American Title Insurance Company (or another national title insurance company reasonably acceptable to the Members) as escrow agent. The Buy/Sell Deposit shall be non-refundable to the Purchaser (except in the event that the closing of the purchase shall fail to occur due to a default of the Seller in performing its closing obligations pursuant to Section 8.4.4).

          8.4.4 Closing Process. Purchaser shall fix a closing date (the "Closing Date") not later than one hundred twenty (120) days following the date of receipt by the Buy/Sell Initiating Member of the responsive notice within the period set forth in Section 8.4.2 or the deemed election by the Buy/Sell Responding Member in accordance with Section 8.4.2, by notifying the Seller in writing of the Closing Date not less than thirty (30) days prior thereto. The closing shall take place on the Closing Date at the principal office of the Purchaser. The purchase price for the Seller's interest in the Company or the Company's interest in the Buy/Sell Pool shall be paid in immediately available funds and the Seller shall convey good and marketable title to its membership interest in the Company or cause the Company to deliver good and marketable title to its interest in the Buy/Sell Pool, as the case may be, to Purchaser or its designee free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Seller's or the Company's interest (as the case may be) by the Purchaser. The Manager shall prepare a balance sheet for the Company and/or the Buy/Sell Pool as of the date of determination of the Closing Date showing all items of income and expense of the Company or the Buy/Sell Pool, as the case may be, earned or accrued, and such income and expenses shall be prorated between the Purchaser and the Seller or the Company, as the case may be, as of the

Closing Date (based on the Seller's or the Company's interest therein prior to the Closing Date). The cost of any title insurance policy endorsements desired by the Purchaser shall be paid by the Purchaser. All other costs shall be borne by the party who customarily bears such costs. Any risk of casualty or loss prior to the Closing Date shall be borne by the Purchaser, who shall succeed to all rights to insurance proceeds or condemnation awards. In no event shall the Purchaser be required to repay or to cause the Company to repay any indebtedness of the Company or of any Property in the Buy/Sell Pool at such closing.

          8.4.5 Failure to Close.

          (a) If the Purchaser fails to perform its obligations under this
Section 8.4 (following such failure, the "Defaulting Purchaser"), the Seller may
(i) retain the Deposit, and (ii) purchase the interest of the Defaulting Purchaser in the Company or the interest of the Company in the Buy/Sell Pool, as the case may be, for a price equal to ninety percent (90%) of the amount the Defaulting Purchaser would have received pursuant to Section 8.4.4 had it been the Seller rather than the Purchaser, upon written notice to the Purchaser given within thirty (30) days after the originally scheduled Closing Date. If the Seller elects to purchase the applicable interest of the Defaulting Purchaser or the interest of the Company in the Buy/Sell Pool, the closing of such purchase shall take place in accordance with the provisions hereof, except that the Closing Date shall be not later than ninety (90) days following the date on which the notice electing such purchase is given. If the Seller shall fail to perform its obligations under this Section 8.4, the Purchaser shall have all rights and remedies available to it at law or equity, including, without limitation, the right to seek specific performance.

          (b) Without limiting the provisions of the foregoing Subsection (a), a Defaulting Purchaser shall be deemed to have forfeited its right to deliver a Buy/Sell Offering Notice pursuant to Section 8.4.1 with respect to the Company or interest of the Company in the Buy/Sell Pool for any reason whatsoever (i) for a period of three (3) years from the date of the first such default with respect to the Company or any interest of the Company in the Buy/Sell Pool and
(ii) fully and finally from the date of any subsequent default with respect to the Company or any interest of the Company in the Buy/Sell Pool. If such Defaulting Purchaser shall have theretofore been a Defaulting Purchaser under this Section 8.4 in connection with a previous exercise by a Member of its rights under this Section 8.4, then such Defaulting Purchaser shall also immediately cease to be the Manager of the Company (if applicable) and shall completely forfeit its right to participate in any manner in the direction, vote and control of the Company thereafter, except for consent and approval rights with respect to those matters that are reserved to a Defaulting Member in the last sentence of Section 3.10 above.

     Section 8.5 Effect Upon Transferees. Following any Transfer of the interest or membership of any Member effective under this Agreement, the provisions of this Article VIII shall be binding upon such transferee Member. Any transferee of such interest who is admitted as a successor Member shall enjoy fully the benefits and be subject to the burdens of such provisions. Notwithstanding anything to the contrary herein, there shall at all times be and remain only two groups of Members, the Sunrise Member Group and the AEW Member Group. Any successor member shall be a part of the group from which it acquired its Membership Interest. For purposes of this Section 8.5, one group shall be required to buy all, and not less


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

than all, of the Membership Interests of the other group, and the other group shall be obligated to sell all, and not less than all, of the Membership Interests constituting that group.

     Section 8.6 Casualty and Condemnation.

          (a) Subject to the provisions of Section 8.6(b) below, if, during the Investment Period, any Property is damaged or destroyed by fire, casualty or other cause (each a "Casualty") or any portion of any Property (but not all or substantially all of the Property) shall be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose (a "Taking"), the LLC shall cause any such portion of the Property to be promptly repaired or replaced.

          (b) Notwithstanding the provisions of the preceding Section 8.6(a), if the proceeds of insurance with respect to any Casualty or the proceeds of any award with respect to any Taking (to the extent the same are made available) are not sufficient to repair or restore the damaged or destroyed portion of the Property following any Casualty or Taking substantially to the same condition as existed previously and to achieve Stabilization of the Property prior to the expiration of the Investment Period, then the LLC shall not so repair or restore the Property unless the Members agree to do so in writing. If there are not sufficient proceeds from any insurance claim or Taking award to repair or restore the Property to achieve Stabilization prior to the expiration of the Investment Period, as aforesaid, and one Member (the "Electing Member") gives notice to the other Member (the "Non-Electing Member") that it requests that the LLC repair and restore the Property (a "Request To Restore") but the Non-Electing Member fails to give notice to the Electing Member within fifteen
(15) days after such Request to Restore that it consents thereto, then the Electing Member shall have the right to purchase the Property from the LLC for its Appraised Fair Market Value in its then condition. Such right to purchase shall be exercisable by notice given to the Non-Electing Member at any time within forty-five (45) days after the expiration of said fifteen (15) day period. Upon the exercise of such right to purchase by the Electing Member, the Appraised Fair Market Value of the Property shall be determined in accordance with the procedures set forth in Section 8.2.3. The closing of the acquisition of the Property shall occur on a date specified by the Electing Member, such date to be no later than one hundred eighty (180) days after the date of exercise by the Electing Member of its right to purchase the Property. If the Electing Member shall fail to give notice of its election to exercise its right to purchase the Property within said forty-five (45) day period, or shall give such notice but thereafter fail to Acquire the Property within said one hundred eighty (180) day period for any reason other than a default of the LLC caused by the Non-Electing Member, then either Member shall have the right to initiate the process described above in this Section 8.6(b) at any time by delivering a Request to Restore to the other Member.

          (c) If no election is made pursuant to Section 8.6(b) above to buy a Property affected by a Casualty or Taking ( a "Damaged Property"), or if an election is made but the Damaged Property is not Acquired by the Electing Member, then the Damaged Property shall be sold in its then-current condition, and the proceeds of insurance, condemnation and such sale shall be distributed pursuant to Section 5.3. In no event shall a Casualty or a Taking, or the failure of a Member to Acquire a Damaged Property, be a trigger for a Buy/Sell Offering Notice. The Casualty, Taking or failure to Acquire shall affect the Damaged Property only, without any effect on any other rights of the Members.

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

        Section 8.7 Third Party Sales.

          8.7.1 After Portfolio Stabilization.

          (a) At any time after the Portfolio has achieved Stabilization, either Member may deliver a written notice (a "Third Party Sale Notice") to the other Member stating that it desires that the Company sell one or more of the Properties, as selected by the Sale Initiating Member (the "Third Party Sale Pool"). The Member duly exercising such right shall be the "Sale Initiating Member" and the other Member shall be the "Sale Responding Member" for purposes of this Section 8.7. The Sale Notice shall set forth (i) the Properties to which it applies, and (ii) an amount determined by the Sale Initiating Member as the basis for the calculations as required under Section 8.7.1(b) (the "Proposed Third Party Value"). No Sale Notice or responsive notice under Section 8.7.1 may be rescinded once given, without the written consent of the other Member.

          (b) Within thirty (30) days following the date of any Third Party Sale Notice under Section 8.7.1(a) above, the Sale Responding Member shall deliver to the Sale Initiating Member a responsive notice, without qualification of condition, electing either:

               (i) to cause the Company to sell to the Sale Initiating Member (and the Sale Initiating Member to purchase) the Company's interest in the Third Party Sale Pool at a price (the "Sale Price") equal to the amount of cash that would be distributed to the Sale Responding Member under Article V if the Properties were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs, in which case the Initiating Party shall elect to (y) purchase the Company's interest in the Properties in the Third Party Sale Pool, as the case may be, as set forth below in this Section 8.7.1(b) or (z) proceed under clause (iii) below;

               (ii) to purchase from the Company (and cause the Company to sell to the Sale Responding Member) all of the Company's interest in the Third Party Sale Pool at a price equal to the amount of cash that would be distributed to the Sale Initiating Member under Article V if the applicable Properties were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs, in which case the Sale Initiating Party shall cause the Company to sell its interest in the applicable Properties to the Sale Responding Party as set forth below; or

               (iii) to require that the Company market the Properties in the Third Party Sale Pool for sale to Third Parties.

In calculating the amount which would be distributed to the applicable Member under either (i) or (ii) above, the Sale Initiating Member shall take into account in determining the Proposed Value that a sum will be required to be set aside for liquidation costs and reserves, and all indebtedness with respect to the Third Party Sale Pool shall be deemed to be retired as of the Closing Date. The Sale Price or Buy Price shall not take into account any loan assumption costs, prepayment premiums, breakage costs or similar items unless the same will be incurred as a result of the consummation of the purchase and sale of any Properties. The failure of the Sale Responding Member to give such a responsive notice (without qualification or condition) within the time required above shall be deemed notice of an election to sell the properties to a third party under clause (iii) above. The date as of which the Sale Responding Member shall give notice of its election (or be deemed to have made an election) shall be the "Sale Election Date."

          (c) Within ten (10) business days after an election under Section 8.7.1(b)(i) (unless the Initiating Party elects to proceed under Section 8.7.1(b)(iii) above) or Section 8.7.1(b)(ii) above, the Members shall proceed as set forth in Sections 8.4.3 and 8.4.4 above.

          (d) If an election is made (or is deemed to have been made) under
Section 8.7.1(b)(iii) to market the applicable Properties for sale to a third party, then, within thirty (30) days after such election is made, the Sunrise Member, as Manager of the Company shall market the Third Party Sale Pool for sale to third parties at an asking price equal to the Proposed Value. The Members hereby agree that an all cash offer, on commercially reasonable terms, from a responsible buyer, for a purchase price of not less than ninety-five percent (95%) of the Proposed Value shall be accepted by the Company. If the Properties in the Third Party Sale Pool are not sold (or placed under binding contract to sell, with a non-refundable deposit at least equal to five percent (5%) of the Purchase Price) to a third party for a price equal to not less than ninety-five percent (95%) of the Proposed Value within one hundred twenty (120) days after the earlier of (i) the expiration of the thirty (30) day period after the election under Section 8.7.1(b)(iii) is made (or is deemed to have been made), or (ii) the actual date of commencement of the marketing process by the Sunrise Member, then the Sunrise Member shall engage a broker, reasonably satisfactory to the AEW Member, to market the Third Party Sale Pool as aforesaid, and if an offer meeting the requirements described above in this paragraph is not achieved within one hundred eighty (180) days after the earlier of (x) the expiration of said one hundred twenty (120) day period or (y) the actual date of engagement of the broker, then either Member may withdraw the Third Party Sale Pool from the market, and the provisions set forth above in this Section 8.7.1 shall be repeated if either Member thereafter desires to sell the Properties, except as otherwise provided in Section 8.7.2 or Section 8.7.3 below.

          8.7.2 Prior to Stabilization

          (a) At any time prior to Stabilization of the Portfolio, the AEW Member may cause the Company to market and sell one or more Properties to third parties, subject to the prior written consent of the Sunrise Member, which shall not be unreasonably withheld or delayed.

          (b) At any time prior to Stabilization of the Portfolio, the Sunrise Member may cause the Company to market and sell one or more Properties to third parties by notice given to the AEW Member, subject to the following terms and conditions:

               (i) Any such notice from the Sunrise Member shall set forth (A) the price at which the Sunrise Member recommends that the Company sell the Property (the "Offer Price") and (B) a calculation of the Internal Rate of Return for the Property which the Sunrise Member believes would result from such a sale; and (C) the Pro Forma Return for such Property.

               (ii) The AEW Member shall have the right, but not the obligation, exercisable by notice given to the Sunrise Member within twenty-one (21) days after its receipt of such notice from the Sunrise Member, to elect to purchase the Property from the Company for the Offer Price. If the AEW Member elects to accept such Offer Price, then within fifteen (15) days after the date of such acceptance, the Company and the AEW Member shall enter into a purchase and sale agreement in the form reasonably satisfactory to the Members (a "Purchase and Sale Agreement"), provided that (A) the closing date for the conveyance of the Property shall be ninety (90) days after the date of such acceptance, and (B) the earnest money deposit shall be three percent (3%) of the Offer Price (which deposit shall be delivered by the AEW Member to the Company and shall not be deemed to be a Capital Contribution). Without limiting the provisions of the Purchase and Sale Agreement, if the closing under the Purchase and Sale Agreement for any Property shall fail to occur due to a default by the AEW Member, the rights of the AEW Member to purchase the applicable Property under this Section 8.7.2 shall be deemed to be waived permanently (but such rights shall continue to apply with respect to all other Properties.

               (iii) If the AEW Member fails to accept the Offer Price by notice given to the Sunrise Member within said twenty-one (21) day period, then the Sunrise Member shall have the right to cause the Company to market the applicable Property for sale to third parties, subject to the consent of the AEW Member, which shall not be unreasonably withheld or delayed provided that (A) the sale would result (and actually does result) in an Internal Rate of Return that equals or exceeds its Pro Forma Return for the Property; and (B) the sale price is not less than ninety-five (95%) percent of the Offer Price and the sale is on terms that are otherwise not materially more favorable to the applicable purchaser than the terms set forth in the Purchase and Sale Agreement.

          8.7.3 Rights of AEW Member Upon an Event of Default. Upon the occurrence of any Event of Default by the Sunrise Member, the AEW Member shall have the right, in addition to any other rights or remedies hereunder, to require a sale of one or more Properties, as designated by the AEW Member. If the AEW Member makes such an election, then the AEW Member shall have the right to market, or require the Sunrise Member to market, the applicable Property or Properties for sale to a third party for a purchase price determined by the AEW Member in its sole discretion. The Members hereby agree that the AEW Member shall have the right to accept on behalf of the Company an all cash offer, on commercially reasonable terms, from a responsible Third Party buyer, for a purchase price satisfactory to the AEW Member in its sole discretion. The AEW Member shall have the right to require that the Company engage the services of a third party broker satisfactory to the AEW Member in its sole discretion to assist in the marketing of the Properties. Such marketing efforts shall continue until such time, if ever, as the AEW Member shall elect to withdraw the Property or Properties from the market. Any Third Party which purchases any Property marketed for sale under terms of Section 8.7.3 shall be entitled to rely on a certificate by the AEW Member that it is proceeding in accordance with the provisions of this Section 8.7.3 and that such sale, and the execution of all documents, instruments or agreements in connection therewith by the AEW Member on behalf of the Company, has been duly authorized pursuant to the provisions of this Section 8.7.3.

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                 ARTICLE IX - MEMBER OBLIGATIONS FOR REPORTING,
                         RECORDS AND ACCOUNTING MATTERS

     Section 9.1 Fiscal Year. Except as provided by the Code, the fiscal year and the taxable year of the Company shall be the calendar year.

     Section 9.2  Bank Accounts.

          (a)

               (i) Prior to the Opening Date. Prior the Opening Date for any Property, Manager shall cause SDI to deposit and disburse funds in accordance with the requirements of the cash management system described in the Facility Development Agreement for such Property.

               (ii) On and After the Opening Date. On and after the Opening Date for any Property, the Manager shall deposit all cash balances derived from rents or occupancy payments or otherwise arising from ownership of such Property in accordance with the requirements of the cash management system described in Exhibit N attached hereto (the "Cash Management System"). Except as provided in Exhibit N, in no event shall any funds for any Property be commingled with any accounts of any other party. Any investment of funds shall be made in the name of the Company or the applicable Subsidiary and shall be consistent with investment guidelines stated in an Annual Business Plan and the requirements of the Cash Management System. The AEW Member shall have the right to require that the AEW Member's signature shall be required on all checks/withdrawals after any default by the Manager under this Agreement. Sunrise Member shall coordinate with SDI, with the cooperation of AEW Member, in the transition from maintaining accounts under the Development Agreement and under this Agreement.

          (b) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and all Subsidiaries; provided, however, that the fiduciary responsibility of the Manager with respect to funds of the Company and all Subsidiaries shall only apply to the extent that the Manager or the Operator shall have control of the funds of the Company or any Subsidiary. The AEW Member shall have fiduciary responsibility for the safekeeping and use of all funds of the Company and all Subsidiaries if and only to the extent that the AEW Member or CalPERS shall have control of the funds of the Company or its Subsidiaries. Except as provided in Exhibit N, the funds of the Company and each Subsidiary shall not be commingled with the funds of any other Person, and the Members shall not employ such funds in any manner except for the benefit of the Company.

     Section 9.3  Maintenance of Records.

          (a) The Manager shall maintain and develop on a current basis a uniform system of accounts and document filing system with respect to the Company and each Subsidiary in accordance with instructions to be provided by the AEW Member. All such records shall be maintained at the principal office of the Company.

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

          (b) The Manager shall maintain files related to the Properties in a good and orderly fashion, all such files being the sole property of the Company (or the applicable Subsidiary), including, but not limited to, the following to the extent same are delivered to or generated during the term of this Agreement, to wit:

               (i) Occupancy files, including executed leases or residency agreements and amendments thereto, correspondence, and current rent roll;

               (ii) Maintenance and repair files;

               (iii) Accounting books and records and supporting documentation;

               (iv) Construction files, competitive bid records, including site plans, construction drawings, as-built drawings, plans, construction specifications, capital improvements schedules and information, construction contracts, architects agreements, engineering contracts and subcontracts, except that no such plans, drawings or specifications shall be used for any purpose other than the maintenance, repair and replacement of the applicable Property;

               (v) Operation files, including HVAC maintenance schedules, warranties, and operation manuals;

               (vi) Service contracts, including, but not limited to cleaning, maintenance, landscaping, snow removal, trash removal, etc.;

               (vii) Permits, licenses and certifications from any and all governmental authorities;

               (viii) Copies of insurance policies or certificates; and

               (ix) Such other Property information as any Member reasonably requests from time to time.

          (c) Without limiting the provisions of Section 9.5.2(a) or any other provision hereof, the AEW Member shall have the absolute right to undertake a periodic audit review of the Company, its Subsidiaries and Properties, the fees payable hereunder to the Manager and the Manager's compliance with the provisions of this Agreement. Such audit review may be undertaken directly by the AEW Member or any member thereof, or by third parties engaged by the AEW Member (or any member thereof), including accountants, consultants and appraisers. The Manager shall cooperate fully with the AEW Member (or such member thereof) or any such third party in connection with such audit review. All adjustments, payments and reimbursements determined by the AEW Member (or such member thereof) or its representatives to be necessary by such audit review shall be effected promptly by the Manager; provided, however, that if the Manager disputes any of such adjustments, payments or reimbursements, then the matters in dispute shall be submitted to a mutually acceptable firm of nationally recognized independent certified public accountants, who shall determine which party's determination is correct and whose decision shall be binding. If the audit for any given annual period discloses that aggregate adjustments, payments and reimbursements in favor of the Manager exceed either a percentage


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in excess of 2% of the total distributions made to the Members in the year under audit or an adjustment in excess of 2% of the fees payable to the Manager, the cost of such audit shall be paid by the Manager out of its own funds but only if and to the extent that CalPERS exercises its right under the CalPERS/Seaport Venture Agreement to require that Seaport pay for the cost of such audit due to such excess. Otherwise, the cost of the audit shall be paid by the AEW Member.
In addition, the Manager shall be subject to the examination and audit by the Auditor General of the State of California for a period of three years after the termination of the Company in accordance with California Government Code Section 10532. Such examination and audit shall be confined to those matters connected with the performance of this Agreement and shall be performed at the expense of the AEW Member.

     Section 9.4 Certain Records. The Manager shall keep at the principal office of the Company a current list of the full name and last known business or residence address of each Member, a copy of the LLC Certificate and all certificates of amendment to any of them, together with executed copies of any powers of attorney pursuant to which any of the certificates or any amendments have been executed, copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years, copies of this Agreement and any amendments thereto, copies of any and all financial statements of the Company for the six most recent fiscal years, and the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past six fiscal years, if any, including calculations of capital accounts and returns and, for purposes of satisfying the request of an appraiser, a true copy of business records relevant to the amount, cost and value of all property owned, claimed, possessed or controlled by the Company or any Subsidiary. Each Member has the right, upon reasonable request, to inspect and copy during normal business hours any of the Company's books, records agreements and other documents.

     Section 9.5 Required Reports. The Manager shall promptly deliver to each Member, at the Company's expense, a copy of this Agreement as in effect from time to time, and any amendments thereto and, upon request, shall so deliver any additional documents required by the Act. The Manager shall furnish or arrange to be furnished to each Member the following reports prepared for the Company.

          9.5.1 Tax Returns. The Manager shall prepare or cause to be prepared all tax returns required of the Company and each Subsidiary. The Manager shall timely file or cause to be timely filed all such tax returns required by the Company. The Manager, with the AEW Member's consent, shall make decisions regarding or affecting the reporting or characterization for tax purposes of items of Company income, gain, loss or deduction, including without limitation, whether to make any available election pursuant to the Code and the regulations which will materially affect the taxation of the AEW Member or its direct or indirect owners.

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

          9.5.2 Other Reports and Notices.

          (a) (i) Prior to the Opening Date. Prior to the Opening Date for any Property, Manager shall cause SDI to prepare and deliver to each Member the budgets, reports, audits and other items required pursuant to the Facility Development Agreement for such Property.

               (ii) On and After the Opening Date. On and after the Opening Date for any Property, Manager shall prepare (or cause to be prepared) and deliver to each Member the budgets, reports, audits and other items described in Exhibit J attached thereto and incorporated herein by this reference with respect to such Property (and any other Properties for which the Opening Date has occurred) on or before the respective dates set forth therein. Manager shall prepare such reports separately (or cause such reports to be prepared separately) for each Subsidiary and on a consolidated basis for the Company. All such budgets, reports, audits and items, and Annual Business Plans, shall be submitted by hard copy and computer disk files utilizing software approved by the AEW Member. For each business day that any report required to be delivered by Manager on a quarterly or annual basis is late, the Manager shall pay to the AEW Member a late fee of $100 per day, but only if and to the extent that CalPERS exercises its right under the CalPERS/Seaport Venture Agreement to assess late fees against Seaport for failure to deliver any such report on or before the date when due under the CalPERS/Seaport Venture Agreement. Furthermore, the Manager shall reimburse the AEW Member (outside of the Company) for the actual costs incurred by the AEW Member (or any of its members) from its outside consultants in correcting any error in the reports and financial information submitted to the AEW Member under this Agreement.

          (b) Manager shall:

               (i) Promptly notify the AEW Member of any legal action made against, or threatened to be made against, the Company where the amount in controversy exceeds $50,000 (and in any event within five (5) business days after obtaining knowledge thereof);

               (ii) Notify the AEW Member in writing at least twenty (20) days prior to commencing any action against any other person or entity where the amount in controversy exceeds $50,000;

               (iii) Promptly notify the AEW Member of all facts, information, projections or other matters known to Manager which could be reasonably expected to have a material adverse impact (such as a condemnation, casualty, emergency repair, environmental, material deviations from an Annual Business Plan, etc.) upon the operations or development of a Property, or on the economic interests of the Company. For purposes of the preceding sentence (but without limiting any other provision hereof, including, without limitation, Paragraph 20 of Exhibit F attached hereto), the term "material" shall mean any matter which may result in a cost or loss of more than $100,000, unless such matter has been approved in writing by the AEW Member or is specifically contained in the then current Annual Business Plan with respect to the operation of the applicable Property;

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

               (iv) Promptly provide to the Members all information relating to the Company in the Manager's possession or within the Manager's reasonable ability to obtain which any Member reasonably requests; and

               (v) Notify the Members within ten (10) business days after receiving notice of (A) any default under any Loan or breach of or default under any architectural or engineering agreement, construction contract or other material agreement of which the Company or any Subsidiary is a party, (B) nonpayment of property taxes with respect to any Property, or (C) any matter which could result in a substantial and material loss (i.e., greater than $100,000) to the Company.

     Section 9.6 Other Disclosures. The Manager shall provide any and all material information relating to the Properties and other periodic reports as the Members may reasonably request from time to time, including all material that the Operator is required to furnish to the Company.

     Section 9.7 Tax Matters Partner. The Sunrise Member is designated the tax matters partner of the Company as provided in Section 6231(a)(7) of the Code and corresponding provisions of applicable state law. This designation is effective only for the purpose of activities performed pursuant to the Code, corresponding provisions of applicable state law and under this Agreement. The Sunrise Member shall not make any material decisions or take any material actions as the tax matters partner without the prior written consent of the AEW Member, which shall not be unreasonably withheld or delayed. The Sunrise Member may not make any election in contravention of the provisions of Section 9.8 below.

     Section 9.8 Taxation as a Partnership. It is the intent of the Company and its Members that the Company be treated as a partnership for income tax purposes, and the terms of this Agreement shall be construed so as to accomplish that goal, and the Members will use best efforts to cause the Company to be so treated.

     Section 9.9 Costs Payable From the Cash Management System.

          (a) Prior to the Opening Date. Prior to the Opening Date for any Property, the Manager shall cause SDI, to the extent of available funds, to pay from the cash management system described in the Facility Development Agreement for such Property, all costs incurred by Third Parties or otherwise payable in connection with the development of the Property pursuant to and consistent with the then current Annual Business Plan for the Property, all in accordance with the requirements of the Facility Development Agreement for such Property.

          (b) After the Opening Date for each Property, the Manager shall, to the extent of available funds, pay from the Cash Management System all costs incurred by Third Parties or otherwise payable hereunder in connection with the redevelopment and disposition of the Property pursuant to and consistent with the then current Annual Business Plan for the Property or otherwise within the authority granted to the Manager herein, all in accordance with the requirements of the Cash Management System.

     Section 9.10 Meetings with Regional Directors. Without limiting any other obligation of Manager or rights of the AEW Member hereunder, Manager hereby agrees to cause (i) during

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development and construction of any Property, its (or SDI's) Regional Directors
of Development to confer at least once per month (or more often as reasonably requested by the AEW Member) with representatives from the AEW Member to discuss the status of development and construction of the Properties, and (ii) after the Opening Date for any Property, its Regional Directors of Operations to confer at least once per calendar quarter with representatives from the AEW Member to discuss the status of operations of the Properties for which the Opening Date has occurred (or more often as reasonably requested by the AEW Member). Such conferences shall occur on dates and times reasonably satisfactory to the AEW Member and shall be conducted in person or by teleconference, as requested by the AEW Member.

                            ARTICLE X - DISSOLUTION

     Section 10.1 Dissolution.

          (a) Events of Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the election of the Members, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          (b) Bankruptcy of a Member. Subject to the provisions of Section
11.1.8 below, the Bankruptcy of a Member or other Terminating Event will not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          (c) Liquidation and Winding Up. In the event of dissolution, the Company shall be wound up and its assets liquidated. In connection with the dissolution and winding up of the Company, the Manager or such other person designated by the Members shall proceed with the sale, exchange or liquidation of all of the assets of the Company, including, without limitation, the Subsidiaries and the Properties and shall conduct only such other activities as are necessary to wind up the Company's affairs, and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

                         ARTICLE XI - EVENTS OF DEFAULT

     Section 11.1 Events of Default. There will be an Event of Default under this Agreement if any one or more of the following events or circumstances shall transpire or exist and shall not be cured within any applicable period of notice and grace specified below:

          11.1.1 Breach of Obligations. If either Member is in breach of any material obligation under this Agreement and such breach is not corrected within fifteen (15) business days after written notice thereof from the other Member; unless such breach is of a nature that it is not capable of cure in such period, in which event the breaching party shall promptly commence such cure within said fifteen (15) business day period and thereafter diligently pursue such cure to completion within such reasonable time, not to exceed an additional ninety (90) days, as may be necessary to complete such cure.

          11.1.2 Fraud, Gross Negligence or Willful Misconduct. If either Member shall commit an act involving fraud or willful misconduct in connection with any of its obligations


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hereunder, or an act involving gross negligence which with respect to any act of gross negligence is not corrected within fifteen (15) days after written notice thereof from the other Member.

          11.1.3 Transfers. Any Transfer by either Member in violation of the provisions of Article VIII.

          11.1.4 Prohibited Change of Control. If a Prohibited Change of Control shall occur.

          11.1.5 Related Party Defaults. As to the Sunrise Member any default which remains uncured after the expiration of any applicable notice and/or cure period occurs (i) on the part of SALI under the Revolving Credit Agreement; (ii) Operator under the Operating Deficit Loan Agreement; (iii) Operator under any Facility Management Agreement; and (iv) SDI under any Facility Development Agreement.

          11.1.6 Intentionally Omitted.

          11.1.7 Failure to Contribute. An election by the non-Defaulting Member under Section 3.9(d).

          11.1.8 Bankruptcy of the Sunrise Member. The Bankruptcy of the Sunrise Member.

          11.1.9 Misappropriation of Funds. The misappropriation of Company funds by the Sunrise Member or one of its Related Parties or their respective employees, or by the AEW Member or one of its Related Parties or their respective employees, unless such funds are restored within five (5) days after the discovery thereof.

          11.1.10 Intentionally Omitted.

     Section 11.2 Special Remedies on Default by the Sunrise Member. Within sixty (60) days after an Event of Default by the Sunrise Member, the AEW Member may, in its sole discretion, and without limiting any other right or remedy of the AEW Member, remove the Sunrise Member as the Manager and designate itself or its designee as the replacement Manager. If the AEW Member exercises such right, the Sunrise Member shall automatically, without need for the execution and delivery of any instrument other than notice by the AEW Member to the Sunrise Member that it has exercised such right, cease to be the Manager and the AEW Member or its designee shall become the sole Manager of the Company with all rights and responsibilities of the Manager set forth in this Agreement. The Sunrise Member shall execute such amendments to this Agreement and execute and file such amendments to the Certificate of Organization of the Company as may be required to affect such appointment of the AEW Member or its designee as the Manager and the Sunrise Member hereby appoints the AEW Member its attorney-in-fact with full power of substitution, to execute and deliver any such amendments or other instruments. Notwithstanding the foregoing of any other provision hereof to the contrary, under no circumstance shall the AEW Member have any authority, without the written consent of the Sunrise Member, to cause the Company to sell, transfer or convey all or substantially all of the assets of the Company or its Subsidiaries, to acquire additional Property, to engage in any material improvements of any Property (other than pursuant to an Approved


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Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes recourse obligations of the Sunrise Member, to engage in any transaction with any Related Party of the AEW Member other than on arm's-length terms and as required under Sections 6.6.5 and 6.6.6, to obtain insurance other than on the terms and with coverages as are approved by the Sunrise Member, or to amend this Agreement, nor shall the Sunrise Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions), Article VIII, or its rights to receive reports and obtain information pursuant to Article IX or any other provision of this Agreement.

     Section 11.3 Special Remedies on Default by the AEW Member. Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of Section 3.10 hereof, following an Event of Default by the AEW Member, the AEW Member's consent shall not be required with respect to any Major Decision, provided, however, that the consent of the AEW Member shall continue to be required for all Major Decisions so long as (i) the AEW Member is contesting the existence or occurrence of the Event of Default pursuant to an arbitration proceeding under Section 12.3 hereof, and (ii) either the AEW Member prevails in such application proceeding, or, if the AEW Member does not prevail in such arbitration proceeding, the AEW Member cures the applicable default in accordance with the decision of the arbitrator(s) under the arbitration proceeding, and, provided, further however, that under no circumstance shall the Sunrise Member have any authority, without the written consent of the AEW Member, to cause the Company to sell, transfer or convey all, or substantially all of the assets of the Company or its Subsidiaries, to acquire additional Properties, to engage in any material improvements of any Property (other than pursuant to an Approved Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes any recourse obligations of the AEW Member, to engage in any transaction with any Related Party of the Sunrise Member other than on arm's-length terms and as required under Sections 6.6.5 and 6.6.6, to obtain insurance other than on terms and with coverages as are approved by the AEW Member, or to amend this Agreement, nor shall the AEW Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions),
Article VI, Article VIII, or its rights to receive reports and obtain information pursuant to Article IX or any other provision of this Agreement, or its rights under Section 12.14. The Sunrise Member's right and authorization to proceed on Major Decisions without the consent of the AEW Member shall, subject to foregoing the provisions of this Section 11.3, come into effect, without the need for the execution and delivery of any instrument other than notice by the Sunrise Member to the AEW Member that it has exercised such right to terminate the AEW Member's right to consent on Major Decisions.

                          ARTICLE XII - MISCELLANEOUS

     Section 12.1 Notices.

          (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement (collectively, "notices") shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

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

          (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt and in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

          (c) All such notices shall be addressed:

     If to the Sunrise Member, to:

                    Sunrise Assisted Living Investments, Inc.
                    7902 Westpark Drive
                    McLean, Virginia 22102
                    Attention: Legal Department
                    Telecopier:  703-744-1885

     with a copy to:

                    Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                    7929 Westpark Drive, Suite 400
                    McLean, Virginia 22102
                    Attention: Wayne G. Tatusko, Esq.
                    Telecopier:  703-356-5388

     If to the AEW Member, to:

                     c/o AEW Capital Management, L.P.
                     2 Seaport Lane
                     Boston, Massachusetts 02110-2021
                     Attention: General Counsel
                     Telecopier: 617-261-9555

     with a copy to:

                     AEW Capital Management, L.P.
                     2 Seaport Lane
                     Boston, Massachusetts 02110-2021
                     Attention:  Asset Manager - AEW Senior Housing Company, LLC
                     Telecopier:  617-261-9555

     with a copy to:

                     Hale and Dorr LLP
                     60 State Street
                     Boston, Massachusetts 02109
                     Attention: Joseph J. Christian, Esq.
                     Telecopier: 617-526-5000



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          (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America or to add one or two more parties to whom a copy of a notice must be given.

     Section 12.2 Amendments. This Agreement may be amended only with the written approval of all Members.

     Section 12.3 Arbitration.

          (a) Any dispute hereunder regarding a matter which is expressly made subject to arbitration under this Agreement shall at the request of either Member, be determined by an arbitration proceeding (an "Arbitration Proceeding") conducted in the city and state determined by the arbitrator selected for the Arbitration Proceeding or as otherwise mutually agreed by the parties to the Arbitration Proceeding and in accordance with the commercial arbitration rules of the AAA with expedited procedures in effect on the date thereof, as modified by this Agreement. Unless expressly stated to the contrary in this Agreement, the initiation of the Arbitration proceeding shall toll the running of any cure periods provided for in this Agreement.

          (b) The Member desiring arbitration shall provide written notice to the other Member (the "Arbitration Notice") indicating (i) the matter in controversy and (ii) the name, contact information and professional resume of the proposed arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) ("Initial Arbitrator") to arbitrate such matter in controversy. If the Member receiving the Arbitration Notice rejects the Initial Arbitrator set forth in the Arbitration Notice it shall object in writing ("Objection Notice") delivered to the other Member within four (4) Business Days of the receipt of the Arbitration Notice. The Objection Notice shall contain the name, contact information and professional resume of a different arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) ("Secondary Arbitrator") to arbitrate the matter in controversy set forth in the Arbitration Notice. If the Member receiving the Objection Notice rejects the Secondary Arbitrator, it shall object in writing ("Secondary Objection Notice") to the other Member within four (4) Business Days after the receipt of the Objection Notice. If neither the Initial Arbitrator nor the Secondary Arbitrator is accepted by the Members, the Member which delivered the Arbitration Notice shall instruct the Initial Arbitrator and the Secondary Arbitrator to agree, within two (2) Business Days after receipt of the Secondary Objection Notice, upon an arbitrator ("Appointed Arbitrator") meeting the requirements for a qualified and independent arbitrator set forth in
Section 12.3(c). If they agree upon an Appointed Arbitrator who is prepared to act as the Appointed Arbitrator, the Initial Arbitrator and Secondary Arbitrator shall deliver written notice of the name, contact information and professional resume of the Appointed Arbitrator to each Member simultaneously. The appointment of the Appointed Arbitrator shall be a final decision, which shall not be subject to objection by either Member, unless either member within two
(2) Business Days after such selection of an Appointed Arbitrator, notifies the Other Member, in writing, that such Appointed Arbitrator fails to meet the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) and provides specific information in such written notice as to the reasons why such failure exists.

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

          (c) In the event the Initial Arbitrator and the Secondary Arbitrator cannot agree on an Appointed Arbitrator or if such appointed Arbitrator is unwilling to act as the Appointed Arbitrator or if either member objects to the Appointed Arbitrator within two (2) Business Days after the selection of such Appointed Arbitrator, as permitted in this Section 12.3, then either Member may petition the AAA (or any successor body of similar function) to appoint an arbitrator within two (2) Business Days of such petition using the following criteria: such arbitrator shall (i) with respect to physical property matters, a licensed professional engineer or registered architect having at least ten (10) years experience in the design or construction of Senior Housing Facilities,
(ii) with respect to financial matters be a partner in a "Big Five Accounting Firm" with at least ten (10) years experience with the type of matter in dispute, (iii) with respect to property management issues, a person who shall have had at least ten (10) years experience managing Senior Housing Facilities similar to the properties owned by the Company in the market place for the matter in dispute and (iv) be neutral and shall have had no prior notice, information or discussions concerning such controversy) and shall not be employed by or associated with either Member or any Related Party of either of them, or any of their respective agents or affiliates at such time or for the previous ten (10) years.

          (d) The Arbitration Proceedings shall commence two (2) Business Days after the engagement or appointment of the appropriate arbitrator pursuant to this Section 12.3. Such Arbitration Proceedings shall be conducted in one (1) day until completion, each party shall have no more than a total of four (4) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party and the arbitrator shall make a determination within three (3) Business Days after conclusion of the Arbitration Proceeding.

          (e) Each Member shall sign all documents and do all other things necessary to submit any such matter to arbitration and agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

          (f) The costs and expenses of an Arbitration Proceeding and the arbitrators shall be shared equally by the AEW Member and the Sunrise Member, provided, however, each Member shall pay its own counsel and other professional fees and expenses with respect to such Arbitration proceeding. Notwithstanding any contrary provisions hereof, if any Member has initiated two (2) unsuccessful consecutive Arbitration Proceedings, it shall indemnify and holder harmless the other Member for all costs and expenses incurred by such other Member with respect to such subsequent Arbitration Proceedings initiated by it, but not for the result of such Arbitration Proceeding; provided, however, if at any time subsequent to such two (2) unsuccessful consecutive Arbitration proceedings, such Member has prevailed at two (2) consecutive Arbitration Proceedings, such indemnification shall no longer be effective until after such Member has initiated two (2) unsuccessful consecutive Arbitration Proceedings again.

          (g) Any arbitrator's final decision and award shall be in writing, shall be binding on the members and shall be nonappealable, and counterpart copies thereof shall be delivered to both Members. A Judgment or order based upon such award may be entered in any court of competent jurisdiction. All actions necessary to implement the decision of the arbitrator shall be


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

undertaken as soon as possible, but in no event later than three (3) Business Days after the rendering of such decision.

     Section 12.4 Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. The parties agree that except as set forth in Section 8.2 and Section 12.3, any dispute arising in connection with this Agreement shall be resolved in the Chancery Court in the State of Delaware, and each party hereby submits to the jurisdiction of that court. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT ARISING OUT OF THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF THE PARTIES HEREUNDER. The table of contents and titles of the Articles and Sections in this Agreement are for convenience only and shall not be considered in construing this Agreement. Pronouns used herein shall be construed to refer to the masculine, feminine, neuter, singular and plural as the identity of the individual or entity referred to may require. This Agreement, together with the documents and agreements being executed on the date hereof, constitutes the entire agreement among the Members and supersedes any prior written or oral agreements with respect to the subject matter of this Agreement. No provision of this Agreement (including, without limitation, any obligation of any Member to make Contributions) shall be interpreted as bestowing any rights whatsoever upon any third party. A cross-reference to another section shall be deemed to be to such section of this Agreement, unless explicitly stated otherwise.

     Section 12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

     Section 12.6 No Partition. No Member nor any Legal Successor of a Member shall have the right to partition the Company or the Properties or any part thereof or interest therein, or to file a complaint or institute any proceeding at law or in equity to partition the Company or the Properties or any part thereof or interest therein. Each Member, for such Member and such Member's Legal Successor, hereby waives any such rights. The Members intend that, during the term of this Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed solely by the terms of this Agreement and by the Act.

     Section 12.7 Attorney's Fees. If any Member seeks to enforce such Member's rights under this Agreement by legal proceedings or otherwise the non-prevailing party shall be responsible for all costs and expenses in connection therewith, including without limitation, reasonable attorneys' fees and witness fees. In this Section 12.7, non-prevailing party shall not be meant to refer to a Member who initiates or accepts a settlement offer with regards to such legal proceeding.

     Section 12.8 Severability. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties. In any event, all other provisions shall be deemed valid and enforceable to the greatest possible extent.

     Section 12.9 Binding on Successors. Subject to the provisions of Article VIII, the rights and obligations of the Members under this Agreement shall inure to the benefit of and bind their respective heirs, successors and assigns.

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

     Section 12.10 Confidentiality. Both parties hereto agree to maintain the confidentiality of the financial terms and conditions of this Agreement and to maintain the confidentiality of (a) any financial information provided by one party to the other, and (b) all information contained in any plans, specifications, manuals, forms, contracts, books, records, computer discs and similar materials containing information, invoices and other documents received or maintained by the Company pursuant to this Agreement, other than information that is available from public sources. Either party may, however, disclose any of such information to its agents, directors, officers, employees, advisors, attorneys, affiliates or representatives who require such information for the purpose of performing or assisting in the performance of its obligations or services hereunder, and to investors or lenders or proposed investors or lenders, provided that in all such cases such parties shall be informed of the confidential nature of such information. Either party hereto may also disclose any such information (x) to the extent required by law, regulation (including SEC regulations) or court order provided that such party shall have first, to the extent reasonably practicable, advised the other of the requirement to disclose such information and shall have afforded the other an opportunity to dispute such requirement and seek relief therefrom by legal process, (y) in connection with any suit, action, arbitration or other proceedings between the parties hereto or their respective Related Parties, or (z) to the extent required in connection with the preparation or filing of any tax returns or other filings required by any applicable law.

     Any press releases or other public announcements concerning the Company or the arrangement between the Members shall be mutually approved by both AEW Member and the Sunrise Member in their reasonable discretion.

     Section 12.11 Additional Representation, Warranties, Covenants and Agreements of Each Member. As an inducement to each Member to enter into this Agreement, in addition to the representations, warranties, covenants and agreements contained in this Agreement, the parties make the additional representations, warranties, covenants and agreements contained in SCHEDULE
12.11 attached hereto and made a part hereof.

     Section 12.12 Brokerage Commissions. The parties hereto represent and warrant to each other that they have not dealt with any brokers, consultants or other third parties in the negotiation of this Agreement and the transactions contemplated herein. The parties further agree to indemnify, defend and hold each other harmless from and against any liability, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the claims for commissions or any other fees due in connection with this Agreement and the transaction contemplated herein arising from such Member's actions.

     Section 12.13 Time is of the Essence. Time is of the essence with respect to all time or notice deadlines set forth herein; provided, however, that this provision shall not affect the rights of any defaulting party hereunder to cure such default within the time periods (if any) explicitly set forth herein, if and as so permitted pursuant to the terms of this Agreement.

     Section 12.14 Avoidance of Unrelated Business Income Tax. CalPERS is a governmental entity which is exempt from the tax on unrelated business taxable income ("UBTI") under Section 511 of the Code pursuant to Section 115 of the Code. Nevertheless, as a matter of policy, CalPERS generally attempts to minimize income to it which could be characterized as UBTI under Section 512 of the Code. Therefore, in negotiating changes or modifications to the approved manner by which the Company may structure an acquisition of an ownership interest in a Property, the Manager shall use commercially reasonable efforts to avoid changes or modifications that would significantly increase the possibility of income to CalPERS being characterized as UBTI if CalPERS were a qualified nongovernmental pension plan. The AEW Member will respond to reasonable requests by the Manager for guidance on whether any proposed change or modification violates this standard, and unless the AEW Member responds within 10 business days of such request, then the Manager shall be deemed to have used commercially reasonable efforts as required by this Section 12.14.

     Section 12.15 Required Exculpatory Provisions. All written contracts, mortgages, partnership agreements and other instruments or agreements which may impose an obligation on the Company or any Subsidiary in excess of $100,000, and any renewals, extensions or amendments thereof, which are executed on or after the date hereof shall contain a provision satisfactory to the AEW Member that the obligee under such contract will not seek a personal judgment against the AEW Member or any other Member for any default of the Company or any Subsidiary in the performance or observance of any of the terms or conditions of such contract, it being the intent of such a provision that no such obligee shall have any right to seek any recourse against the Members except to the extent of the interests of the Members in the assets of the Company or any Subsidiary.

     Section 12.16 Compliance with Applicable Policies.

          (a) During the term of this Agreement, neither the Manager nor any of its subsidiaries, employees or agents shall unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. The Manager and its subsidiaries, employees and agent shall assure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. In connection with Company activities, the Manager and its subsidiaries, employees and agents shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. The Manager shall include the foregoing nondiscrimination compliance provisions in all written contracts to perform work or provide services under or pursuant to this Agreement. During the term of this Agreement, the Manager, its subsidiaries, employees and agents shall conduct their respective activities in connection with the Company activities in accordance with Title VI of the Civil Rights Act of 1964 and the rules and regulations promulgated thereunder.

          (b) The Manager hereby certifies, and shall at the AEW Member's request certify annually, that no more than one, final, unappealable finding of contempt of court by a federal court has been issued against it within any preceding two-year period because of the Manager's failure to comply with an order of a federal court which order the Manager to comply with an order of the National Labor Relations Board. Such certificate shall be given under penalty of perjury.

     Section 12.17 Fair Political Practices Laws. The Manager shall not directly or indirectly receive any benefit from Properties (other than the fees and distributions contemplated by this

Agreement) and shall disclose to the AEW Member any personal investment or economic interest of the Manager which may be enhanced by the Company's investment in a Property. The Manager acknowledges that CalPERS is subject to the provisions of the Fair Political Practices laws of California (Government Code Section 81000, et seq., and all regulations adopted thereunder, including but not limited to California Code of Regulations Title 2, Division 6, Chapter 7, Article 1, Section 18700) and the Manager shall comply promptly with any requirements thereunder.

     Section 12.18 Notice of Proceedings. The Manager shall promptly advise the AEW Member in writing of any investigation, examination or other proceeding involving the Manager commenced by any regulatory agency which is not conducted in the ordinary course of the Manager's business.

     Section 12.19 Disabled Veterans Businesses Enterprises/Responsible Contracting Program. The Manager, in contracting for goods and services on behalf of the Company, shall make good faith efforts to comply with CalPERS' objectives and then current policies regarding disabled veterans enterprises. The Manager shall also use best efforts to comply, and to ensure that the Operator complies, with CalPERS' objectives and then current policies regarding the selection of responsible contractors. The Manager shall also use reasonable efforts to ensure that any developer/contractor of any Property under development or substantial rehabilitation complies with CalPERS' objectives and then current policies regarding the selection of responsible contractors. A copy of CalPERS' current objectives and policies regarding responsible contractors is attached hereto as Exhibit O and incorporated herein by reference. In each instance, such compliance shall include, but not be limited to, complying with CalPERS' reporting requirements regarding such efforts.

     Section 12.20 No Affiliate Benefits. Without the prior Consent of the AEW Member, neither the Manager, its Related Parties nor any of their respective shareholders, partners, officers, agents or employees shall directly or indirectly receive any benefit from any Property other than as contemplated by this Agreement. A certification to this effect from the Manager shall be required with respect to each Property on an annual basis, at the time of the initial funding of a new Property, and as otherwise requested by the AEW Member. Notwithstanding the foregoing, neither the Manager nor its Related Parties shall be precluded from (i) receiving compensation, fees or reimbursements pursuant to separate contracts for property management or other services expressly approved by the AEW Member, (ii) receiving indirect benefits arising from association with the "Sunrise" brand name as a result of being a Member of the Company or as a result of the management of the Facilities by SALMI, or (iii) promotion of the Sunrise-at-Home program or other future similar programs which use the Facilities and/or the Sunrise brand name to extend senior care to a broader base.

     Section 12.21 Required Disclosure of Gifts. The Manager and its Related Parties will comply with Government Code Section 20152.5, as it exists and as it may be amended by the legislature and implemented by the CalPERS Board of Administration from time to time (after notice to AEW), concerning gift and campaign disclosure policies. A copy of the existing Government Code Section 20152.5 is attached hereto as Exhibit P.

     Section 12.22 Appraisal. In the course of the administration of its assets, and at its own expense, the AEW Member, acting on behalf of CalPERS, shall have the right to have an independent appraiser selected by the AEW Member annually appraise the Properties of the Company and its Subsidiaries to determine their Fair Market Value. Any such appraisal shall be made subject to the procedures described in the definition of Fair Market Value in Exhibit Q attached to this Agreement. Valuation of all of the other assets of the Company and its Subsidiaries may be performed when and as required under generally accepted industry standards. No increase or decrease in the Fair Market Value of any Property as determined by any appraisal conducted under this Section shall create any rights or remedies in favor of any Member, nor shall any such increase or decrease be deemed to limit or impair any rights or remedies of any Member under any other provision of this Agreement.

     Section 12.23 Extension of Investment Period. Each Member shall have the three (3) options to extend the Investment Period for successive periods of one
(1) year each by notice given to the other Member at least thirty (30) days prior to the then applicable expiration date of the Investment Period; provided, however, that in no event shall the Investment Period be extended as a result of any election by either Member to a date later than the date which is eight (8) years after the date hereof; and provided further, however, that the exercise of any such option shall not be effective to extend the Investment Period unless the other Member consents to such extension by notice given to the electing Member within ten (10) business days after the date of such notice of extension. If the non-electing Member shall fail to give notice of its consent within such ten (10) business day period, then such Member shall be deemed to have withheld its consent, in which case the Investment Period shall not be extended. Notwithstanding the foregoing, the consent of the Sunrise Member shall not be required with respect to any election made by the AEW Member to extend the Investment Period if, as of the date of the AEW Member's notice of its election to extend, there shall exist any "Net Cash Shortfall Event" or "Occupancy Shortfall Event" under the terms of the Master Agreement, it being agreed that in such event, the AEW Member shall have the right to extend the Investment Period without the requirement for any consent of the Sunrise Member.

                      [This Space Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Members has executed this Agreement as of the date first written above.

                                 SUNRISE MEMBER:

                                 SUNRISE ASSISTED LIVING INVESTMENTS,
                                 INC., a Virginia corporation


                                 By: /s/ Daniel B. Gorham
                                     --------------------
                                 Name: Daniel B. Gorham
                                       ----------------
                                 Title: Vice President
                                        --------------

                                 AEW MEMBER:

                                 AEW SENIOR HOUSING COMPANY, LLC,
                                 a Delaware limited liability company

                                 By: Seaport Senior Housing Management, LLC,
                                     its Managing Member


                                           By: /s/Christopher A. Kazantis
                                               --------------------------
                                           Name: Christopher A. Kazantis
                                                 -----------------------
                                           Title: Vice President
                                                  --------------

                                     JOINDER

     The undersigned Sunrise Assisted Living, Inc. hereby joins this Agreement for the purpose of guaranteeing the payment and performance by the Sunrise Member of its obligations and liabilities under Section 6.10, Section 6.11,
Section 8.2.2 and Schedule 12.11 hereof.

                                 SUNRISE ASSISTED LIVING, INC.,
                                 a Delaware corporation


                                       By: /s/Christian B. A. Slavin
                                           -------------------------
                                       Name: Christian B.A. Slavin
                                             ---------------------
                                       Title: Executive Vice President
                                              ------------------------

                             EXHIBITS AND SCHEDULES


          Exhibit       Description
          -------       -----------

             A          Name, Address and Proportionate Share of Members
             B          Form of Promissory Note
             C          Form of Funding Notice
             D          Form of Marriott Termination Notice
             E          Insurance Requirements After Opening
             F          Major Decisions
             G          Description of Certain Properties
             H          Non-Compete Areas
             I          Form of Revolving Credit Agreement
             J          Reports
             K          Existing Sunrise Non-Compete Area Projects
             L          Form of Operating Deficit Loan Agreement
             M          Calculation of IRR
             N          Cash Management System
             O          CalPERS Current Objectives and Policies
             P          Government Code Section 20152.5
             Q          CalPERS's Statement of Equity Real Estate Appraisal and
                        Valuation Policy
             R          GMACCM Loans
             S          Intentionally Omitted
             T          Intentionally Omitted
             U          List of Surveys
             V          List of Title Policies
             W          Litigation Matters
             X          Intentionally Omitted
             Y          Intentionally Omitted
             Z          Intentionally Omitted
            AA          Schedule of Closing Costs
            BB          List of Facility Agreements
            CC          List of Changes and Claims

          Exhibit       Description
          -------       -----------

            DD          Pro Forma Returns
            EE          Development Costs

         Schedule       Description
         --------       -----------

           12.11        Representations and Warranties of the Members

                                    EXHIBIT A




 ------------------------------------------------------------------------------------------------------------------
                         MEMBERS                      ADDRESS                                  Proportionate Share
 ------------------------------------------------------------------------------------------------------------------
 AEW Member              AEW Senior Housing           c/o AEW Capital Management, L.P.         80%
                         Company, LLC
 ------------------------------------------------------------------------------------------------------------------
 Sunrise Member          Sunrise Assisted Living      7902 Westpark Drive                      20%
                         Investments, Inc.            McLean, Virginia 22102
 ------------------------------------------------------------------------------------------------------------------


                               Exh. A - p. 1 of 1

       This Exhibit B sets forth the form of Note to be used in the event that the AEW Member is the Defaulting Member pursuant to
         Article III. This form shall be revised as appropriate in the event that the Sunrise Member is the Defaulting Member.


                                    EXHIBIT B

                             Form of Promissory Note

$___________                                                ___________ __, ____

WHEREAS, AEW SENIOR HOUSING COMPANY, LLC ("AEW Member") and SUNRISE ASSISTED LIVING INVESTMENTS, INC. ("Sunrise Member") entered into that certain Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), dated as of ___________, 2001, of AL U. S. DEVELOPMENT VENTURE, LLC (the "Company");

WHEREAS, the Sunrise Member and the AEW Member are required pursuant to the LLC Agreement to make certain contributions of capital to the Company, as more specifically set forth in the LLC Agreement;

WHEREAS, the AEW Member has failed to make a contribution required to be made pursuant to Article Ill of the LLC Agreement;

WHEREAS, the Sunrise Member has agreed to lend to the AEW Member as Borrower (defined below) a total of _____________________________ Dollars (__________), to be contributed on behalf of the AEW Member to the Company;

NOW THEREFORE, FOR VALUE RECEIVED, _____________,with an address of ___________________________________________ (the "Borrower"), promise(s) to pay to the order of Sunrise Member (together with any successor holder or holders of this Note, the "Lender") at its office at ________________________________, or such other place as Lender may designate, the principal sum of __________________________ Dollars ($__________), or so much thereof as shall be advanced hereunder, together with interest thereon, as hereinafter set forth.

Interest on the principal balance of this Note from time to time outstanding shall accrue from the date hereof at an annual rate which shall equal the "Interest Rate" (defined below). Subject to Borrower's right to defer payments of interest as provided below, interest shall be payable on the unpaid principal balance from time to time outstanding, on a monthly basis in arrears on the first day of each month (the "Interest Payment Date") beginning with the first day of _______________. Interest shall be computed on the basis of a three hundred and sixty (360)-day year and shall be paid for the actual number of days on which principal is outstanding.

"Interest Rate" means the lesser of (i) the greater of the prime rate of interest published from time to time by THE WALL STREET JOURNAL plus five percent (5%) per annum or fourteen percent (14%) per annum, compounded monthly, or (ii) the highest lawful rate per annum, compounded monthly.

                               Exh. B - p. 1 of 1

Borrower may defer payments of interest to the extent that a payment of interest due on an Interest Payment Date exceeds the amount of distributions to Borrower from the Company during the calendar month immediately preceding said Interest Payment Date (such excess, known hereinafter as the "Deferred Interest"). Deferred Interest shall accrue interest at the Interest Rate, compounded monthly (such Deferred Interest together with the interest thereon shall be referred to as "Interest Accruals").

To the extent that distributions to Borrower from the Company, including any return of capital to Borrower by the Company, for any month prior to an Interest Payment Date exceed the amount due on said Interest Payment Date, then Borrower shall pay such excess to Lender to the extent of and to reduce: first, any late charges or other costs or expenses due hereunder, second, Interest Accruals then outstanding, third, interest then due, and fourth, the outstanding principal balance of this Note. Borrower hereby authorizes and directs the Company to make any payments of such excess directly to Lender.

The entire outstanding principal balance of this Note, together with any interest, Interest Accruals and other charges as may be due hereunder, shall be paid on the earlier of: (i) the last day of the twelfth (12th) full month following the date of this promissory note, (ii) the dissolution of the Company,
(iii) the sale of the Properties (as defined in the LLC Agreement), (iv) the sale of all or substantially all of the Borrower's membership interest in the Company, (v) the purchase by Borrower or its nominee of all or substantially all of Lender's membership interest in the Company, or (vi) the occurrence of an Event of Default (hereinafter defined) hereunder (the earlier of such dates, the "Maturity Date").

In the event that any payment required hereunder is not paid within five (5) days after the date it is due (such five day period, the "Grace Period;" which failure to pay within the Grace Period shall constitute an "Event of Default" hereunder), Lender shall have the right, in addition to any other rights hereunder, upon written demand to Borrower, to collect a late charge as compensation for increased costs of administering such late payment. Such late charge shall be in an amount equal to four percent (4%) of the amount of any payment amount remaining unpaid after the expiration of the Grace Period, which sum Borrower agrees to pay upon demand; provided, however, that said late charge shall not be Lender's sole remedy for Borrower's default hereunder.

In the event that any payment due hereunder is not paid prior to the expiration of the Grace Period, Lender at its option may declare immediately due and payable the entire outstanding balance of principal and interest, together with all other charges to which Lender may be entitled.

The outstanding principal amount due hereunder may be prepaid in whole or in part, together with any interest or Interest Accruals then outstanding, without penalty or premium, upon five (5) days prior written notice to Lender

Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) the date received, or
(ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this

                               Exh. B - p. 2 of 2

Note, or at such other address as may be designated in a notice delivered or mailed as herein provided.

Borrower agrees to pay all charges (including reasonable attorney's fees) of Lender in connection with the collection and/or enforcement of this Note or in protecting or preserving the security for this Note, whether or not suit is brought against Borrower.

The failure of Lender at any time to exercise any option or right hereunder shall not constitute a waiver of Lender's right to exercise such option or right at any other time.

Borrower and all endorsers and guarantors of this Note hereby jointly and severally waive presentment, demand, notice, protest and all other suretyship defenses generally and agree that (i) any renewal, extension or postponement of the time of payment or any other indulgence, or (ii) any substitution, exchange or release of collateral or the addition or release of any person or entity primarily or secondarily liable, may be effected without notice to Borrower or any endorser or guarantor of Borrower's obligations, and without releasing Borrower or such endorser or guarantor from any liability hereunder.

This Note shall be governed by, construed, and enforced in accordance with the laws of The State of Delaware. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. If the payment of any interest due hereunder would subject Lender to any penalty under applicable law, then the payments due hereunder shall be automatically reduced to what they would be at the highest rate authorized under applicable law.

This Note is secured only by Borrower's membership interests in the Company, including any return of capital to Borrower upon liquidation of the Company and is otherwise without recourse to Borrower or any member or partner therein.

This Note shall have the effect of an instrument under seal.

Witness:                                Borrower:

---------------------------------       ---------------------------------------

                               Exh. B - p. 3 of 3

                                    EXHIBIT C

                             Form of Funding Notice

                                                               $________________

Re: Funding of Capital to AL U. S. Development Venture, LLC

Gentlemen:

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement of AL U. S. Development Venture, LLC, dated as of ____________, 2002, (the "Operating Agreement"). Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

Pursuant to Section 3.3 of the Operating Agreement, you are advised, as the ______________ Member of the Company, that the ________ Member has determined that Capital is required to fund [Negative Cash Flow/Preservation Capital] in the aggregate amount of $_________.

Each Member is hereby requested to contribute, in the form of cash or cash equivalents, fund in the amount of its Proportionate Share (as set forth below) of such required Capital within [insert appropriate time period which shall not be less than as set forth in Article III] of the date of this notice.

              [add description of reason for capital contribution]

                        Contributions                 Percentage Interest

AEW Member              $                                       80%
Sunrise Member          $                                       20%
                                                               ---
TOTAL                                                          100%

[MEMBER]

By:
   -----------------------------------
Name:
Title:


                               Exh. C - p. 1 of 1

                                    EXHIBIT D

                       Form of Marriott Termination Notice

                   [SUNRISE ASSISTED LIVING INVESTMENTS, INC.]

                                     [Date]


     AEW Senior Housing Company, LLC
     Two Seaport Lane
     Boston, Massachusetts  02110-2021



         Re: AL US Development, LLC -
             Marriott Termination Notice

Ladies and Gentlemen:

         This letter will constitute a Marriott Termination Notice under that certain Limited Liability Company Agreement dated December 23, 2002 (the "Venture Agreement") by and between AEW Senior Housing Company, LLC (the "AEW Member") and Sunrise Assisted Living Investments, Inc. (the "Sunrise Member"). Initially capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Venture Agreement.

         The Sunrise Member hereby certifies to the AEW Member that:

         (i) neither the Sunrise Member nor any of its Related Parties has obtained Marriott Management Rights;

         (ii) all negotiations between the Sunrise Member or any of its Related Parties and Marriott with respect to Marriott Management Rights have been terminated;

         (iii) neither the Sunrise Member nor any of its Related Parties has any intention to recommence negotiations with Marriott with respect to Marriott Management Rights; and

         (iv) without limiting the provisions of the foregoing clause (iii), the Sunrise Member shall notify the AEW Member promptly upon such time, if ever, as the Sunrise Member or any of its Related Parties recommences negotiations with Marriott with respect to Marriott Management Rights.

                                   Sincerely,

                                   SUNRISE ASSISTED LIVING
                                   INVESTMENTS, INC.

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________


                               Exh. D - p. 1 of 1
cc: General Counsel - AEW Capital Management, L.P.,
    Asset Manager - AEW Senior Housing Company, LLC
    Joseph J. Christian, Esq.
    Wayne G. Tatusko, Esq.






                               Exh. D - p. 2 of 2

                                    EXHIBIT E
                         MINIMUM INSURANCE REQUIREMENTS

A. Liability Insurance

1. General Requirements: The Manager shall procure and maintain, or shall cause Operator to procure and maintain for the duration of the contract period, insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of services provided by the Operator. The parties agree that the insurance coverages and deductibles maintained by the Manager or Operator may be adjusted throughout the term, which shall be consistent with industry standards for similar organizations/risks. Such adjustments only to be made with adequate, prior written notice to AEW member. Commercial General Liability Insurance Coverage should be as broad as Insurance Services offering Commercial Liability Coverage on a claims-made basis. Editions should be current with state regulation.

    - $1,000,000 each claim limit and deductible or self-insured retention as commercially reasonable.

    -   $2,000,000 general aggregate.

    - Members of the Company included as Additional Named Insured 2. Workers' Compensation (statutory limits) and Employers Liability
        ($1,000,000/$1,000,000/$1,000,000 insurance; Workers' Compensation
        Insurance will include, as needed, "other states" coverage;

3. Auto Liability insurance - if operations do not include the transportation of residents, with minimum limits of $1,000,000 combined single limit each accident primary coverage and $5,000,000 excess coverage. Coverage should be as broad as Insurance Services offering Commercial Liability Coverage (occurrence form - CA001). Editions should be current with state regulations. Members of the Company included as Additional Named Insured. If operations include the transportation of residents, then the minimum limits carried shall be increased to a minimum of $50,000,000 total (primary and excess) combined single limit each accident.

4. Umbrella Liability insurance with limits of $50,000,000 per occurrence or per claim and $50,000,000 in the aggregate. Umbrella/excess liability is excess of coverages 1,2 and 3 above;

5. Professional Liability insurance, covering real estate professional liability and assisted living facility operations professional liability, within limits of $1,000,000 per claim and deductible or self insured retention as commercially reasonable.; Umbrella Liability Insurance with limits of $25,000,000 per claim and in the aggregate. Such coverage shall be placed with the same insurer writing the General Liability and Umbrella Liability coverages above.

6.  Crime insurance with a $500,000 Employee Dishonesty limit;


                               Exh. E - p. 1 of 1

7. If any liability insurance is on a claims-made basis, an r extended reporting period shall be purchased to the maximum extent commercially available if coverage is terminated;

8. Each insurance policy required by this clause shall be endorsed to state that coverage shall not be canceled by either party, except after ninety
    (90) days prior written notice has been given to the AEW Member and the Sunrise Member except that ten (10) days notice is permitted if the policy is canceled for non-payment of premium;

9.  All insurers must have an A.M. Best rating of A/VII or better;

10. Any deductibles or self-insurance retentions must be declared to and approved by the Company. The Sunrise Member shall provide, or cause the Operator to provide, financial guarantees to the Company for any deductible or self-insurance amounts carried on the above policies.

11. The general liability/professional liability and automobile liability policies are to contain or be endorsed to contain the following (a) the Company, its officers, directors and employees are to be covered as insureds arising out of automobiles owned, leased, hired or borrowed by or on behalf of Operator and (b) for any claims related to work or services performed by the Operator, the Operator's insurance coverage shall be primary insurance as respects Owner, its officers, director and employees.

12. For any claims related to any work or services performed by the Operator, the Operator's insurance coverage shall be primary insurance as respects the Company, its officers, directors and employees. Any insurance maintained by the Company shall be excess of the Operator's insurance and shall not contribute with it.

13. Verification of Coverage: The Company will maintain certificates of insurance and amendatory endorsements including an annual review of Operator's insurance program. All certificates and endorsements are to be received and approved by the Company prior to acquisition of a facility or facilities.

14. Owner reserves the right to certified copies of all required insurance policies including all endorsements required by these specifications at any time.

B. Property Insurance.

General Requirements. Subject to Section 6.4(c) of the Venture Agreement, unless otherwise agreed by the AEW Member and the Sunrise Member, the Facilities shall be insured at all times throughout the term of this Agreement with policies of insurance of the type set forth below:

1. Property Insurance. Property insurance on an "All Risk" basis, including, without limitation, flood and earthquake insurance, with a full replacement cost endorsement and an agreed amount endorsement (including builder's risk during any period or periods of time that construction or remodeling is being performed on any Facilities), in an amount equal to 100% of the full replacement cost of all improvements (excluding only the reasonable value of footings and foundations) and the Company's contents therein, determined to the reasonable satisfaction of the Company.

                               Exh. E - p. 2 of 2

2. Energy Systems Insurance. Policies of insurance against loss or damage arising from incidents relating to the air conditioning and/or heating system, electrical systems, fly-wheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, installed in the buildings and improvements, for an amount reasonably satisfactory to the Company.

3. Business Interruption and/or Loss Of Rental Value Insurance. Business interruption and/or loss of rental insurance for a period of twelve months in the amount of total projected gross income.

4. Flood Insurance. If any Property is located in an area designated by any governmental agency as an area of special flood hazard, federal flood insurance will be required.

5. Pollution Legal Liability. Properties eligible for coverage according to the terms of the CalPERS environmental insurance program shall be insured under a Pollution Legal Liability or equivalent insurance policy with minimum limits of $10,000,000 each loss and $50,000,000 total all losses, and with a deductible or self-insured retention not to exceed $100,000 each loss.

6. Additional Insurance. Insurance with respect to such other insurable risks relating to the Facilities or the Company in such amounts and containing such terms and conditions as the Company may reasonably require from time to time.

Such insurance may be issued as blanket insurance. The Company, the AEW Member and the Sunrise Member shall be added as Additional Named Insureds on all policies. All such insurance policies shall be written on such terms, in such form and for such periods are amounts as the Company shall from time to time reasonably designate or approve, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of set off, counterclaim or subrogation, shall provide that with respect to the Company, the insurance shall not be invalidated by any action or inaction by the Operator, including, without limitation, any representations made by the Operator in the procurement of such insurance, and shall provide that they shall not be canceled or amended without at least thirty (30) days' prior written notice to the AEW Member and the Sunrise Member. The minimum Standard & Poor's rating of each insurer shall be A.

                               Exh. E - p. 3 of 3

                                    EXHIBIT F
                                 MAJOR DECISIONS

     1. Invest in, purchase or otherwise acquire any real property or any direct or indirect beneficial ownership interest therein.

     2. Cause any sale, transfer, assignment, conveyance, exchange or other disposition of any Property or of all or any substantial part of any assets of the Company or of any Subsidiary.

     3. Cause the Company or any Subsidiary to borrow money, refinance, recast, extend, compromise or otherwise deal with any Loans (including securing such Loans) of the Company or any Subsidiary.

     4. Approve the terms of any loan by a Member or the Manager to the Company.

     5. Admit or remove any party as a Member or Manager of the Company or any Subsidiary.

     6. Appoint or remove any executive officer of any Subsidiary.

     7. Enter, renew, modify or terminate or cause the Company or any Subsidiary to enter into, renew, modify or terminate any contract for which the annual amount due from the LLC exceeds $50,000 for the provision of services for a term of greater than one year or which is not terminable by the Company or Subsidiary without cause or penalty on thirty (30) days' or less prior written notice.

     8. Issue a Funding Notice unless the funds requested in such Funding Notice are for an expense which has been approved by the AEW Member in an Annual Business Plan or otherwise.

     9. Confess a judgment against the Company or any Subsidiary or join in, initiate or take any action for foreclosure, bankruptcy or any other insolvency proceedings. For the purposes hereof, a plea of NOLO CONTENDERE by the Manager shall be the equivalent of a guilty plea.

     10. Dissolve, liquidate or otherwise terminate the Company or any Subsidiary.

     11. Amend this Agreement or knowingly take or permit any action to occur which would adversely affect or otherwise alter the structure of the Company or any Subsidiary.

     12. Take any action in contravention of this Agreement, an Approved Budget or an Annual Business Plan.

     13. Establish any reserves without the consent of the AEW Member unless the establishment or replenishing of such reserves shall have been included as part of an Approved Budget or an Annual Business Plan.

                               Exh. F - p. 1 of 1

     14. Terminate any contractual arrangement with or otherwise replace the Company's primary independent certified public accountant or retain the services of a new, primary independent certified pubic accountant.

     15. Institute any legal action involving a claim in excess of $250,000; settle any legal action which involves an uninsured expense in excess of $250,000 or confirm a judgment against the Company in excess of $250,000.

     16. Select counsel and direct the conduct of any litigation, arbitration or other proceeding involving a claim in excess of $250,000.

     17. Incur any capital expenditure for any Property in excess of the lesser of $1 million or 2.5% of the Fair Market Value of such Property unless such expenditure has been included as part of an Approved Budget or an Annual Business Plan.

     18. Enter into any Facility Development Agreement with respect to any Property.

     19. Commence any new construction or capital improvement on any Property with respect to an uninsured loss costing in excess of $250,000 not otherwise approved in the Annual Business Plan.

     20. Select or change law firms or the Accountant.

     21. Expend the Company's funds in an amount more for any item than the amount set forth therefor in any Development Budget for any Property, or otherwise expend the greater of $10,000 or five percent (5%) or more in excess of the amount budgeted for any capital expenditure for any Property in the Annual Business Plan or any other written approval of the AEW Member.


                               Exh. F - p. 2 of 2

                                    EXHIBIT G
                        DESCRIPTION OF CERTAIN PROPERTIES

                                                                Proposed
Property                         Address                     Number of Units        Status of Construction Loan
--------                         -------                     ---------------        ---------------------------

Bonita                           Chula Vista, CA                        60          Closed with GMACCM 12/23/02

Boulder                          Boulder, CO                            84          Closed with GMACCM 12/23/02

Huntington Beach                 Huntington Beach, CA                   95          Commitment Issued by GMACCM December 2,
                                                                                    2002 and accepted by GMACCM on December 19,
                                                                                    2002; Closing anticipated for January 2003

La Jolla                         Pacific Beach, CA                      50          Closed with GMACCM 12/23/02

La Palma                         La Palma, CA                           59          Closed with GMACCM 12/23/02

Newtown                          Newton Square, PA                      77          Commitment Issued by GMACCM December 2,
                                                                                    2002 and accepted by GMACCM on December 19,
                                                                                    2002; Closing anticipated for January 2003

Sacramento                       Sacramento, CA                         52          Commitment Issued by GMACCM December 2,
                                                                                    2002 and accepted by GMACCM on December 19,
                                                                                    2002; Closing anticipated for January 2003

Seal Beach                       Seal Beach, CA                        155          Commitment Issued by GMACCM December 2,
                                                                                    2002 and accepted by GMACCM on December 19,
                                                                                    2002; Closing anticipated for January 2003

Studio City                      Los Angeles, CA                        80          Closed with GMACCM 12/23/02

Wilmington                       Wilmington, DE                         68          Commitment Issued by GMACCM December 2,
                                                                                    2002 and accepted by GMACCM on December 19,
                                                                                    2002; Closing anticipated for January 2003


                               Exh. G - p. 1 of 1

                                    EXHIBIT H
                                NON-COMPETE AREAS

         For each Property, the "Non-Compete Area" shall be the area located within the applicable radius from the applicable Property set forth in the table below:

     Property                                 Radius of Non-Compete Area
     --------                                 (miles)
                                              -------

    Bonita                                   2.75
     Boulder                                  4.75
     Huntington Beach                         2.25
     La Jolla                                 2.75
     La Palma                                 2.0
     Newtown                                  4.0
     Sacramento                               2.5
     Seal Beach                               2.75
     Studio City                              2.0
     Wilmington                               3.0


                               Exh. H - p. 1 of 1

                                    EXHIBIT I


                       FORM OF REVOLVING CREDIT AGREEMENT


                                 (See Attached)




                               Exh. I - p. 1 of 1

                                    EXHIBIT J


                                     REPORTS

                                 (See attached)




                               Exh. J - p. 1 of 1

                                    EXHIBIT K
                   EXISTING SUNRISE NON-COMPETE AREA PROJECTS

Property                                 Existing Non-Compete Area Projects
--------                                 ----------------------------------
Bonita                                                   None
Boulder                                                  None
Huntington Beach                                         None
La Jolla                                                 None
La Palma                                                 None
Newtown                                  Sunrise at Granite Run, Pennsylvania
Sacramento                                               None
Seal Beach                                               None
Studio City                                              None
Wilmington                                               None


                               Exh. K - p. 1 of 1

                                    EXHIBIT L
                            FORM OF OPERATING DEFICIT
                                 LOAN AGREEMENT


                                 (See Attached)





                               Exh. L - p. 1 of 1

                                    EXHIBIT M


                               Calculation of IRR

                                    EXHIBIT M


                       INTERNAL RATE OF RETURN CALCULATION


The internal rate of return is calculated by applying the following Excel formula to the applicable cash flows defined under "Internal Rate of Return", where contributions are a negative number and distributions are a positive number, and the formula is adjusted for the number of months that the Company is in existence, as follows:


                                          COMPANY OR
                TIME                        MEMBER
               PERIOD                      CASHFLOW
               ------                     ----------

               Month 1                        CF1
               Month 2                        CF2
               Month 3                        CF3
               Month 4                        CF4
               Month 5                        CF5
               Month 6                        CF6
                  .                            .
                  .                            .
                  .                            .
              Month 55                        CF55
              Month 56                        CF56
              Month 57                        CF57
              Month 58                        CF58
              Month 59                        CF59
              Month 60                        CF60

                               =(1+IRR(CF1:CF60))to the 12th power-1







                               Exh. M - p. 1 of 1

                                    EXHIBIT N
                             CASH MANAGEMENT SYSTEM

                                 (See Attached)



                               Exh. N - p. 1 of 1

Policy No. RE 22

                                    EXHIBIT O
                                      FINAL

                 California Public Employees' Retirement System

                      Responsible Contractor Program Policy

                                 August 12,1998

          This policy shall be effective immediately upon adoption, and supersedes all previous Responsible Contractor policies.

I. INTRODUCTION

The California Public Employees' Retirement System ("CalPERS" or "the System") has a deep interest in the condition of workers employed by the system and its advisors. The System, through the Responsible Contractor Program Policy ("Policy") described below, supports and encourages fair wages and fair benefits for workers employed by its contractors and subcontractors, subject to fiduciary principles concerning duties of loyalty and prudence, both of which further require competitive returns on the System's real estate investments. The System endorses small business development, market competition, and control of operating costs. CalPERS supports many of the ideals espoused by labor unions and encourages participation by labor unions and their signatory contractors in the development and management of the System's real estate investments. The System believes that an adequately compensated and trained worker delivers a higher quality product and service. This Policy is intended to complement and in no manner detract from existing CalPERS policy regarding service-disabled California veteran owned business enterprises. The Policy is consistent with the recommendations of fiduciary counsel in a letter to the System's General Counsel dated December 7, 1992 and includes provisions for transition, monitoring, and enforcement.

II. DEFINITION OF A RESPONSIBLE CONTRACTOR

A Responsible Contractor, as used in this Policy, is a contractor or subcontractor who pays workers a fair wage and a fair benefit as evidenced by payroll and employee records and who complies with service-disabled veteran business (SDV/BE) policy. "Fair benefits" are defined as including, but are not limited to, employer-paid family health care coverage, pension benefits, and apprenticeship programs. What constitutes a "fair wage" and "fair benefit" depends on the wages and benefits paid on comparable real estate projects, based upon local market factors, that include the nature of the project (e.g., residential or commercial; public or private), comparable job or trade classifications, and the scope and complexity of services provided.

III. INITIAL REQUIREMENTS OF THE RESPONSIBLE CONTRACTING POLICY

     A. Duty of Loyalty: Notwithstanding any other considerations, assets shall be managed for the exclusive benefit of the participants and the beneficiaries of

                               Exh. O - p. 1 of 1

          CalPERS. CalPERS' as well as its advisors', duty to the participants and their beneficiaries shall take precedence over any other duty.

     B. Prudence: CalPERS' Board, staff and advisors are charged with the fiduciary duty to exercise the care, skill, prudence and diligence appropriate to the task.

     C. Competitive Return: To comply with duties of loyalty and prudence, all investments and services must be made and managed in a manner that produces a competitive risk-adjusted return.

     D. Competitive Bidding: Contractors and their subcontractors for construction, maintenance, and services shall be selected through a competitive bidding and selection process. The purpose of this provision is to encourage fair competition and to actively seek bids from all qualified sources within an area, particularly those identified as Responsible Contractors. Advisors and their subcontractors shall create a bidding process that includes notification and invitations to bid, distributed to a broad spectrum of potential bidders, particularly those identified as Responsible Contractors. The review of the bids shall include consideration of loyalty, prudence, and competitive risk-adjusted returns (factors to be considered include experience, reputation for honesty, integrity, timeliness, dependability, fees, SDV/BE policy, and the adherence to the Responsible Contracting Policy.)

     E. Local, state and national laws. All advisors and their subcontractors shall observe all local, state, and national laws (including by way of illustration those pertaining to insurance, withholding taxes, minimum wage, health and occupational safety), and CalPERS' policy with regard to service disabled California veteran business enterprises.

IV. SELECTION PREFERENCE OF A RESPONSIBLE CONTRACTOR

If Initial Requirements A through D (see Section Ill. above) are satisfied, CalPERS expresses a strong preference that Responsible Contractors be hired.

V. TRANSITION, ENFORCEMENT, MONITORING, AND ADMINISTRATION

     A. Applicable Investments and Phasing: This Policy shall apply to all applicable real estate advisors and single family real estate investments (and associated advisor and subcontractor contracts and bids arising out of those investments.) This policy specifically excludes all indirect, specialty, and mortgage investments that lack equity features and their respective advisors. The Policy shall not initially apply to existing investments such as hybrid debt or joint ventures. As to this Policy's application to existing and future hybrid debt and joint ventures investments, an implementation study will be performed to review these investments.

          Housing Development Partnership existing on the effective date of this Policy will not be amended to incorporate this Policy, but voluntary compliance is strongly recommended. The practicality, schedule, and method of extending this

                               Exh. O - p. 2 of 2

          Policy in the future, beyond those investments and contracts described herein shall depend on factors that include the structure of the investment and the degree of control which CalPERS can exercise.

     B. Notification: CalPERS shall provide all applicable current and prospective real estate advisors with a copy of this Policy.

     C. Solicitation Documents: All requests for proposal and invitations to bid covered by this Policy shall include the terms of this Policy. Responses by bidders shall include information to assist the staff in evaluating a bid.

     D. Contracts and Renewals: All contracts entered into after the effective date of this Policy and pertaining to applicable real estate investments, including renewals of such contracts, shall include the terms of this Policy.

     E. Responsibilities: The responsibilities of CalPERS' staff, advisors, property managers, contractors, and unions are defined as follows:

          1.   Staff: CalPERS staff shall have the following responsibilities:

               a. Review the advisors' annual reports regarding compliance with the Policy.

               b. Develop and maintain contact lists for all CalPERS' properties and provide a copy to inquiring parties.

               c. Periodically report to the Investments Committee on these findings and make recommendations for corrective action as necessary. The first report will be six months after adoption of the Policy.

          2.   Advisors: Advisors' responsibilities shall include:

               a.   Communicate the Policy to all property managers.

               b. Review a contract listing for each property prepared by each property manager.

               c. Maintain a simplified bid summary for each applicable contract. The summary should include identifying contract, successful bidder, and bidder's status as Responsible Contractor.

               d. Provide annual report to CalPERS' staff, describing their own efforts as well as those by property managers and their subcontractors.

               e. Monitor and enforce the Policy including investigation of potential violations.

                               Exh. O - p. 3 of 3

          3. Property Managers: Property managers will have responsibility for the following:

               a. Communicate in bid documents the Responsible Contractor Program Policy to contractors seeking to secure construction or building service contracts.

               b.   Communicated the Policy to any interested party.

               c. Ensure there is a competitive bidding process which is inclusive of potentially eligible Responsible Contractors.

               d. Require bidders to provide to property manager a Responsible Contractor self certification on a form approved by CalPERS.

               e. Prepare and send to advisors a contract listing for applicable service contracts for each property under management. The building trades and service trades and other potential bidders will have access to this list.

               f. Provide advisors with a simplified bid summary for each contract.

               g.   Provide property level annual report information to advisor.

               h.   Maintain documentation for successful bidders.

               i. Seek from trade unions/service unions input in the development of Responsible Contractor lists.

               j. Maintain list of any interested Responsible Contractors. (Names, addresses and telephone numbers).

          4. Contractors: Contractors will have the responsibility for the following:

               a. Submit to property manager a Responsible Contractor self-certification on a form approved by CalPERS.

               b. Communicate to subcontractors the Responsible Contractor Program Policy.

               c. Provide to property manager Responsible Contractor documentation.

          5. Unions: Trade unions/service unions shall be asked to perform the following tasks;

               a. Deliver to the property manager or advisor lists of names and phone numbers of Responsible Contractors.

                               Exh. O - p. 4 of 4

               b. Refer interested and qualified Responsible Contractors to the property manager.

               c. Continually monitor the local labor markets to update the lists.

               d.   Provide technical input as appropriate.

     F. Outreach: CalPERS' staff will develop and maintain a list of all CalPERS properties. The list will include the property name, address, advisor and property manager, and phone number of the property manager and real estate advisors. The CalPERS' staff will provide this list to anyone who requests a copy. Actual contract expiration inquiries will be referred to the property level. Property managers shall provide solicitation documents to any potential contractor who has, in writing, expressed an interest in bidding for the relevant contract.

     G. Minimum Contract Size: The Policy shall absolutely apply to all contracts of a minimum size of $25,000. Minimum contract size refers to the total project value of the work being contracted for and not to any desegregation by trade or task. For example, a $25,000 contract to paint two buildings in a single office complex would not be treated as two $12,500 contracts, each less than the minimum contract size. Desegregation designed to evade the requirements of the Policy is not permitted.

     H. Applicable Expenditures Categories: The Policy shall apply to tenant improvements, capital expenditures, and operational service contracts (such as cleaning).

     I. SDV/BE Policy: Satisfaction of the CalPERS' SDV/BE Policy is a necessary condition before the System, acting through its contractors, hires a Responsible Contractor. Advisors and Contractors should provide a certification statement of SDV/BE compliance, or documentation of good faith efforts. Advisors shall collect and retain adequate data that document their compliance with this Policy and shall be prepared to produce this data for review by CalPERS' staff when requested.

     J. Fair Wage, Fair Benefits, Training: The Policy avoids a narrow definition of "fair wage", fair benefits", and "training" that might not be practical in all markets. Furthermore, the Policy does not require a "prevailing wage", as defined by government surveys. Instead, the Policy looks to local practices with regard to type of trade and type of project. The Policy recognizes that practices and labor market conditions vary across the country and that flexibility in its implementation is very important.

          In determining "fair wages" and "fair benefits" with regard to a specific contract in a specific market, items that may be considered include local wage practices, state laws, prevailing wages, labor market conditions, and other items.

                               Exh. O - p. 5 of 5

          In place of a prevailing wage standard, the Policy requires a broad outreach and competitive bidding program, as described in Section III.D, and V.F and L. This program is premised upon the availability of a list of Responsible Contractors in every market in which CalPERS directly owns a property. While advisors and their property managers and contractors are responsible for gathering and analyzing information relevant to identifying and hiring a Responsible Contractor, compilation of this list does not depend solely on the advisors, property managers, or contractor. This Policy instead invites the various local trades to suggest contractors which in their view qualify as Responsible Contractors. Sources of information include local building and service trade councils, builders association, and governments.

     K. Annual Review and Data Forms: A proposed Responsible Contracting annual report is included with this Policy. The annual review of Advisors' compliance with the Policy will be coincident with the SDWBE review, and Advisors shall present summary data in a format described approved by the System. The annual review of advisor compliance shall provide CalPERS' staff with good faith evidence of monitoring and enforcement.

          The annual review will seek to determine whether each advisor, property manager, and contractor conducted a good faith outreach program and a competitive bidding process that includes Responsible Contractors. If a potential Responsible contractor does not respond to the invitation to bid, then the advisor, property manager or contractor has acted properly. For each bidder, the advisor, property manger or contractor is obliged to gather appropriate Responsible Contracting information and make a judgment with regard to the five Initial Requirements described in Section Ill. If there are instances in which an advisor, property manager, or contractor has failed to comply with this Policy, CalPERS' review of the advisors, property managers, or contractors will focus on the overall pattern of conduct and not any one specific incident.

     L. Competitive Bidding: Property managers and contractors should give notice for applicable bids in local trade publications, bulletin boards and union building trades councils. Property managers should seek input from building trades councils to develop lists of Responsible Contractors for inclusion in the bidding process.

          Property managers may choose from the list of Responsible Contractors a reasonable number of contractors to be invited to bid. Given the time and expense required to solicit and evaluate bids, it is not essential that advisors, property managers, and contractors invite all potential bidders.

          The property manager must ensure that there is a competitive bidding process which is inclusive of potentially eligible Responsible Contractors. Inclusion is not necessarily assured by large numbers of bidders. Care must be taken that bidders include potentially eligible Responsible Contractors.


                               Exh. O - p. 6 of 6

          Although the Policy does not require hiring union workers, the trade unions will be invited to (1) deliver to the property manager or advisor lists of names and phone numbers of Responsible Contractors including those Responsible Contractors who have expressed any interest in bidding, and (2) continually monitor the local markets to update the lists. Property managers shall maintain these lists supplied by the trade unions.

     M. Neutrality: CalPERS supports a position of neutrality in the event there is a legitimate attempt by a labor organization to organize workers employed in the construction, maintenance, operation, and services at a CalPERS owned property.

          Resolution of any interjurisdictional trade disputes will be the responsibility of the trades and the various state and national building trades councils. This Policy does not call for any involvement by the advisors, property managers, or contractors in interjurisdictional trade disputes.

     N. Enforcement: This System will place a non-complying advisor or property manager on a probation watch list. If the advisor or property manager does not modify this pattern of conduct even after discussions with CalPERS' staff, the System will consider this pattern of conduct along with other information when it reviews the advisor or property manager contract for possible renewal. The key indicator is a pattern of conduct which is inconsistent with the provisions of the Policy.

          Advisors, property managers, and contractors which have not hired Responsible Contractors in the past may still bid for contracts. However, after the award of such contracts the System will review compliance with the Policy.

          CalPERS does not require that advisors, property managers or contractors use any particular system for compliance. However, from time to time, CalPERS' staff may disseminate information and suggestions regarding efficient ways to comply with this Policy.


                               Exh. O - p. 7 of 7

                                    EXHIBIT P

                   California Government Code section 20152.5.

California Government Code section 20152.5. Matter involving vendor or contractor' closed session; disclosure of campaign contribution.

No matter involving any vendor or contractor in their individual or any other capacity shall be considered during a closed session on any transaction involving the System unless, prior to the closed session, a written disclosure has been submitted by the vendor or contractor of any campaign contributions aggregating two hundred fifty dollars ($250) or more and any gifts aggregating fifty dollars ($50) or more in value that the vendor or contractor has made during the preceding calendar year to any member of the board or any officer or employee of the System. Failure to disclose the campaign contributions and gifts shall provide the basis for disqualification of the contractor or the vendor.


                               Exh. P - p. 1 of 1

                                    EXHIBIT Q

                                      FINAL

                 California Public Employees' Retirement System

         Statement of Equity Real Estate Appraisal and Valuation Policy

                                  June 12, 1998

This policy shall be effective upon adoption and supersedes all previous appraisal policies.

I.       APPRAISAL AND VALUATION GOALS AND OBJECTIVES

The California Public Employees' Retirement System (the "System") shall regularly monitor its individual asset and portfolio investment performance against pro forma, industry benchmarks and adopted objectives and policies. An annual independent appraisal of market value shall be obtained for each investment in the core portfolio to assist Staff in measuring and verifying asset performance. Scheduling of appraisals within a given year shall be at the discretion of Staff and shall occur on a rolling four-quarter basis. Staff, in conjunction with the Real Estate Pension Consultant, shall select appraisers appropriate to perform valuations on the real estate investments.

II.      VALUATION AND APPRAISAL POLICY

a.       Appraisal Policy

The appraisals are to conform with the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation. Accordingly, the appraisals are to provide a market value estimate of the System's' specific interest in real estate assets. The market value should be based on the USPAP definition and, therefore should reflect the most probable price the System's interest would sell for given a reasonable exposure period and assuming a willing and knowledgeable buyer and seller.

The System's interests may be in the form of 100% owned, partial interests, joint ventures, general or limited partner interests, mortgagor or mortgagee, ground lessor or some form of participating debt.

The System's interest should be valued on an unleveraged basis unless such leverage is considered favorable (below market) and would be assumable by the purchaser.

The market value of the System's interest should consider the depth, or lack thereof, of a market for that type of interest, the profile of the most likely buyers, and an understanding of how these interests are priced in the relevant market. If appropriate, premiums or discounts should be analyzed and supported which address issues such as control, marketability, minority or majority interests, right of first refusal, purchase options, preferred returns, etc. Appropriate rates of return should be supported with market participant interviews and published survey data, as applicable.


                               Exh. Q - p. 1 of 1

Certain properties may be exempt from the process under the following conditions and at the Staff's discretion:

1.       Property has a very low risk profile, i.e. single tenant supermarkets.

2.       Property is being marketed for sale or is under contract for sale.

3.       Property has been held for less than one year.

Reputable firms, utilizing staff who are Members of the Appraisal Institute (MAI designation), shall be engaged to prepare the appraisals. Property assignments shall be rotated every five years or earlier depending on the quality of service and product, or other situations indicating a change to be prudent. Rotation also provides the System new perspective in the market as well as preventing any one appraisal firm from becoming too dependent on past market assumptions and valuations. Criteria for selection of appraisers shall be maintained in the System's Staff Procedures Manual.

B.       Valuation Policy

The System shall report the market value as indicated in the System's most recent appraisal or as determined through the appraisal process outlined below.

The following process shall be used to settle valuation disputes at the end of a contract period. This process is outlined in a flowchart provided in Exhibit A attached.

The appraisal process will follow the following steps:

1. The System will engage an appraisal firm to complete an appraisal of the property at the termination of the contract period.

2. Upon review of the appraisal, either the System or the Investment Manager may initiate the following appraisal arbitration process:

APPRAISAL ARBITRATION PROCESS

     - Either the System or the Investment Manager, at its own expense, may obtain a second appraisal using an appraiser from the System's approved list of appraisers. The election to obtain another appraisal must be made within 15 days of the event triggering the determination of the Project's fair market value.

     - If the second appraisal does not differ from the System's initial appraisal by more than 5%, then the average of the two appraisals shall be considered the market value of the property.

     - If the second appraisal differs by more than 5% from the System's initial appraisal, the two appraisers who prepared the appraisals shall meet and determine the market value of the property. If the two appraisers cannot agree upon a value within 30 days of the date of the last appraisal, they shall select a third appraiser from the list of the System's Approved appraisers within 30 days of the date of the last appraisal.


                               Exh. Q - p. 2 of 2

     - If the appraisers cannot agree on the market value, they shall select a third appraiser from the Approved List to perform a third appraisal. An average of the three appraisals shall be considered the market value of the property, provided however, that if the lowest appraisal and/or the highest appraisal differs by more than 5% from the middle appraisal, then such low and/or high appraisal shall be disregarded and the average of the remaining appraisals or the remaining appraisal, if both are disregarded, shall be considered the market value of the property. Both Investment Managers shall share equally the expense of the third appraisal.

3. If upon termination of the initial contract period, the current contract will not be renewed and therefore the property will be transferred to new management, the following additional process will also be employed:

INITIAL VALUATION AT THE BEGINNING OF AN INVESTMENT MANAGEMENT RELATIONSHIP

The new manager shall review the appraised value of the property as determined in step 2 above. If the new advisor agrees with this value, no further action is necessary and this value becomes the beginning value for the purposes of the new contract. However, if the new manager or the System disagrees with the new value, the following process shall be followed:

     - The System shall instruct the outgoing manager to market the property for sale using a third party brokerage firm to broadly solicit offers ("Market Offer") from the market.

     - The new Investment Manager shall submit a value ("New Manager Bid") for the property to the System. The System shall not share the New Manager Bid with the outgoing manager.

     - The System shall determine its own bid ("Hold Value") which is the value that it would continue to hold the asset as an investment (and not sell below).

     - Upon completion of the marketing process, the System shall compare the Market Offer, the New Manager Bid and its Hold Value.

     - If the highest value among these three values is the New Manager Bid, the System shall retain its ownership of the asset and the management of the asset shall be transferred to the new Investment Manager. The value of the asset will be equal to the New Manager Bid for the purposes of both the final valuation of the outgoing manager and the initial valuation for the new manager.

     - If the estimated net sales proceeds based on the Market Offer is the highest of these three values, the System shall instruct the outgoing manager to complete the sale of the asset and the final net proceeds of sale will determine the final value in the outgoing manager contract.

     - If the Systems Hold Value is the highest of these three values, the System shall retain the asset and arrange for the management of the asset at its own discretion. The value of the asset in this instance shall be equal to the appraised value of the asset.


                               Exh. Q - p. 3 of 3

C.       Specialized Portfolio

This appraisal policy shall apply to the core real estate portfolio only, while specialized properties may have different guidelines in timing or certification, depending on the inherent qualities of the industry sector. The specifications for any specialized properties shall be contained in the specific policy statement for the specialized investment, including but not limited to, timber and housing.


                               Exh. Q - p. 4 of 4

                                    EXHIBIT R

                                  GMACCM LOANS

1. Mortgage loan in the principal amount of $9,300,000 from GMAC Commercial Mortgage Corporation to AL U.S./Bonita Senior Housing, L.P.

     Closed on 12/23/02.

2. Mortgage loan in the principal amount of $12,975,000 from GMAC Commercial Mortgage Corporation to Boulder Assisted Living, L.L.C.

     Closed on 12/23/02.

3. Mortgage loan in the principal amount of $9,525,000 from GMAC Commercial Mortgage Corporation to AL U.S./La Jolla Senior Housing, L.P.

     Closed on 12/23/02.

4. Mortgage loan in the principal amount of $9,375,000 from GMAC Commercial Mortgage Corporation to AL U.S./La Palma Senior Housing, L.P. Closed on 12/23/02.

5. Mortgage loan in the principal amount of $14,250,000 from GMAC Commercial Mortgage Corporation to AL U.S./Studio City Senior Housing, L.P. Closed on 12/23/02.






                               Exh. R - p. 1 of 1

                                    EXHIBIT S
                              INTENTIONALLY OMITTED







                               Exh. S - p. 1 of 1

                                    EXHIBIT T
                              INTENTIONALLY OMITTED







                               Exh. T - p. 1 of 1

                                    EXHIBIT U

                                 LIST OF SURVEYS


     PROPERTY                                  SURVEY

Bonita                     Survey by Hale Engineering dated 12/19/02

Boulder                    Survey by Martin/Martin Consulting dated 12/16/02

Huntington Beach           Survey by SB&O, Inc. dated 12/3/02

La Jolla (Pacific Beach)   Survey by Nolte Associates, Inc. dated 12/19/02

LaPalma                    Survey by Wagner Halladay, Inc. dated 12/19/02

Newtown Square             Survey by Chester Valley Engineers, Inc dated 9/3/02

Sacramento                 Survey by Sandis Humber Jones dated 12/2/02

Seal Beach                 Survey by SB&O, Inc. dated 12/3/02

Shipley Road               Survey by Landmark Engineering dated 12/11/02

Studio City                Survey by SB&O, Inc. dated 12/12/02



                               Exh. U - p. 1 of 1

                                    EXHIBIT V

                             LIST OF TITLE POLICIES


      PROPERTY                            COMMITMENT

Bonita                      First American Title Co. Commitment #
                            NA23486 Dated 11/20/02

Boulder                     First American Title Co. Commitment #
                            NA23485 Dated 11/20/02

Huntington Beach            First American Title Co. Commitment #
                            NA23533 Dated  09/03/02

La Jolla (Pacific Beach)    First American Title Co. Commitment #
                            NA23487 Dated 08/22/02

LaPalma                     First American Title Co. Commitment #
                            OR-2116193 Dated 01/02/01

Newtown Square              First American Title Co. Commitment #
                            NA22550 Dated 08/28/01

Sacramento                  First American Title Co. Commitment #
                            NA23759 Dated 09/13/02

Seal Beach                  First American Title Co. Commitment #
                            NA22747 Dated 12/14/02

Shipley Road                First American Title Co. Commitment #
                            NA23318 Dated 06/11/02

Studio City                 First American Title Co. Commitment #
                            NA23490 Dated 09/04/02




                               Exh. V - p. 1 of 1

                                    EXHIBIT W

                               LITIGATION MATTERS

                                 (See Attached)






                               Exh. W - p. 1 of 1

                                    EXHIBIT X
                              INTENTIONALLY OMITTED






                               Exh. X - p. 1 of 1

                                    EXHIBIT Y
                              INTENTIONALLY OMITTED






                               Exh. Y - p. 1 of 1

                                    EXHIBIT Z
                              INTENTIONALLY OMITTED






                               Exh. Z - p. 1 of 1

                                   EXHIBIT AA

                            SCHEDULE OF CLOSING COSTS

                                 (See Attached)







                               Exh. AA - p. 1 of 1

                                   EXHIBIT BB

                           LIST OF FACILITY AGREEMENTS

                                 (See Attached)


Bonita Property                               Architect Contract between Sunrise Development, Inc. and Hill
                                              Partnership, Inc. dated 11/9/01 and assigned to AL
                                              U.S./Bonita Senior Housing, L.P. 12/23/02.

                                              Construction Contract between Sunrise Development, Inc. and
                                              Suffolk Construction Company, Inc. dated 2/22/02 and assigned to AL U.S./Bonita Senior Housing, L.P. by assignment dated
                                              12/23/02.

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ Bonita Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ Bonita Senior
                                              Housing, L.P. dated 12/23/02


Boulder Property                              Architect Contract between Sunrise Development, Inc. and
                                              Beery, Rio & Associates, Inc. dated 3/1/02 and assigned to
                                              Boulder Assisted Living, L.L.C. by assignment dated 12/23/02

                                              Construction Contract between Boulder Assisted Living, L.L.C.
                                              and Pinkard Construction Company, Inc. dated 5/10/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              Boulder Assisted Living, L.L.C. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and Boulder Assisted Living,
                                              L.L.C. dated 12/23/02


Huntington Beach Property                     Architect Contract between Sunrise Development, Inc. and Hill
                                              Partnership, Inc. dated 10/29/01 and assigned to AL
                                              U.S./Huntington Beach Senior






                               Exh. BB - p. 1 of 5


                                              Housing, L.P. by assignment dated 12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Suffolk Construction Company, Inc. dated 9/30/02 and assigned to AL U.S./Huntington Beach Senior Housing, L.P. by
                                              assignment dated 12/23/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ Huntington Beach Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc.. and AL U.S./ Huntington
                                              Beach Senior Housing, L.P. dated 12/23/02


La Jolla (Pacific Beach) Property             Architect Contract between Sunrise Development, Inc. and
                                              Mithun, Inc. dated 12/11/00 and assigned to AL U.S./La Jolla
                                              Senior Housing, L.P. by assignment dated 12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Suffolk Construction Company, Inc. dated 11/29/02 and
                                              assigned to AL U.S./La Jolla Senior Housing, L.P. by
                                              assignment dated 12/23/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ La Jolla Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ La Jolla Senior
                                              Housing, L.P. dated 12/23/02


La Palma Property                             Architect Contract between Sunrise Development, Inc. and Hill
                                              Partnership, Inc. dated 11/9/01 and assigned to AL U.S./La
                                              Palma Senior Housing, L.P. by assignment dated 12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Suffolk Construction Company, Inc. dated 7/19/02 and assigned to AL U.S./La Palma Senior Housing, L.P. by assignment


                              Exh. BB - p. 2 of 5

                                              dated 12/23/02
                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ La Palma Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ La Palma Senior
                                              Housing, L.P. dated 12/23/02


Newtown Square Property                       Architect Contract between Sunrise Development, Inc. and
                                              Beery, Rio & Associates, Inc. dated 12/5/01 and assigned to
                                              Newtown Square Assisted Living, L.L.C. dated 12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Glen Construction Company, Inc. dated 7/29/02, and assigned to Newtown Square Assisted Living, L.L.C. by assignment dated
                                              12/23/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              Newtown Square Assisted Living, L.L.C. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and Newtown Square Assisted
                                              Living, L.L.C. dated 12/23/02


Sacramento Property                           Architect Contract between Sunrise Development, Inc. and Hill
                                              Partnership, Inc. dated 8/30/01 and assigned to AL
                                              U.S./Sacramento Senior Housing, L.P. by Assignment dated 12/23/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ Sacramento Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ Sacramento
                                              Senior Housing, L.P. dated 12/23/02



                              Exh. BB - p. 3 of 5

Seal Beach Property                           Architect Contract between Sunrise Development, Inc. and
                                              Beery, Rio & Associates, Inc. dated 12/5/01 and assigned to
                                              AL U.S./Seal Beach Senior Housing, L.P. by Assignment dated
                                              12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Suffolk Construction Company, Inc. dated 8/15/02 and assigned to AL U.S./Seal Beach Senior Housing, L.P. by assignment
                                              dated 12/23/02

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ Seal Beach Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ Seal Beach
                                              Senior Housing, L.P. dated 12/23/02


Studio City Property                          Architect Contract between Sunrise Development, Inc. and
                                              Mithun, Inc. dated 1/16/02 and assigned to AL U.S./Studio
                                              City Senior Housing, L.P. by Assignment dated 12/23/02.

                                              Development Agreement between Sunrise Development, Inc. and
                                              AL U.S./ Studio City Senior Housing, L.P. dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and AL U.S./ Studio City
                                              Senior Housing, L.P. dated 12/23/02


Wilmington Property                           Architect Contract between Sunrise Development, Inc. and
                                              Beery, Rio & Associates, Inc. dated 12/5/01 and assigned to
                                              Wilmington Assisted Living, L.L.C. by assignment dated
                                              12/23/02

                                              Construction Contract between Sunrise Development, Inc. and
                                              Glen Construction Company, Inc. dated 7/29/02 and assigned to
                                              Wilmington Assisted Living, L.L.C. by assignment dated
                                              12/23/02

                                              Development Agreement between Sunrise




                              Exh. BB - p. 4 of 5

                                              Development, Inc. and Wilmington Assisted Living, L.L.C.
                                              dated 12/23/02

                                              Pre-Opening Services and Management Agreement between Sunrise
                                              Assisted Living Management, Inc. and Wilmington Assisted
                                              Living, L.L.C. dated 12/23/02




                               Exh. BB - p. 5 of 5

                                   EXHIBIT CC

                           LIST OF CHANGES AND CLAIMS


                PROPERTY                              CHANGE ORDERS                            AMOUNT

Bonita                                                      1                                $24,299.81

Boulder

                                                            1                                $36,278.00
                                                            2                                   $0.00
                                                            3                                 $8,224.63
                                                            4                                 $3,690.00
                                                            5                                 $1,849.00
                                                            6                                   $0.00
                                                            7                                 $3,213.00
                                                            8                                 $7,453.00
                                                            9                                 $3,249.00
                                                            10                               $42,684.00
                                                            11                               $18,939.00
                                                                                             ----------

                                                          Total                              $125,579.63
                                                                                             ===========


Huntington Beach                                           NONE                                 NONE


La Jolla                                                   NONE                                 NONE


La Palma                                                    1                                 16,904.00
                                                                                              =========


Newtown Square                                             NONE                                 NONE


Pacific Beach                                               1                                ($3,000.00)
                                                            2                        $15,750.00 (time extension)
                                                            3                               ($10,000.00)
                                                            4                                $20,187.00
                                                            5                                $39,003.00
                                                                                             ----------

                                                          Total                              $61,940.00
                                                                                             ==========


Sacramento                                                 NONE                                 NONE


Seal Beach                                                 NONE                                 NONE


Wilmington                                                 NONE                                 NONE




                               Exh. CC - p. 1 of 1

                                   EXHIBIT DD

                                PRO FORMA RETURNS

    PROPERTY                                      PRO FORMA RETURN

Bonita                                                  23.8%

Boulder                                                 23.36%

Huntington Beach                                        24.59%

La Jolla                                                22.50%

La Palma                                                17.68%

Newtown                                                 18.49%

Sacramento                                              13.31%

Seal Beach                                              18.86%

Studio City                                             13.46%

Wilmington                                              22.62%





                               Exh. DD - p. 1 of 1

                                   EXHIBIT EE

                                DEVELOPMENT COSTS

                                 (See Attached)







                               Exh. EE - p. 1 of 1

                                 SCHEDULE 12.11

     1. REPRESENTATIONS AND WARRANTIES OF THE SUNRISE MEMBER.

          1.1 Organization; Good Standing. The Sunrise Member is a corporation, duly organized and validly existing under the laws of the State of Virginia, and to the extent necessary, duly qualified to do business in each of the states in which a Property is located, with the full power and authority and legal right to be a Member and the Manager of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

          1.2 Consent of Third Parties. No consent of any third party is required as a condition to the entering into this Agreement by the Sunrise Member other than such consent as has been previously obtained.

          1.3 Authority; Enforceability. The execution and delivery of this Agreement has been duly authorized by the Sunrise Member and this Agreement constitutes the valid and binding obligation and agreement of the Sunrise Member, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principles of equity).

          1.4 Absence of Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property or the assets of the Sunrise Member pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the Sunrise Member or any Related Party may be party or by which it or they or any of its or their properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

          1.5 No Judgments. Except as in each instance previously disclosed to the AEW Member in writing, there are no judgments presently outstanding and unsatisfied against the Sunrise Member or any of its assets and neither the Sunrise Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on the Sunrise Member, the Company, any Subsidiary or any Property, and no such material judgment, litigation or proceeding is, to the best of the Sunrise Member's knowledge, threatened against the Sunrise Member or any of its assets, and to the best of the Sunrise Member's knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

          1.6 No Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is

                             Sch. 12.11 - p. 1 of 1
required in connection with the execution, delivery and performance by the Sunrise Member of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or the development of the Properties or with the other operations of the Company.

          1.7 Intentionally Omitted.

          1.8 Absence of Certain Changes or Events. Since the date of the respective Interim Statements:

               (a) There has not been any damage, destruction or other casualty loss with respect to the Owned Assets (whether or not covered by insurance) which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.

               (b) None of the Subsidiaries, the Sunrise Member or any of their respective Related Parties or the Facilities has suffered any adverse change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          (c) Neither the Subsidiaries, Sunrise Member nor any of their respective Related Parties has:

          (i) amended or terminated any Facility Agreement except in the ordinary course of business;

          (ii) mortgaged, pledged, suffered or subjected to any Lien, the Sunrise Member's interests in the Subsidiaries or the their interests in any of the Owned Assets, except for Permitted Liens and any Lien which will be released at or prior to the date hereof;

          (iii) acquired or disposed of any assets or properties affecting the Facilities or entered into any agreement or other arrangement for such acquisition or disposition, except in the ordinary course of business;

          (iv) entered into any agreement, commitment or other transaction affecting the Facilities other than in the ordinary course of business;

          (v) operated the Facilities other than in the ordinary course of business.

          1.9 Insurance. There is now, and there will remain, in full force and effect with reputable insurance companies fire and extended coverage insurance with respect to all tangible Owned Assets and public liability insurance, all in commercially reasonable amounts.

          1.10 Litigation. Except as set forth on Exhibit W, there is no pending, or to the best of the Sunrise Member's knowledge, threatened litigation, proceeding or investigation (by


                             Sch. 12.11 - p. 2 of 2
any person, governmental or quasi-governmental agency or authority or otherwise) to which the Company, any Subsidiary, the Sunrise Member or any of their respective Related Parties is a party, including, without limitation, litigation brought by the Company, any Subsidiary, the Sunrise Member or their respective Related Parties against third parties. The litigation, proceedings and investigations listed on EXHIBIT W will not, individually or in the aggregate, materially adversely affect the ownership, use, occupancy, operation or title to any of the Facilities.

          1.11 Compliance with Laws. To the best of Sunrise Member's knowledge, the Facilities will be constructed in compliance in all material respects with, and in no material way violate any applicable statute, law, regulation, rule, ordinance, order or permit of any kind whatsoever affecting the Facilities or any part thereof. None of the Company, any Subsidiary, the Sunrise Member nor any of its Related Parties has received notice of any such material violation.

          1.12 Environmental Matters. To Sunrise Member's knowledge, except for hazardous waste commonly used in Senior Housing Facilities (such as cleaning solvents, petroleum products and medical waste), neither the Company, any Subsidiary, the Sunrise Member nor any of its Related Parties has generated, stored or disposed of any hazardous waste at any of the Facilities and Sunrise Member has no knowledge of any previous or present generation, storage, disposal or existence of any hazardous waste at any of the Facilities. The term "hazardous waste" shall mean "hazardous waste," "toxic substances," or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 692 1, et seq.), similar state laws and regulations adopted thereunder. The Sunrise Member hereby further represents and warrants that all hazardous waste, including, without limitation, hazardous waste commonly used in Senior Housing Facilities or the construction thereof (such as cleaning solvents, petroleum products and medical waste) generated, stored, used or disposed of on, at or about any Property has been so generated, stored, used and disposed of in accordance will all applicable laws, codes, rules and regulations.

          1.13 Assessments. There are no special or other assessments for public improvements or otherwise now affecting any of the Facilities, nor does Sunrise Member have knowledge of (i) any pending or threatened special assessments affecting any of the Facilities or (ii) any contemplated improvements affecting any of the Facilities that may result in special assessments affecting any of the Facilities, except as set forth in the Development Budgets for each Facility.

          1.14 Resident Agreements; Leases. No purchase and sale agreement, option, Resident Agreement, lease, license or other document, instrument or agreement granting or agreeing to grant any person or entity any right to purchase, lease, use or occupy or purchase any Facility or any interest therein is currently in effect with respect to any of the Facilities.

          1.15 Facility Agreements. To Sunrise Member's knowledge, the Facility Agreements listed on Exhibit BB hereto are all the material Facility Agreements relating to or affecting any of the Facilities, including, without limitation, the design, development,

                             Sch. 12.11 - p. 3 of 3
construction, operation and maintenance thereof entered into by the Subsidiary, the Sunrise Member or any Related Party of the Sunrise Member, including, without limitation, SDI (but not including subcontracts of any prime contractor). To Sunrise Member's knowledge, the Facility Agreements are in full force and effect. Sunrise Member has heretofore delivered to AEW Member or its agents true and complete copies of all such Facility Agreements, including all amendments and modifications thereto. To Sunrise Member's knowledge, neither the Company, any Subsidiary, the Sunrise Member, nor any of its Related Party from which the Facility Agreements may be assigned to the Company or any Subsidiary is in default of any of its material obligations under any of such Facility Agreements, and Sunrise Member has no knowledge of any material default on the part of any other party thereto. All of the Facility Agreements listed on Exhibit BB are currently in full force and effect.

          1.16 Approvals. All building permits and all material Approvals required to own, develop, construct, use, occupy, operate or maintain any Property as a Senior Housing Facility have been obtained, except for non-discretionary Approvals obtainable in the ordinary course after the date hereof. The Sunrise Member has no reason to believe that any Approvals that have not yet been obtained will not hereafter be obtained in the ordinary course.

          1.17 Medicare; Medicaid. To Sunrise Member's knowledge, no action, proceeding, or investigation in connection with Medicare, Medicaid or other public or private third-party payor or other programs is pending or threatened against the Company, any Subsidiary, the Sunrise Member or their respective Related Parties in connection with the Facilities. Neither the Company, any Subsidiary, the Sunrise Member or their respective Related Parties has received notice of any threatened or pending investigation in connection with (i) Medicare, Medicaid, or other public or private third-party payor programs or
(ii) any fraud, false statement or false claim applicable to its business or
(iii) any patient care, patient rights or other law applicable to its business. The Company, the Subsidiaries, the Sunrise Member and their respective Related Parties have prepared and filed all cost reports, if any, that were required to be filed for Medicare and Medicaid purposes and for all other public or private third-party reimbursement programs through the date of this Agreement. All such cost reports, if any, are correct and accurate and have been prepared in conformity with Sunrise Member's books and records. Neither the Company, any Subsidiary, the Sunrise Member or any of their Related Parties has received notice that Medicare, Medicaid or any other public or private third-party payor has any claims for disallowance of costs against it. To Sunrise Member's knowledge, neither the Company, any Subsidiary, the Sunrise Member nor their respective Related Parties has committed any violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, any similar state law or Title VI of the Civil Rights Act.

          1.18 Condemnation. Neither the Company, any Subsidiary, the Sunrise Member nor any of their respective Related Parties has received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding, with respect to all or any portion of the Facilities.

          1.19 Condition of Property. To Sunrise Member's knowledge, with regard to the Properties, (i) there are no material structural defects or other material defects in the construction work and (ii) such work is in compliance with all applicable laws and codes. To

                             Sch. 12.11 - p. 4 of 4

Sunrise Member's knowledge, any Personal Property delivered to the Properties is in good condition.

          1.20 Independent Facilities. To Sunrise Member's knowledge, each Facility will be an independent unit which after completion will not rely on any facilities (other than the facilities of public utility, sewer and water companies) located on any property not included in such Facility (i) to fulfill any zoning, building code, or other municipal or governmental requirement, or
(ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to, electric, plumbing, mechanical, heating, ventilating and air conditioning systems. To Sunrise Member's knowledge, no building or other improvements not included in the Facilities will rely on any part of the Facilities to fulfill any zoning, building, code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities.

          1.21 Full Disclosure. Sunrise Member's knowledge, none of the representations or warranties in this Agreement by Sunrise Member, nor any descriptive information concerning the Owned Assets set forth in this Agreement, nor any document, statement, certificate, schedule or other information furnished or to be furnished to AEW Member by Sunrise Member in connection with this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements of fact contained therein not misleading.

          1.22 Utilities Access. To Sunrise Member's knowledge, each Facility will have adequate water supply, storm and sanitary sewer facilities, adequate access to telephone, gas and electricity connections, adequate fire protection, drainage, means of ingress and egress to and from public highways and, without limitation, other public utilities for construction and operation as a Senior Housing Facility. To Sunrise Member's knowledge, the parking facilities to be located on each Facility (or to be located on each Facility in accordance with the respective drawings and specifications set forth in the Facility Agreements) meet all applicable requirements imposed by applicable law or requisite exceptions or variances to such laws. All such public utilities will be installed and all installation and connection charges will be paid in full. To Sunrise Member's knowledge, all streets and roads necessary for access to and full utilization of each of the Facilities, and every part thereof, will be built, completed, dedicated and accepted for maintenance and public use by the appropriate governmental authorities or are otherwise owned and maintained by local governments for public use at the time the Facility opens for business. Sunrise Member has no knowledge of any fact or condition existing that would result or could result in the termination or reduction of the necessary access from the Facilities to the existing roads and highways or to sewer or other utility services proposed to serve the Facilities.

          1.23 Zoning. To Sunrise Member's knowledge, the use of each of the Facilities as independent living/assisted living/dementia facilities, as applicable, together with the ancillary uses thereto, is permitted under the applicable municipal zoning ordinances, or Approvals (including, without limitation, special exceptions, variances, or conditions thereto) which have been obtained prior to the date hereof, and the Facilities if constructed in accordance with the drawings and specifications set forth in construction contracts for the respective Facilities listed in Exhibit BB (or the architectural and engineering agreements listed in Exhibit BB if no such


                             Sch. 12.11 - p. 5 of 5
construction contract has yet been executed) shall comply, to the extent required (including any waiver or grandfathering), with all conditions, restrictions and requirements of such zoning ordinances and all amendments thereto and all Approvals.

          1.24 No Employees. None of the employees at the Facilities is employed by the Company. All such employees are employees of Operator or SDI or their respective Related Parties other than the Company. Neither the Company nor any Subsidiary now has, and at no time ever had, any employees.

          1.25 FIRPTA. Neither the Company nor the Sunrise Member is a "non-foreign person" within the meaning of Section 1445 of the Code and the Regulations issued thereunder.

          1.26 Design and Construction Matters.

               (a) As of November 30, 2002 (i) the progress of the Work (as defined in each respective construction contract listed on Exhibit BB is in substantial conformity with the progress schedule for the applicable Property set forth in each respective construction contract, and (ii) Development Costs for the respective Properties are not anticipated to exceed the respective Development Budgets.

               (b) To Sunrise Member's knowledge, Exhibit EE attached hereto sets forth a true and correct accounting of all Development Costs incurred as of December 17, 2002 by the Sunrise Member (or its Related Parties).

               (c) To Sunrise Member's knowledge, all Work has been performed in a good and workmanlike manner in conformance with all material (i) applicable laws, codes, rules and regulations, (ii) terms and conditions of all Approvals, and (iii) requirements of the respective construction contracts, all as of November 30, 2002.

               (d) To Sunrise Member's knowledge, the drawings and specifications prepared for each Property comply with all material applicable laws, codes, rules and regulations and the terms and conditions of the Approvals.

               (e) To Sunrise Member's knowledge, attached hereto as Exhibit CC is a complete list as of November 30, 2002 of all executed, pending and requested (in writing) change orders, construction change directives and pending or threatened written claims under any Facility Agreement, including, without limitation, written claims for additional services under any architectural or engineering agreement and written claims for adjustments of the contract sum or contract time under any construction contract. Except as set forth on Exhibit CC, the Sunrise Member does not have any knowledge of any written claim for additional time or compensation or other damages in favor of any third party under any architectural agreement, engineering agreement, construction contract or other Facility Agreement.

          1.27 Taxes. The Company and each of the Subsidiaries have prepared and duly and timely filed (or has filed as part of a consolidated tax filing) all tax reports and returns required to be filed by it and all such returns are accurate in all material respects. In addition, whether or not shown on such returns or reports to be due, the Company and each of its Subsidiaries has duly paid or provided for the payment of all taxes and other charges due or


                             Sch. 12.11 - p. 6 of 6
claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales, usages or payrolls of the Company, the Subsidiaries and the Facilities). There are no tax liens upon any property or assets of the Company or any Subsidiary except liens for current taxes not yet due. The federal income tax returns of the Company and each Subsidiary have not been audited or otherwise examined by the Internal Revenue Service within the past three years, and no state or local income, sales, use, or property tax returns of the Company or any Subsidiary have been audited or otherwise examined within the past three years. Sunrise Member has no notice of the pendency of any such audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period and neither the Company nor any Subsidiary has filed any consent under Section 341 (f) of the Code.

          1.28 Owned Assets. Neither the Company nor any Subsidiary owns or holds an interest in any property, real or personal, tangible or intangible, except for the Owned Assets.

          1.29 Interests; Title The Company owns 100% of the membership interests in each Subsidiary, free and clear of all liens, options, claims, encumbrances or charges of any kind, and there are no outstanding options or other rights to purchase or otherwise acquire any membership interest in any of the Subsidiaries. The Subsidiaries hold good and marketable title to the respective Properties free and clear of any Liens except Permitted Exceptions.

          1.30 Responsible Parties. The Responsible Parties are the persons most likely to have knowledge regarding the accuracy or inaccuracy of certain of the representations of the Sunrise Member set forth herein which are qualified to the Sunrise Member's knowledge.

          1.31 Title Encumbrances. Neither the Company, any Subsidiary, the Sunrise Member nor any of its Related Parties is in default under any of their respective material obligations under any recorded agreement, easement or instrument encumbering title to any of the Facilities, and the Sunrise Member has no knowledge of any material default on the part of any other party thereto.

          1.32 Affordable Housing Units. No Facility is required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low or moderate income residents pursuant to a presently existing agreement, Approval or requirement of law.

          1.33 No New Survey Matters. To the Sunrise Members' knowledge, since the dates of the Surveys, except for the construction work which is ongoing at the Facilities, no new survey matters have arisen in connection with any of the Properties which would otherwise be required under the applicable ALTA/ACSM standards used in preparing the Surveys to be shown thereon.

          1.34 GMACCM Loans. The GMACCM Loans closed on or about the date hereof are in full force and effect. There exists no "Event of Default" thereunder, and there is no event or circumstance which, with the passing of time or giving of notice, would constitute an "Event of Default" thereunder. All of the representations and warranties of Borrower set forth in


                             Sch. 12.11 - p. 7 of 7
the loan documents evidencing or securing the GMACCM Loans are true, correct and complete, subject to any qualifications set forth therein.

     2. Representations and Warranties of the Aew Member.

          2.1 Authority; Good Standing. The AEW Member is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

          2.2 Consent of Third Parties. No consent of any third party is required as a condition to the entering into of this Agreement by the AEW Member other than such consent as has been previously obtained.

          2.3 Authority; Enforceability. The execution and delivery of this Agreement has been duly authorized by the AEW Member and this Agreement constitutes the valid and binding obligation and agreement of the AEW Member, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principles of equity).

          2.4 Absence of Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the property or assets of the AEW Member pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the AEW Member or any Related Party may be party or by which it or they or any of its or their properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

          2.5 No Judgments. There are no judgments presently outstanding and unsatisfied against the AEW Member or any of its assets and neither the AEW Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on the AEW Member, the Company, any Subsidiary or any Property and no such material judgment, litigation or proceeding is, to the best of the AEW Member's knowledge, threatened against the AEW Member or any of its assets, and to the best of the AEW Member's knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

          2.6 No Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the AEW Member of this Agreement or the taking of any action thereby contemplated, which has not been obtained,


                             Sch. 12.11 - p. 8 of 8
other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or the development of the Properties or with the other operations of the Company.

     3. Indemnification Obligations.

          3.1 Indemnification by Sunrise Member. Sunrise Member shall indemnify, defend, and hold harmless AEW Member and its officers, directors, employees, Related Parties, successors and assigns (the "AEW Indemnitees") from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from any of the following:

               (a) Any breach by Sunrise Member of any of its representations, warranties in this Agreement or any other Document; provided, however, that in the case of any claim, covenants or agreements for indemnification due to any breach of any representation or warranty set forth in Paragraphs 1.7 through 1.34, inclusive, of Schedule 12.11, notice of the applicable breach of representation or warranty is given to the Sunrise Member on or before the date which is one (1) year from the date hereof;

               (b) Any obligation, indebtedness or liability of any Subsidiary other than the obligations, indebtedness and liabilities under the Facility Agreements (the "Owner Obligations") including, but not limited to, (i) claims by state or federal governmental agencies for repayment of claims for reimbursement of costs, regardless of whether disclosed to AEW Member and regardless whether constituting a breach by Sunrise Member of any representation, warranty, covenant or agreement hereunder or under any other Document, (ii) all claims and causes of action held by any third party against the Company or any Subsidiary, which claims or causes of action accrued prior to the date hereof, regardless of whether constituting a breach by Sunrise Member of any representation, warranty, covenant, or agreement hereunder;

               (c) Noncompliance by Sunrise Member with the provisions of the Bulk Sales Act, if such act applies, in connection with the transactions contemplated by this Agreement;

               (d) Any "Transfer" (as such term is defined in the mortgages securing the GMACCM Loans) by the Sunrise Member or any of its Related Parties which results in a default under any GMACCM Loan;

               (e) The execution of any guaranty by the Company, Pool One or the AEW Member as a "Key Principal" with respect to any GMACCM Loan, where the Loss results from the fault of the Sunrise Member, the Operator, SDI or any of their respective Related Parties;

               (f) Subject to and without limiting the provisions of the foregoing clause (e) or Paragraph 3.2(c) below, the execution of any guaranty by the AEW Member as a "Key Principal" with respect to any GMACCM Loan, where the Loss results from the presence on or about any Property of any hazardous waste (as defined in Paragraph 1.12 of this Schedule 12.11) for any reason other than the fault of the AEW Member or any of its Related Parties;


                             Sch. 12.11 - p. 9 of 9
provided, however, that (A) the Company shall be primarily liable for such indemnification obligation, and (B) the Sunrise Member's liability for such indemnification obligation shall be limited to its Proportionate Share of the applicable Loss;

               (g) Any default by SALI under any Payment and Performance Guaranty Agreement executed by SALI in connection with the GMACCM Loans.

               (h) Without limiting the obligations of the Sunrise Member under
Section 6.10 hereof, any breach by (i) SALI of any of its obligations under the Revolving Credit Agreement, (ii) Operator under any Operating Deficit Loan Agreement, (iii) Operator under any Operating Deficit Guaranty, or (iv) SDI under Section 2.07 of any Development Agreement.

                  The indemnification obligations of the Sunrise Member under this Paragraph 3.1 shall be solely for the benefit of the AEW Indemnitees and shall not benefit or be deemed to benefit any other person or entity.

          3.2 Indemnification by AEW Member. AEW Member shall indemnify and hold harmless Sunrise Member and its officers, directors, employees, agents, representatives, Related Parties, successors and assigns (the "Sunrise Indemnitees") from and against, and pay or reimburse each of them for and with respect to any Loss relating to, arising out of or resulting from:

               (a) Any breach by AEW Member of any of its representations, warranties, covenants or agreements in this Agreement or any other Document;

               (b) Any "Transfer" (as such term is defined in the mortgages securing the GMACCM Loans) by the AEW Member or any of its Related Parties which results in a default under any GMACCM Loan;

               (c) The execution of any guaranty by the Company, Pool One or the Sunrise Member as a "Key Principal" with respect to any GMACCM Loan, where the Loss results from the fault of the AEW Member; or

               (d) Subject to and without limiting the provisions of the foregoing clause (c) or Paragraph 3.1(f) above, the execution of any guaranty by the Sunrise Member as a "Key Principal" with respect to any GMACCM Loan, where the Loss results from the presence on or about any Property of any hazardous waste (as defined in Paragraph 1.12 of this Schedule 12.11) for any reason other than the fault of the Sunrise Member, the Operator or any of their respective Related Parties; provided, however, that (A) the Company shall be primarily liable for such indemnification obligation, and (B) the AEW Member's liability for such indemnification obligation shall be limited to its Proportionate Share of the applicable Loss.

     The indemnification obligations of the AEW Member under this Paragraph 3.2 shall be solely for the benefit of the Sunrise Indemnitees and shall not benefit or be deemed to benefit any other person or entity.

          3.3 Administration of Indemnification. For purposes of administering the indemnification provisions set forth in Sections 3.1 and 3.2. the following procedure shall apply:

                            Sch. 12.11 - p. 10 of 10

               (a) Whenever a claim shall arise for indemnification under this Article, the party entitled to indemnification (the "Indemnified Party") shall reasonably promptly give written notice to the party from whom indemnification is sought (the "Indemnifying Party") setting forth in reasonable detail, to the extent then available, the facts concerning, the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

               (b) In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party provided that (A) the Indemnifying Party agrees in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of such claim or proceeding and (B) no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party which shall not be unreasonably withheld. If, however, (i) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (ii) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim. In the case of Clause (i) of the preceding sentence, the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party's counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party.

               (c) If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this Article.

               (d) Subject to the proviso in Paragraph 3.1(a) of this Schedule 12.11, failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure or delay.

          3.4 Certain Limitations on Liability of Sunrise Members. Notwithstanding any provision of Paragraph 1 or Paragraph 3 of this Schedule
12.11 to the contrary, the Sunrise Member shall have no liability to the AEW Member for breach of any representation or warranty under Paragraph 1 of this
Schedule 12.11 which:

               (i) the AEW Member actually knew to be untrue prior to the date hereof, or


                            Sch. 12.11 - p. 11 of 11

               (ii) results in an increase in Project Costs; provided further, however, that, with respect to this clause (ii), the Sunrise Member shall be liable for any such breach to the extent that actual Project Costs (in the aggregate for all Properties) exceeds budgeted Project Costs (in the aggregate for all Properties) as set forth in the Development Budgets.





                            Sch. 12.12 - p. 1 of 12